As filed with the Securities and Exchange Commission on October 7, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Charter Communications Operating, LLC

and

Charter Communications Operating Capital Corp.

(Exact name of registrants as specified in their charters)

CCO Holdings, LLC*

(Exact name of registrant guarantor as specified in its charter)

Delaware	4841	43-1843260
Delaware	4841	20-1044453
Delaware	4841	86-1067239
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street

Stamford, Connecticut 06901

(203) 905-7801

(Address, including zip code, and telephone number, including area code, of registrants’ and registrant guarantor’s principal executive offices)

Richard R. Dykhouse

Executive Vice President, General Counsel and Corporate Secretary

400 Atlantic Street

Stamford, Connecticut 06901

(203) 905-7801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4611

(212) 446-4800

*	The companies listed below in the Table of Additional Registrant Guarantors are also included in this Registration Statement on Form S-4 as additional Registrant Guarantors.

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1), (2)
3.579% Senior Secured Notes due 2020	$2,000,000,000	100%	$2,000,000,000	$231,800
4.464% Senior Secured Notes due 2022	$3,000,000,000	100%	$3,000,000,000	$347,700
4.908% Senior Secured Notes due 2025	$4,500,000,000	100%	$4,500,000,000	$521,550
6.384% Senior Secured Notes due 2035	$2,000,000,000	100%	$2,000,000,000	$231,800
6.484% Senior Secured Notes due 2045	$3,500,000,000	100%	$3,500,000,000	$405,650
6.834% Senior Secured Notes due 2055	$500,000,000	100%	$500,000,000	$57,950
Guarantees of 3.579% Senior Secured Notes due 2020(3)	n/a	n/a	n/a	—
Guarantees of 4.464% Senior Secured Notes due 2022(3)	n/a	n/a	n/a	—
Guarantees of 4.908% Senior Secured Notes due 2025(3)	n/a	n/a	n/a	—
Guarantees of 6.384% Senior Secured Notes due 2035(3)	n/a	n/a	n/a	—
Guarantees of 6.484% Senior Secured Notes due 2045(3)	n/a	n/a	n/a	—
Guarantees of 6.834% Senior Secured Notes due 2055(3)	n/a	n/a	n/a	—
Total	$15,500,000,000	—	—	$1,796,450

(1)	The amount of the registration fee paid herewith was calculated, pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(n), no registration fee is payable with respect to the guarantees.
(3)	Guaranteed by CCO Holdings, LLC and the additional Registrant Guarantors listed in the table below.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The following subsidiaries of Charter Communications Operating, LLC will guarantee the notes issued hereunder and are additional Registrant Guarantors under this registration statement. The address, including zip code, and telephone number, including area code, for each of the additional Registrant Guarantors is c/o Charter Communications Operating, LLC, 400 Atlantic Street, Stamford, Connecticut 06901, (203) 905-7801. The primary standard industrial classification number for each of these additional Registrant Guarantors is 4841.

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

AdCast North Carolina Cable Advertising, LLC	Delaware	06-1611033

Alabanza LLC	Delaware	26-0665775

America’s Job Exchange LLC	Delaware	14-1850188

American Cable Entertainment Company, LLC	Delaware	06-1504934

Athens Cablevision, LLC	Delaware	38-2725702

BHN Home Security Services, LLC	Delaware	26-2831653

BHN Spectrum Investments, LLC	Delaware	20-8141882

Bresnan Broadband Holdings, LLC	Delaware	13-4119839

Bresnan Broadband of Colorado, LLC	Colorado	35-2403834

Bresnan Broadband of Montana, LLC	Montana	32-0334681

Bresnan Broadband of Utah, LLC	Utah	30-0667318

Bresnan Broadband of Wyoming, LLC	Wyoming	61-1642737

Bresnan Communications, LLC	Delaware	90-0664229

Bresnan Digital Services, LLC	Delaware	38-3833973

Bresnan Microwave of Montana, LLC	Delaware	36-4691716

Bright House Networks Information Services (Alabama), LLC	Delaware	20-1544201

Bright House Networks Information Services (California), LLC	Delaware	20-1544390

Bright House Networks Information Services (Florida), LLC	Delaware	59-3758339

Bright House Networks Information Services (Indiana), LLC	Delaware	20-1544486

Bright House Networks Information Services (Michigan), LLC	Delaware	20-1544302

Bright House Networks, LLC	Delaware	02-0636401

Cable Equities Colorado, LLC	Delaware	84-1000716

Cable Equities of Colorado Management LLC	Delaware	84-1004751

CC 10, LLC	Delaware	11-3546155

CC Fiberlink, LLC	Delaware	43-1928509

CC Michigan, LLC	Delaware	13-4029981

CC Systems, LLC	Delaware	43-1925731

CC V Holdings, LLC	Delaware	13-4029965

CC VI Fiberlink, LLC	Delaware	20-0310684

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

CC VI Operating Company, LLC	Delaware	43-1864760

CC VII Fiberlink, LLC	Delaware	20-0310704

CC VIII Fiberlink, LLC	Delaware	20-0310844

CC VIII Holdings, LLC	Delaware	38-2558446

CC VIII Operating, LLC	Delaware	38-2558446

CC VIII, LLC	Delaware	13-4081498

CCO Fiberlink, LLC	Delaware	20-0310854

CCO Holdco Transfers VII, LLC	Delaware	47-0970548

CCO LP, LLC	Delaware	47-0981326

CCO NR Holdings, LLC	Delaware	86-1067241

CCO Purchasing, LLC	Delaware	43-1864759

CCO SoCal I, LLC	Delaware	80-0732570

CCO SoCal II, LLC	Delaware	90-0732400

CCO SoCal Vehicles, LLC	Delaware	45-2868853

CCO Transfers, LLC	Delaware	47-0970631

Charter Advanced Services (AL), LLC	Delaware	32-0400319

Charter Advanced Services (CA), LLC	Delaware	80-0890397

Charter Advanced Services (CO), LLC	Delaware	32-0415082

Charter Advanced Services (CT), LLC	Delaware	80-0890773

Charter Advanced Services (GA), LLC	Delaware	38-3897585

Charter Advanced Services (IL), LLC	Delaware	46-1988793

Charter Advanced Services (IN), LLC	Delaware	47-1023144

Charter Advanced Services (KY), LLC	Delaware	47-1034561

Charter Advanced Services (LA), LLC	Delaware	90-0932382

Charter Advanced Services (MA), LLC	Delaware	30-0762559

Charter Advanced Services (MD), LLC	Delaware	81-1622833

Charter Advanced Services (MI), LLC	Delaware	38-3897532

Charter Advanced Services (MN), LLC	Delaware	32-0400643

Charter Advanced Services (MO), LLC	Delaware	32-0400433

Charter Advanced Services (MS), LLC	Delaware	61-1722677

Charter Advanced Services (MT), LLC	Delaware	32-0414720

Charter Advanced Services (NC), LLC	Delaware	80-0891281

Charter Advanced Services (NE), LLC	Delaware	90-0932594

Charter Advanced Services (NH), LLC	Delaware	30-0763042

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Charter Advanced Services (NV), LLC	Delaware	30-0762819

Charter Advanced Services (NY), LLC	Delaware	36-4752850

Charter Advanced Services (OH), LLC	Delaware	47-1022897

Charter Advanced Services (OR), LLC	Delaware	61-1704031

Charter Advanced Services (PA), LLC	Delaware	47-1022857

Charter Advanced Services (SC), LLC	Delaware	46-1943109

Charter Advanced Services (TN), LLC	Delaware	80-0890880

Charter Advanced Services (TX), LLC	Delaware	46-1943601

Charter Advanced Services (UT), LLC	Delaware	46-3166882

Charter Advanced Services (VA), LLC	Delaware	90-0933316

Charter Advanced Services (VT), LLC	Delaware	90-0932933

Charter Advanced Services (WA), LLC	Delaware	80-0891340

Charter Advanced Services (WI), LLC	Delaware	46-1943751

Charter Advanced Services (WV), LLC	Delaware	47-1034638

Charter Advanced Services (WY), LLC	Delaware	38-3911344

Charter Advanced Services VIII (MI), LLC	Delaware	35-2466192

Charter Advanced Services VIII (MN), LLC	Delaware	90-0932548

Charter Advanced Services VIII (WI), LLC	Delaware	46-1943928

Charter Advertising of Saint Louis, LLC	Delaware	43-1475682

Charter Cable Operating Company, LLC	Delaware	75-2775557

Charter Cable Partners, LLC	Delaware	75-2775562

Charter Communications Entertainment I, LLC	Delaware	43-1720016

Charter Communications Entertainment II, LLC	Delaware	43-1720017

Charter Communications Entertainment, LLC	Delaware	43-1723475

Charter Communications of California, LLC	Delaware	47-0989093

Charter Communications Properties LLC	Delaware	43-1792671

Charter Communications Ventures, LLC	Delaware	43-1901566

Charter Communications VI, L.L.C.	Delaware	43-1854208

Charter Communications VII, LLC	Delaware	43-1867193

Charter Communications, LLC	Delaware	43-1659860

Charter Distribution, LLC	Delaware	74-3089287

Charter Fiberlink – Alabama, LLC	Delaware	20-0193389

Charter Fiberlink – Georgia, LLC	Delaware	20-0193674

Charter Fiberlink - Illinois, LLC	Delaware	43-1943035

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Charter Fiberlink – Maryland II, LLC	Delaware	81-2255084

Charter Fiberlink – Michigan, LLC	Delaware	43-1875389

Charter Fiberlink – Missouri, LLC	Delaware	43-1928511

Charter Fiberlink – Nebraska, LLC	Delaware	81-0547765

Charter Fiberlink – Pennsylvania, LLC	Delaware	20-0258623

Charter Fiberlink – Tennessee, LLC	Delaware	20-0193707

Charter Fiberlink AR-CCVII, LLC	Delaware	20-0709081

Charter Fiberlink CA-CCO, LLC	Delaware	43-1943040

Charter Fiberlink CC VIII, LLC	Delaware	43-1793439

Charter Fiberlink CCO, LLC	Delaware	43-1876029

Charter Fiberlink CT-CCO, LLC	Delaware	20-0339366

Charter Fiberlink LA-CCO, LLC	Delaware	20-0709283

Charter Fiberlink MA-CCO, LLC	Delaware	20-0258357

Charter Fiberlink MS-CCVI, LLC	Delaware	20-0709405

Charter Fiberlink NC-CCO, LLC	Delaware	20-0258604

Charter Fiberlink NH-CCO, LLC	Delaware	20-0709514

Charter Fiberlink NV-CCVII, LLC	Delaware	20-0474139

Charter Fiberlink NY-CCO, LLC	Delaware	20-0426827

Charter Fiberlink OH-CCO, LLC	Delaware	20-0709711

Charter Fiberlink OR-CCVII, LLC	Delaware	20-0474232

Charter Fiberlink SC-CCO, LLC	Delaware	43-1943037

Charter Fiberlink TX-CCO, LLC	Delaware	43-1943038

Charter Fiberlink VA-CCO, LLC	Delaware	20-0709822

Charter Fiberlink VT-CCO, LLC	Delaware	20-0258644

Charter Fiberlink WA-CCVII, LLC	Delaware	20-0474261

Charter Helicon, LLC	Delaware	43-1855018

Charter Home Security, LLC	Delaware	47-1496418

Charter Leasing Holding Company, LLC	Delaware	47-4669203

Charter Leasing of Wisconsin, LLC	Delaware	47-4657690

Charter RMG, LLC	Delaware	43-1854203

Charter Stores FCN, LLC	Delaware	03-0475570

Charter Video Electronics, LLC	Delaware	39-1029927

DukeNet Communications Holdings, LLC	Delaware	27-2958210

DukeNet Communications, LLC	Delaware	27-2985707

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Falcon Cable Communications, LLC	Delaware	52-2095705

Falcon Cable Media, a California Limited Partnership	California	95-4455189

Falcon Cable Systems Company II, L.P.	California	95-4582801

Falcon Cablevision, a California Limited Partnership	California	95-4455183

Falcon Community Cable, L.P.	Delaware	95-4455187

Falcon Community Ventures I Limited Partnership	California	95-4455185

Falcon First Cable of the Southeast, LLC	Delaware	95-4258089

Falcon First, LLC	Delaware	95-4258093

Falcon Telecable, a California Limited Partnership	California	95-4455179

Falcon Video Communications, L.P.	Delaware	95-4375518

Helicon Partners I, L.P.	Delaware	22-3337392

Hometown T.V., LLC	Delaware	14-1749551

HPI Acquisition Co. LLC	Delaware	22-3441341

ICI Holdings, LLC	Delaware	13-4074206

Insight Blocker LLC	Delaware	81-2564976

Insight Capital LLC	Delaware	13-4079679

Insight Communications Company, L.P.	Delaware	13-3290944

Insight Communications Midwest, LLC	Delaware	13-4013377

Insight Communications of Central Ohio, LLC	Delaware	13-4017803

Insight Communications of Kentucky, L.P.	Delaware	94-3291448

Insight Interactive, LLC	Delaware	52-2200721

Insight Kentucky Capital, LLC	Delaware	13-4079233

Insight Kentucky Partners I, L.P.	Delaware	94-3291839

Insight Kentucky Partners II, L.P.	Delaware	94-3291449

Insight Midwest Holdings, LLC	Delaware	13-4147884

Insight Midwest, L.P.	Delaware	13-4079232

Insight Phone of Indiana, LLC	Delaware	30-0022765

Insight Phone of Kentucky, LLC	Delaware	30-0022773

Insight Phone of Ohio, LLC	Delaware	20-1397428

Interactive Cable Services, LLC	Delaware	01-0629142

Interlink Communications Partners, LLC	Delaware	84-1437911

Intrepid Acquisition LLC	Delaware	76-0732702

Long Beach, LLC	Delaware	43-1831549

Marcus Cable Associates, L.L.C.	Delaware	75-2775560

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Marcus Cable of Alabama, L.L.C.	Delaware	43-1548562

Marcus Cable, LLC	Delaware	75-2569103

Midwest Cable Communications, LLC	Delaware	41-0963108

NaviSite LLC	Delaware	52-2137343

New Wisconsin Procurement LLC	Delaware	81-2593009

Oceanic Time Warner Cable LLC	Delaware	45-4593273

Parity Assets LLC	Delaware	45-4854395

Peachtree Cable TV, L.P.	Delaware	None

Peachtree Cable TV, LLC	Delaware	43-1943639

Phone Transfers (AL), LLC	Delaware	47-0982109

Phone Transfers (CA), LLC	Delaware	47-0988500

Phone Transfers (GA), LLC	Delaware	47-0984230

Phone Transfers (NC), LLC	Delaware	47-0988629

Phone Transfers (TN), LLC	Delaware	47-0994648

Phone Transfers (VA), LLC	Delaware	47-0999732

Renaissance Media LLC	Delaware	14-1800030

Rifkin Acquisition Partners, LLC	Delaware	84-1317714

Robin Media Group, LLC	Delaware	54-1342676

Scottsboro TV Cable, LLC	Delaware	38-2691210

The Helicon Group, L.P.	Delaware	22-3248703

Time Warner Cable Business LLC	Delaware	35-2466312

Time Warner Cable Enterprises LLC	Delaware	45-4854395

Time Warner Cable Information Services (Alabama), LLC	Delaware	20-0639409

Time Warner Cable Information Services (Arizona), LLC	Delaware	20-4370232

Time Warner Cable Information Services (California), LLC	Delaware	20-0162970

Time Warner Cable Information Services (Colorado), LLC	Delaware	26-2375439

Time Warner Cable Information Services (Hawaii), LLC	Delaware	20-0162993

Time Warner Cable Information Services (Idaho), LLC	Delaware	20-8254896

Time Warner Cable Information Services (Illinois), LLC	Delaware	26-2375576

Time Warner Cable Information Services (Indiana), LLC	Delaware	20-1618562

Time Warner Cable Information Services (Kansas), LLC	Delaware	20-0163009

Time Warner Cable Information Services (Kentucky), LLC	Delaware	20-4370430

Time Warner Cable Information Services (Maine), LLC	Delaware	48-1296576

Time Warner Cable Information Services (Massachusetts), LLC	Delaware	20-0639517

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Time Warner Cable Information Services (Michigan), LLC	Delaware	26-2376102

Time Warner Cable Information Services (Missouri), LLC	Delaware	20-0163031

Time Warner Cable Information Services (Nebraska), LLC	Delaware	20-0597251

Time Warner Cable Information Services (New Hampshire), LLC	Delaware	20-0834759

Time Warner Cable Information Services (New Jersey), LLC	Delaware	20-0605091

Time Warner Cable Information Services (New Mexico), LLC	Delaware	20-8244978

Time Warner Cable Information Services (New York), LLC	Delaware	06-1530234

Time Warner Cable Information Services (North Carolina), LLC	Delaware	05-0563203

Time Warner Cable Information Services (Ohio), LLC	Delaware	20-0163449

Time Warner Cable Information Services (Pennsylvania), LLC	Delaware	20-0639607

Time Warner Cable Information Services (South Carolina), LLC	Delaware	20-0163480

Time Warner Cable Information Services (Tennessee), LLC	Delaware	20-0639795

Time Warner Cable Information Services (Texas), LLC	Delaware	20-0095157

Time Warner Cable Information Services (Virginia), LLC	Delaware	20-4370738

Time Warner Cable Information Services (Washington), LLC	Delaware	20-5690377

Time Warner Cable Information Services (West Virginia), LLC	Delaware	20-1620308

Time Warner Cable Information Services (Wisconsin), LLC	Delaware	20-0163685

Time Warner Cable International LLC	Delaware	32-0423657

Time Warner Cable Internet Holdings III LLC	Delaware	30-0800781

Time Warner Cable Internet Holdings LLC	Delaware	80-0845781

Time Warner Cable Internet LLC	Delaware	13-4008284

Time Warner Cable, LLC	Delaware	81-2545593

Time Warner Cable Media LLC	Delaware	27-4633156

Time Warner Cable Midwest LLC	Delaware	45-4593320

Time Warner Cable New York City LLC	Delaware	45-4593291

Time Warner Cable Northeast LLC	Delaware	45-4593341

Time Warner Cable Pacific West LLC	Delaware	45-4593361

Time Warner Cable Services LLC	Delaware	61-1446887

Time Warner Cable Southeast LLC	Delaware	45-4608839

Time Warner Cable Sports LLC	Delaware	45-1560066

Time Warner Cable Texas LLC	Delaware	45-4608769

TWC Administration LLC	Delaware	90-0882471

TWC Communications, LLC	Delaware	35-2205910

TWC Digital Phone LLC	Delaware	26-0354307

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

TWC Media Blocker LLC	Delaware	81-2620702

TWC News and Local Programming Holdco LLC	Delaware	45-4275480

TWC News and Local Programming LLC	Delaware	45-1560311

TWC Regional Sports Network I LLC	Delaware	45-1560617

TWC Security LLC	Delaware	27-3884185

TWC SEE Holdco LLC	Delaware	20-5421447

TWC Wireless LLC	Delaware	20-3364329

TWC/Charter Dallas Cable Advertising, LLC	Delaware	26-2980350

TWC/Charter Green Bay Cable Advertising, LLC	Delaware	20-4932897

TWC/Charter Los Angeles Cable Advertising, LLC	Delaware	26-1900064

TWCIS Holdco LLC	Delaware	27-3481972

Vista Broadband Communications, LLC	Delaware	52-2085522

VOIP Transfers (AL), LLC	Delaware	47-0999828

VOIP Transfers (CA), LLC	Delaware	47-1000086

VOIP Transfers (GA), LLC	Delaware	47-0999989

VOIP Transfers (NC), LLC	Delaware	47-1010918

VOIP Transfers (TN), LLC	Delaware	47-1010858

VOIP Transfers (VA), LLC	Delaware	47-1011025

Wisconsin Procurement Holdco LLC	Delaware	81-2603589

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 7, 2016

PROSPECTUS

$15,500,000,000

CHARTER COMMUNICATIONS OPERATING, LLC and

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.

Offer to Exchange

New 3.579% Senior Secured Notes due 2020 for any and all outstanding 3.579% Senior Secured Notes due 2020

New 4.464% Senior Secured Notes due 2022 for any and all outstanding 4.464% Senior Secured Notes due 2022

New 4.908% Senior Secured Notes due 2025 for any and all outstanding 4.908% Senior Secured Notes due 2025

New 6.384% Senior Secured Notes due 2035 for any and all outstanding 6.384% Senior Secured Notes due 2035

New 6.484% Senior Secured Notes due 2045 for any and all outstanding 6.484% Senior Secured Notes due 2045

New 6.834% Senior Secured Notes due 2055 for any and all outstanding 6.834% Senior Secured Notes due 2055

•	Charter Communications Operating, LLC (“Charter Operating”) and Charter Communications Operating Capital Corp. (“CCO Capital” and, together with Charter Operating, the “Issuers”) hereby offer to exchange:

•	new $2,000,000,000 aggregate principal amount of 3.579% Senior Secured Notes due 2020 (the “new 2020 notes”), the offer and sale of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the outstanding unregistered $2,000,000,000 aggregate principal amount of their 3.579% Senior Secured Notes due 2020 (the “original 2020 notes”);

•	new $3,000,000,000 aggregate principal amount of 4.464% Senior Secured Notes due 2022 (the “new 2022 notes”), the offer and sale of which have been registered under the Securities Act, for any and all of the outstanding unregistered $3,000,000,000 aggregate principal amount of their 4.464% Senior Secured Notes due 2022 (the “original 2022 notes”);

•	new $4,500,000,000 aggregate principal amount of 4.908% Senior Secured Notes due 2025 (the “new 2025 notes”), the offer and sale of which have been registered under the Securities Act, for any and all of the outstanding unregistered $4,500,000,000 aggregate principal amount of their 4.908% Senior Secured Notes due 2025 (the “original 2025 notes”);

•	new $2,000,000,000 aggregate principal amount of 6.384% Senior Secured Notes due 2035 (the “new 2035 notes”), the offer and sale of which have been registered under the Securities Act, for any and all of the outstanding unregistered $2,000,000,000 aggregate principal amount of their 6.384% Senior Secured Notes due 2035 (the “original 2035 notes”);

•	new $3,500,000,000 aggregate principal amount of 6.484% Senior Secured Notes due 2045 (the “new 2045 notes”), the offer and sale of which have been registered under the Securities Act, for any and all of the outstanding unregistered $3,500,000,000 aggregate principal amount of their 6.484% Senior Secured Notes due 2045 (the “original 2045 notes”); and

•	new $500,000,000 aggregate principal amount of 6.834% Senior Secured Notes due 2055 (the “new 2055 notes,” and together with the new 2020 notes, the new 2022 notes, the new 2025 notes, the new 2035 notes and the new 2045 notes, the “new notes”), the offer and sale of which have been registered under the Securities Act, for any and all of the outstanding unregistered $500,000,000 aggregate principal amount of their 6.834% Senior Secured Notes due 2055 (the “original 2055 notes,” and together with the original 2020 notes, the original 2022 notes, the original 2025 notes, the original 2035 notes, the original 2045 notes, the “original notes”), in each case pursuant to the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of instruction (which together constitute the “exchange offer”).

•	This exchange offer expires at 11:59 p.m., New York City time, on , 2016, unless extended (the “expiration date”).

•	No public market currently exists for the original notes or the new notes. We do not intend to list the new notes on any securities exchange or to seek approval for quotation through any automated quotation system.

This exchange offer is only being made for those original notes that were issued pursuant to Rule 144A and Regulation S promulgated under the Securities Act and which are identified by CUSIP Nos. 161175AR5, 161175AS3, 161175AT1, 161175AU8, 161175AV6, 161175AW4, U16109AK3, U16109AL1, U16109AM9, U16109AN7, U16109AP2 and U16109AQ0. The terms of the new notes are identical in all material respects to those of the original notes, except for certain transfer restrictions and registration rights relating to the original notes. The new notes will be issued pursuant to, and entitled to the benefits of the indenture, dated as of July 23, 2015, by and among the Issuers, CCO Safari II, LLC (“Safari II”) and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), as supplemented by the first supplemental indenture, dated as of July 23, 2015, by and among Safari II, CCH II, LLC, as limited guarantor, the Trustee and the Collateral Agent, the second supplemental indenture, dated as of May 18, 2016, by and among the Issuers, Safari II, the Trustee and the Collateral Agent, and the third supplemental indenture, dated as of May 18, 2016, by and among CCO Holdings, LLC (“CCO Holdings” or the “Parent Guarantor”), the other guarantors party thereto (the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), the Trustee and the Collateral Agent. Each of the Subsidiary Guarantors will unconditionally guarantee the new notes on a senior secured basis, and the Parent Guarantor will guarantee the new notes on a senior unsecured basis.

You should carefully consider the risk factors beginning on page 15 of this prospectus before deciding whether or not to participate in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2016.

INCORPORATION BY REFERENCE; ADDITIONAL INFORMATION

CCO Holdings, LLC, our direct parent company, files annual, quarterly, special reports and other information with the Securities and Exchange Commission (the “SEC”). We are incorporating by reference certain information of the Parent Guarantor, of Charter Communications, Inc. (previously our indirect parent company) and of Time Warner Cable Inc. filed with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Specifically, we incorporate by reference the documents listed below and any future filings of the Parent Guarantor made with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished but not filed) prior to the termination of this exchange offer (collectively, the “SEC Reports”):

•	Charter Communications, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 10, 2016 (the “Annual Report”);

•	Portions of the Charter Communications, Inc. Definitive Proxy Statement filed with the SEC on March 17, 2016 that are incorporated by reference into the Annual Report;

•	Charter Communications, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on April 28, 2016;

•	CCO Holdings, LLC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 15, 2016;

•	Charter Communications, Inc.’s Current Reports on Form 8-K filed with the SEC on February 12, 2016, February 22, 2016, April 7, 2016, April 27, 2016, May 2, 2016, May 18, 2016, May 19, 2016 and May 20, 2016 (in each case excluding any information furnished but not filed);

•	CCO Holdings, LLC’s Current Reports on Form 8-K filed with the SEC on May 24, 2016, June 6, 2016, July 29, 2016, August 1, 2016 and October 7, 2016;

•	The audited consolidated financial statements of Time Warner Cable Inc. on pages 67 to 130 of Time Warner Cable Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 12, 2016; and

•	The unaudited consolidated financial statements of Time Warner Cable Inc. on pages 20 to 46 of Time Warner Cable Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on April 28, 2016.

The information in the above filings speaks only as of the respective dates thereof, or, where applicable, the dates identified therein. You may read and copy any document we file with the SEC at the SEC’s public reference

i

room at 450 Fifth Street, N.W., in Washington, D.C., as well as the SEC’s regional offices. Please call the SEC at 1-800-SEC-0330 for further information relating to the public reference room. These SEC filings are also available to the public at the SEC’s website at www.sec.gov. In addition, our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on Charter’s website (www.charter.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Charter Communications, Inc.

400 Atlantic Street, 10th Floor

Stamford, CT 06901

Attention: Investor Relations

Telephone: (203) 905-7801

In order to ensure timely delivery, Holders must request the information from us no later than five business days prior to the expiration date.

In reliance on Rule 12h-5 under the Exchange Act, neither of the Issuers intends to file annual reports, quarterly reports, current reports or transition reports with the SEC. For so long as the Issuers rely on Rule 12h-5, certain financial information pertaining to the Issuers will be included in the financial statements of CCO Holdings, LLC filed with the SEC pursuant to the Exchange Act.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED INTO THIS PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS AND THE MAILING OF THIS PROSPECTUS SHALL NOT CREATE AN IMPLICATION TO THE CONTRARY.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described in the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus, including the Quarterly Report on Form 10-Q of CCO Holdings, LLC for the quarterly period ended June 30, 2016 (the “Quarterly Report”). Many of the forward-looking statements contained in this prospectus may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, in the Quarterly Report, our other periodic reports and other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

Risks Related to the recently completed Transactions

•	our ability to achieve the synergies and value creation contemplated by (i) the transactions completed pursuant to the Agreement and Plan of Mergers, dated as of May 23, 2015 (the “Merger Agreement”), by and among Time Warner Cable Inc. (“Legacy TWC”), Charter Communications, Inc. prior to the closing of the Merger Agreement (“Legacy Charter”), CCH I, LLC, previously a wholly owned subsidiary of Legacy Charter (“New Charter”) and certain other subsidiaries of New Charter (the “TWC Transaction”) and (ii) the acquisition of Bright House Networks, LLC (“Legacy Bright House”) pursuant to the Contribution Agreement, dated March 31, 2015, by and among Legacy Charter, New Charter, Advance/Newhouse Partnership, A/NPC Holdings LLC, and Charter Communications Holdings, LLC, as amended (the “Bright House Transaction” and, together with the TWC Transaction, the “Transactions”);

•	our ability to promptly, efficiently and effectively integrate acquired operations;

•	managing a significantly larger company than before the completion of the Transactions;

•	diversion of management time on issues related to the integration of the Transactions;

•	changes in Legacy Charter, Legacy TWC or Legacy Bright House operations’ businesses, future cash requirements, capital requirements, results of operations, revenues, financial condition and/or cash flows;

•	disruption in our business relationships as a result of the Transactions;

•	the increase in indebtedness as a result of the Transactions, which will increase interest expense and may decrease our operating flexibility;

•	operating costs and business disruption that may be greater than expected;

•	the ability to retain and hire key personnel and maintain relationships with providers or other business partners; and

•	costs, disruptions and possible limitations on operating flexibility related to, and our ability to comply with, regulatory conditions applicable to us as a result of the Transactions.

Risks Related to Our Business

•	our ability to sustain and grow revenues and cash flow from operations by offering video, Internet, voice, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures;

•	the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, digital subscriber line (“DSL”) providers, fiber to the home providers, video provided over the Internet by (i) market participants that have not historically competed in the multichannel video business, (ii) traditional multichannel video distributors, and (iii) content providers that have historically licensed cable networks to multichannel video distributors, and providers of advertising over the Internet;

•	general business conditions, economic uncertainty or downturn, unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	our ability to develop and deploy new products and technologies, including our cloud-based user interface, Spectrum Guide®, and downloadable security for set-top boxes, and any other cloud-based consumer services and service platforms;

•	the effects of governmental regulation on our business or potential business combination transactions;

•	any events that disrupt our networks, information systems or properties and impair our operating activities or our reputation;

•	the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

•	our ability to comply with all covenants in our indentures and credit facilities any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this prospectus.

SUMMARY

This summary contains a general discussion of our business and the exchange offer. It does not contain all the information that you should consider before making a decision regarding whether to tender your original notes in exchange for new notes. For a more complete understanding of the exchange offer, you should read this entire prospectus, the information incorporated by reference herein and the related documents to which we refer.

The Parent Guarantor is an indirect subsidiary of New Charter (which is now known as Charter Communications, Inc). The Parent Guarantor is a holding company with no operations of its own. Charter Operating and CCO Capital are direct, wholly owned subsidiaries of the Parent Guarantor. Charter Operating is a holding company with no operations of its own. CCO Capital is a company with no operations of its own and no subsidiaries. The Parent Guarantor and its direct and indirect subsidiaries, including Charter Operating and its direct and indirect subsidiaries as well as CCO Capital, are managed by New Charter. The additional Registrant Guarantors are direct and indirect subsidiaries of Charter Operating. For a chart showing our ownership structure, see page 3.

Unless otherwise stated, the discussion in this prospectus of our business and operations includes the business of the Parent Guarantor and its direct and indirect subsidiaries. Unless otherwise stated, all business data included in this summary is as of June 30, 2016.

Charter Operating and CCO Capital are sometimes referred to in this prospectus collectively as the “Issuers” and each individually as an “Issuer.” The terms “we,” “us” and “our” refer to the Parent Guarantor and its direct and indirect subsidiaries on a consolidated basis.

Our Business

We are the second largest cable operator in the United States and a leading broadband communications company providing video, Internet and voice services to residential and business customers. We also sell video and online advertising inventory to local, regional and national advertising customers, and networking and transport services (including cell tower backhaul services) and enterprise-class, cloud-enabled hosting, managed applications to business customers and own and operate regional sports networks and local sports, news and lifestyle channels. Our residential services also include security and home management services.

As of June 30, 2016, we served approximately 25.6 million residential and small and medium business customers. We sell our video, Internet and telephone services primarily on a subscription basis, often in a bundle of two or more services, providing savings and convenience to our customers. Bundled services are available to approximately 99% of our passings, and approximately 62% of our customers subscribe to a bundle of services.

We served approximately 16.9 million residential video customers as of June 30, 2016. We completed an all-digital rollout in the Legacy Charter systems in 2014, and substantially all of those markets now offer over 200 high definition (“HD”) channels and faster Internet speeds. We have launched the Charter Spectrum® brand in our Legacy Charter all-digital markets. Managing the all-digital transition in the Legacy TWC and Legacy Bright House footprint is a key priority and we expect to complete those initiatives by the end of 2018. Digital video enables our customers to access advanced video services such as HD television, video on demand programming, an interactive program guide and digital video recorder service.

We also served approximately 20.7 million residential Internet customers as of June 30, 2016. Our Internet service is available in a variety of download speeds up to 300 megabits per second (“Mbps”) and upload speeds of up to 5 Mbps. Approximately 90% of Legacy Charter’s Internet customers have at least 60 Mbps download speed, compared to approximately 28% at Legacy TWC and 32% at Legacy Bright House.

We provided voice service to approximately 10.3 million residential customers as of June 30, 2016. Our voice services typically include unlimited local and long distance calling to the United States, Canada and Puerto Rico, as well as other locations, plus other features, including voicemail, call waiting and caller ID.

Through Spectrum Business®, we provide scalable, tailored broadband communications solutions to business and carrier organizations, such as video entertainment services, Internet access, business telephone services, data networking and fiber connectivity to cellular towers and office buildings. As of June 30, 2016, we served approximately 2.3 million small and medium business primary service units (“PSUs”), and approximately 90,000 enterprise PSUs. Our advertising sales division, Spectrum Reach®, provides local, regional and national businesses with the opportunity to advertise in individual markets on cable television networks.

For the six months ended June 30, 2016, we generated approximately $8.7 billion in revenue, of which approximately 82% was generated from our residential video, Internet and voice services. For the year ended December 31, 2015, we generated approximately $9.8 billion in revenue, of which approximately 83% was generated from residential video, Internet and voice services. We also generated revenue from providing video, Internet, voice and fiber connectivity services to commercial businesses and from the sale of advertising. Sales from residential Internet and triple play customers (customers receiving all three service offerings, video, Internet and voice) and from commercial services have contributed to the majority of our recent revenue growth.

We have a history of net losses. Our net losses were principally attributable to insufficient revenue to cover the combination of operating expenses, interest expenses that we incur on our debt, depreciation expenses resulting from the capital investments we have made, and continue to make, in our cable properties, amortization expenses related to our customer relationship intangibles and higher non-cash tax expense.

Our Corporate Information

Legacy Charter was organized as a Delaware corporation in 1999. The Parent Guarantor was formed as a Delaware limited liability company and an indirect subsidiary of Legacy Charter in 2003. New Charter was formed as a Delaware limited liability company in 2003. In connection with the Transactions completed on May 18, 2016, New Charter converted to a Delaware corporation, changed its name to Charter Communications, Inc. and became the ultimate indirect parent company of the Parent Guarantor. Charter Operating was organized as a Delaware limited liability company in 1999. CCO Capital was organized as a Delaware corporation in 2004.

Our principal executive offices are located at 400 Atlantic Street, 10th Floor, Stamford, Connecticut 06901. Our telephone number is (203) 905-7801, and we have a website accessible at www.charter.com. Our periodic reports and Current Reports on Form 8-K, and all amendments thereto, are available on this website free of charge as soon as reasonably practicable after they have been filed. The information posted on our website is not incorporated into this prospectus and is not part of this prospectus.

Legal Entity Structure

The chart below sets forth our entity structure and that of our direct and indirect parent companies and subsidiaries. This chart does not include all of our affiliates and subsidiaries and, in some cases, we have combined separate entities for presentation purposes. The equity ownership percentages shown below are approximations. Indebtedness amounts shown below are principal amounts as of June 30, 2016.

(1)	CCO Holdings/CCO Holdings Capital:

5.250% senior notes due 2021 ($500 million aggregate principal amount outstanding)

6.625% senior notes due 2022 ($750 million aggregate principal amount outstanding)

5.250% senior notes due 2022 ($1.25 billion aggregate principal amount outstanding)

5.125% senior notes due 2023 ($1.0 billion aggregate principal amount outstanding)

5.125% senior notes due 2023 ($1.15 billion aggregate principal amount outstanding)

5.750% senior notes due 2023 ($500 million aggregate principal amount outstanding)

5.750% senior notes due 2024 ($1.0 billion aggregate principal amount outstanding)

5.875% senior notes due 2024 ($1.7 billion aggregate principal amount outstanding)

5.375% senior notes due 2025 ($750 million aggregate principal amount outstanding)

5.500% senior notes due 2026 ($1.5 billion aggregate principal amount outstanding)

5.750% senior notes due 2026 ($2.5 billion aggregate principal amount outstanding)

5.875% senior notes due 2027 ($800 million aggregate principal amount outstanding)

(2)	Charter Operating/CCO Capital:

3.579% senior secured notes due 2020 ($2.0 billion principal amount outstanding)

4.464% senior secured notes due 2022 ($3.0 billion principal amount outstanding)

4.908% senior secured notes due 2025 ($4.5 billion principal amount outstanding)

6.384% senior secured notes due 2035 ($2.0 billion principal amount outstanding)

6.484% senior secured notes due 2045 ($3.5 billion principal amount outstanding)

6.834% senior secured notes due 2055 ($500 million principal amount outstanding)

Charter Operating credit facilities (approximately $9.0 billion principal amount outstanding)

Guarantees: The obligations under the Charter Operating credit facilities and the original notes are (and the obligations under the new notes will be) guaranteed by CCO Holdings and the additional Registrant Guarantors, which include the subsidiaries of Charter Operating holding the operating assets of Legacy TWC and Legacy Bright House.

Security Interest: The obligations under the Charter Operating credit facilities and the original notes are (and the obligations under the new notes will be) secured by a first-priority lien on substantially all of the assets of Charter Operating and its subsidiaries, including the subsidiaries of Charter Operating holding the operating assets of Legacy TWC and Legacy Bright House.

Intercompany loans: Charter Operating is the obligor under intercompany loans totaling $1.1 billion as of June 30, 2016, as follows: $640 million owed by Charter Operating to Charter Communications Holding Company, LLC and $494 million owed by Charter Operating to the Parent Guarantor.

(3)	TWC LLC:

5.850% notes due 2017 ($2.0 billion aggregate principal amount outstanding)

6.750% notes due 2018 ($2.0 billion aggregate principal amount outstanding)

8.750% notes due 2019 ($1.25 billion aggregate principal amount outstanding)

8.250% notes due 2019 ($2.0 billion aggregate principal amount outstanding)

5.000% notes due 2020 ($1.5 billion aggregate principal amount outstanding)

4.125% notes due 2021 ($700 million aggregate principal amount outstanding)

4.000% notes due 2021 ($1.0 billion aggregate principal amount outstanding)

5.750% notes due 2031 ($833 million aggregate principal amount outstanding, including £625 million valued at US$833 million as of June 30, 2016 using the exchange rate at such date)

6.550% debentures due 2037 ($1.5 billion aggregate principal amount outstanding)

7.300% debentures due 2038 ($1.5 billion aggregate principal amount outstanding)

6.750% debentures due 2039 ($1.5 billion aggregate principal amount outstanding)

5.875% debentures due 2040 ($1.2 billion aggregate principal amount outstanding)

5.500% debentures due 2041 ($1.25 billion aggregate principal amount outstanding)

5.250% notes due 2042 ($867 million aggregate principal amount outstanding, including £650 million valued at US$867 million as of June 30, 2016 using the exchange rate at such date)

4.500% debentures due 2042 ($1.25 billion aggregate principal amount outstanding)

Guarantees: The TWC LLC notes and debentures are guaranteed by CCO Holdings, Charter Operating, CCO Capital and the Additional Registrant Guarantors (other than TWC LLC), including the subsidiaries of Charter Operating holding the operating assets of Legacy TWC and Legacy Bright House.

Security Interest: The TWC LLC notes and debentures are secured (i) on a pari passu basis with the liens on the collateral securing obligations under the Charter Operating credit agreement and any permitted refinancing thereof and (ii) on a pari passu basis with the liens on the collateral securing the original notes and, following the consummation of the exchange offer, the new notes.

(4)	TWCE:

8.375% debentures due 2023 ($1.0 billion aggregate principal amount outstanding)

8.375% debentures due 2033 ($1.0 billion aggregate principal amount outstanding)

Guarantees: The TWCE debentures are guaranteed by CCO Holdings, Charter Operating, CCO Capital and the Additional Registrant Guarantors (other than TWCE), including the subsidiaries of Charter Operating holding the operating assets of Legacy TWC and Legacy Bright House.

Security Interest: The TWCE debentures are secured (i) on a pari passu basis with the liens on the collateral securing obligations under the Charter Operating credit agreement and any permitted refinancing thereof and (ii) on a pari passu basis with the liens on the collateral securing the original notes, and following the consummation of the exchange offer, the new notes.

The Exchange Offer

Original Notes	3.579% Senior Secured Notes due 2020, CUSIP Nos. 161175AR5 and U16109AK3, originally issued on July 23, 2015.

4.464% Senior Secured Notes due 2022, CUSIP Nos. 161175AS3 and U16109AL1, originally issued on July 23, 2015.

4.908% Senior Secured Notes due 2025, CUSIP Nos. 161175AT1 and U16109AM9, originally issued on July 23, 2015.

6.384% Senior Secured Notes due 2035, CUSIP Nos. 161175AU8 and U16109AN7, originally issued on July 23, 2015.

6.484% Senior Secured Notes due 2045, CUSIP Nos. 161175AV6 and U16109AP2, originally issued on July 23, 2015.

6.834% Senior Secured Notes due 2055, CUSIP Nos. 161175AW4 and U16109AQ0, originally issued on July 23, 2015.

New Notes	3.579% Senior Secured Notes due 2020, the offer and sale of which have been registered under the Securities Act.

4.464% Senior Secured Notes due 2022, the offer and sale of which have been registered under the Securities Act.

4.908% Senior Secured Notes due 2025, the offer and sale of which have been registered under the Securities Act

6.384% Senior Secured Notes due 2035, the offer and sale of which have been registered under the Securities Act.

6.484% Senior Secured Notes due 2045, the offer and sale of which have been registered under the Securities Act.

6.834% Senior Secured Notes due 2055, the offer and sale of which have been registered under the Securities Act.

Background to the Exchange Offer	We are offering to issue new notes in a registered exchange offer in exchange for a like principal amount, like interest rate and maturity and like denomination of our original notes. We are offering to issue these new notes to satisfy our obligations under an exchange and registration rights agreement that we entered into with the initial purchasers of the original notes when we sold the original notes in a transaction that was exempt from the registration requirements of the Securities Act. You may tender your original notes for exchange by following the procedures described under the caption “The Exchange Offer.”

This exchange offer is only being made for those original notes that were issued pursuant to Rule 144A and Regulation S promulgated under the Securities Act and which are identified by the CUSIP numbers identified above.

Tenders; Expiration Date; Withdrawal	The exchange offer will expire at 11:59 p.m., New York City time, on , 2016, which is 20 business days from the date this registration statement is declared effective, unless we extend it. If you decide to exchange your original notes for new notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new notes. You may withdraw any original notes that you tender for exchange at any time prior to the expiration of the exchange offer. If we decide for any reason not to accept any original notes you have tendered for exchange, those original notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer” for a more complete description of the tender and withdrawal procedures.

Accrued Interest on the New Notes and the Original Notes	The new 2020 notes, the new 2022 notes and the new 2025 notes will bear interest from July 23, 2016. The new 2035 notes, the new 2045 notes and the new 2055 notes will bear interest from October 23, 2016.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive. See “The Exchange Offer—Conditions to the Exchange Offer” for a description of the conditions. Other than the federal securities laws, we are not subject to federal or state regulatory requirements in connection with the exchange offer.

Certain Federal Income Tax Considerations	The exchange of original notes for new notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the Exchange Agent.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Consequences of failure to exchange your original notes	Original notes that are not tendered or that are tendered but not accepted will continue to be subject to the restrictions on transfer that are described in the legend on those notes. In general, you may offer or sell your original notes only if such offer or sale is registered under, or such original notes are offered or sold under an exemption from, the Securities Act and applicable state securities laws. We, however, will have no further obligation to issue notes in a registered exchange offer in exchange for the original notes. If you do not participate in the exchange offer, the liquidity of your original notes could be adversely affected.

Consequences of exchanging your original notes	Based on interpretations of the staff of the SEC, we believe that you may offer for resale, resell or otherwise transfer the new notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:

•	acquire the new notes issued in the exchange offer in the ordinary course of your business;

•	are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the new notes issued to you in the exchange offer, and

•	are not an “affiliate” of Charter Operating as defined in Rule 405 promulgated under the Securities Act.

If any of these conditions is not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

Any broker-dealer that acquires new notes in the exchange offer for its own account in exchange for original notes which it acquired through market-making or other trading activities must acknowledge that it will deliver a prospectus when it resells or transfers any new notes issued in the exchange offer. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

Summary Terms of the New Notes

The terms of the new notes we are issuing in this exchange offer and the terms of the original notes of the same series are identical in all material respects, except:

•	the offer and sale of the new notes in the exchange offer have been registered under the Securities Act;

•	the new notes will not contain transfer restrictions and registration rights that relate to the original notes; and

•	the new notes will not contain provisions relating to the payment of additional interest to be made to the holders of the original notes under circumstances related to the timing of the exchange offer.

A brief description of the material terms of the new notes follows:

Issuers	Charter Communications Operating, LLC and Charter Communications Operating Capital Corp.

Notes Offered	$2,000,000,000 aggregate principal amount of 3.579% Senior Secured Notes due 2020;

$3,000,000,000 aggregate principal amount of 4.464% Senior Secured Notes due 2022;

$4,500,000,000 aggregate principal amount of 4.908% Senior Secured Notes due 2025;

$2,000,000,000 aggregate principal amount of 6.384% Senior Secured Notes due 2035;

$3,500,000,000 aggregate principal amount of 6.484% Senior Secured Notes due 2045; and

$500,000,000 aggregate principal amount of 6.834% Senior Secured Notes due 2055.

Maturity	The new 2020 notes will mature on July 23, 2020, the new 2022 notes will mature on July 23, 2022, the new 2025 notes will mature on July 23, 2025, the new 2035 notes will mature on October 23, 2035, the new 2045 notes will mature on October 23, 2045 and the new 2055 notes will mature on October 23, 2055.

Interest Payment Dates	With respect to the new 2020 notes, the new 2022 notes and the new 2025 notes, January 23 and July 23 of each year, beginning on January 23, 2017.

With respect to the new 2035 notes, the new 2045 notes and the new 2055 notes, April 23 and October 23 of each year, beginning on April 23, 2017.

Form and Terms	The form and terms of the new notes will be the same as the form and terms of the original notes except that:

•	the offer and sale of the new notes have been registered under the Securities Act and, therefore, the new notes will not bear legends restricting their transfer; and

•	you will not be entitled to any exchange or registration rights with respect to the new notes and the new notes will not provide for additional interest in connection with registration defaults.

The new notes of a series will evidence the same debt as the original notes of the same series. They will be entitled to the benefits of the indenture governing the original notes and will be treated under the indenture as a single class with the original notes of the same series.

Ranking	The new notes will be:

•	senior obligations of Charter Operating and CCO Capital;

•	pari passu in right of payment with all existing and future senior indebtedness of the Issuers, including obligations under the Charter Operating credit facilities and the Issuers’ guarantees of the TWC LLC notes and debentures and the TWCE debentures;

•	secured by liens on the Collateral (as defined in the “Description of Notes”) on an equal and ratable basis with the obligations under the Charter Operating credit facilities, the TWC LLC notes and debentures, the TWCE debentures and any other first lien obligations, subject to certain permitted liens and effectively equal with such obligations to the extent of the value of the Collateral;

•	effectively senior to all existing and future unsecured indebtedness of Charter Operating and CCO Capital and any future indebtedness of Charter Operating and CCO Capital secured by a junior lien on the Collateral, in each case to the extent of the value of the Collateral securing the obligations under the Notes;

•	structurally subordinated to all existing and future indebtedness and other liabilities of each subsidiary of Charter Operating and CCO Capital that does not guarantee the new notes; and

•	senior in right of payment to all existing and future subordinated obligations of the Charter Operating and CCO Capital.

As of June 30, 2016, the total principal amount of debt and intercompany loans of the Parent Guarantor and its subsidiaries, as adjusted for the consummation of the exchange offer (assuming 100% participation), would have totaled approximately $60.9 billion.

Guarantees	The new notes will be guaranteed (the “Note Guarantees”) by (i) all of the Issuers’ subsidiaries that issue or guarantee any Equally and Ratably Secured Indebtedness (as defined in the “Description of Notes”), including indebtedness under the Charter Operating credit facility, the TWC LLC notes and debentures and the TWCE debentures; and (ii) the Parent Guarantor.

The Note Guarantees will be:

•	senior obligations of the Guarantors;

•	pari passu in right of payment with all existing and future senior indebtedness of the Guarantors (including guarantees of obligations under the Charter Operating credit facility, the TWC LLC notes and debentures and the TWCE debentures);

•	with respect to the Note Guarantees of the Subsidiary Guarantors, secured by liens on the Collateral on an equal and ratable basis with the obligations under the Charter Operating credit facilities, the TWC LLC notes and debentures, the TWCE debentures or guarantees thereof and any other first lien obligations, subject to certain permitted liens;

•	with respect to the Note Guarantee of the Parent Guarantor, unsecured and effectively junior to any secured indebtedness of the Parent Guarantor to the extent of the value of the collateral securing such indebtedness;

•	with respect to the Note Guarantees of the Subsidiary Guarantors, effectively senior to all existing and future unsecured indebtedness of the Subsidiary Guarantors and any future indebtedness of the Subsidiary Guarantors secured by a junior lien on the Collateral, in each case to the extent of the value of the Collateral securing the obligations under the Note Guarantees of the Subsidiary Guarantors;

•	with respect to the Note Guarantees of the Subsidiary Guarantors, structurally subordinated to all existing and future indebtedness and other liabilities of each subsidiary of the Subsidiary Guarantors that does not guarantee the new notes; and

•	senior in right of payment to all existing and future subordinated obligations of the Guarantors.

Security	The new notes and the Note Guarantees will be secured by a pari passu first lien security interest, subject to permitted liens, in the Issuers’ and the Guarantors’ assets that secure the obligations under the Charter Operating credit facilities. The new notes will share equally in the Collateral securing the obligations under the Charter Operating credit facilities. To the extent the collateral agent for the lenders under the Charter Operating credit facilities releases any liens in connection with foreclosure on or other exercise of remedies with respect to the Collateral, the liens on such Collateral securing the new notes and the Note Guarantees and all other Equally and Ratably Secured Indebtedness will also be released. In addition, if the liens on any Collateral securing the Credit Agreement (as defined below) are released, all of the liens on such Collateral securing the new notes will also be released to the extent that the liens on such Collateral securing all other Equally and Ratably Secured Indebtedness will also be released. See “Description of Notes—Collateral.”

Intercreditor Agreement

The collateral agent for the lenders under the Charter Operating credit facilities, the Collateral Agent and the trustee for the TWC LLC notes and debentures and the TWCE debentures have entered into a pari passu intercreditor agreement as to the relative priorities of their respective security interests in the Collateral and certain other matters relating to the administration of such security interests (the “Intercreditor Agreement”). See “Description of Notes—Collateral.”

Optional Redemption	We may redeem all or any part of the new 2020 notes at any time prior to June 23, 2020 at the “make-whole” redemption price specified under “Description of Notes—Optional Redemption.” On or after June 23, 2020, we may redeem all or any part of the new 2020 notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.

We may redeem all or any part of the new 2022 notes at any time prior to May 23, 2022 at the “make-whole” redemption price specified under “Description of Notes—Optional Redemption.” On or after May 23, 2022, we may redeem all or any part of the new 2022 notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.

We may redeem all or any part of the new 2025 notes at any time prior to April 23, 2025 at the “make-whole” redemption price specified under “Description of Notes—Optional Redemption.” On or after April 23, 2025, we may redeem all or any part of the new 2025 notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.

We may redeem all or any part of the new 2035 notes at any time prior to April 23, 2035 at the “make-whole” redemption price specified under “Description of Notes—Optional Redemption.” On or after April 23, 2035, we may redeem all or any part of the new 2035 notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.

We may redeem all or any part of the new 2045 notes at any time prior to April 23, 2045 at the “make-whole” redemption price specified under “Description of Notes—Optional Redemption.” On or after April 23, 2045 , we may redeem all or any part of the new 2045 notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.

We may redeem all or any part of the new 2055 notes at any time prior to April 23, 2055 at the “make-whole” redemption price specified under “Description of Notes—Optional Redemption.” On or after April 23, 2055, we may redeem all or any part of the new 2055 notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.

Restrictive Covenants	The indenture governing the new notes, among other things, restricts Charter Operating’s and the Parent Guarantor’s ability and the ability of certain subsidiaries to:

•	grant liens; or

•	sell all or substantially all assets or merge with or into other companies.

These covenants are subject to important exceptions and qualifications as described under “Description of Notes—Certain Covenants.”

Absence of Established Markets for the New Notes	The new notes are new issuances of securities for which there is currently no market. We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for any quotation system to quote them. Accordingly, we cannot assure you that liquid markets will develop or be maintained.

You should carefully consider all of the information in this prospectus. In particular, you should evaluate the information under “Risk Factors” for a discussion of risks associated with an investment in the Issuers and the new notes.

For more complete information about the new notes, see “Description of Notes.”

RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges on a historical basis for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference; Additional Information.”

	For the Years Ended December 31,					For the Six Months Ended June 30,
	2011	2012	2013	2014	2015	2015	2016
Ratio of Earnings to Fixed Charges(1)	1.16	1.01	—	1.08	1.17	—	1.63

(1)	Earnings for the year ended December 31, 2013 and for the six months ended June 30, 2015 were insufficient to cover fixed charges by $57 million and $69 million, respectively. As a result of such deficiencies, the ratios are not presented above.

For more information on the ratio of earnings to fixed charges, see Exhibit 12.1 filed herewith.

RISK FACTORS

The new notes, like the original notes, entail the following risks. You should carefully consider these risk factors, as well as the other information contained and incorporated by reference in this prospectus, including the sections titled “Risk Factors” in CCO Holdings’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, filed with the SEC on August 15, 2016, before making a decision to continue your investment in the notes or to tender your original notes in exchange for the new notes. In this prospectus, when we refer to “notes,” we are referring to both the original notes and the new notes. Any of the following risks and those in the documents incorporated by reference herein could materially and adversely affect our business, financial condition or results of operations. However, the risks described below and in the documents incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, we may not be able to make payments of principal and interest on the notes, and you may lose all or part of your original investment.

Risks Related to Our Indebtedness, the Exchange Offer and the New Notes

We have a significant amount of debt and may incur significant additional debt, including secured debt, in the future, which could adversely affect our financial health and our ability to react to changes in our business.

We have a significant amount of debt and may (subject to applicable restrictions in our debt instruments) incur additional debt in the future. As of June 30, 2016, the total principal amount of debt and intercompany loans of the Parent Guarantor and its subsidiaries, as adjusted for the consummation of the exchange offer, would have totaled approximately $60.9 billion.

Our significant amount of debt could have consequences, such as:

•	impact our ability to raise additional capital at reasonable rates, or at all;

•	make us vulnerable to interest rate increases, because approximately 13% of borrowings of the Parent Guarantor and its subsidiaries as of June 30, 2016, including the effects of existing interest rate swaps, as adjusted for the consummation of the exchange offer, would have been, and may continue to be, subject to variable rates of interest;

•	expose us to increased interest expense to the extent we refinance existing debt, particularly our bank debt, with higher cost debt;

•	require us to dedicate a significant portion of our cash flow from operating activities to make payments on our debt, reducing our funds available for working capital, capital expenditures, and other general corporate expenses;

•	limit our flexibility in planning for, or reacting to, changes in our business, the cable and telecommunications industries, and the economy at large;

•	place us at a disadvantage compared to our competitors that have proportionately less debt; and

•	adversely affect our relationship with customers and suppliers.

If current debt amounts increase, the related risks that we now face will intensify.

The agreements and instruments governing our debt contain restrictions and limitations that could significantly affect our ability to operate our business, as well as significantly affect our liquidity.

Our credit facilities and the indentures governing our debt contain a number of significant covenants that could adversely affect our ability to operate our business, our liquidity, and our results of operations. These covenants restrict, among other things, our and our subsidiaries’ ability to:

•	incur additional debt;

•	repurchase or redeem equity interests and debt;

•	issue equity;

•	make certain investments or acquisitions;

•	pay dividends or make other distributions;

•	dispose of assets or merge;

•	enter into related party transactions; and

•	grant liens and pledge assets.

Additionally, the Credit Agreement governing the Charter Operating credit facilities (the “Credit Agreement”) requires Charter Operating to comply with a maximum total leverage covenant and a maximum first lien leverage covenant. The breach of any covenants or obligations in our indentures or credit facilities, not otherwise waived or amended, could result in a default under the applicable debt obligations and could trigger acceleration of those obligations, which in turn could trigger cross defaults under other agreements governing our long-term indebtedness. In addition, the secured lenders under the Credit Agreement could foreclose on their collateral, which includes equity interests in our subsidiaries, and exercise other rights of secured creditors.

We depend on generating sufficient cash flow to fund our debt obligations, capital expenditures, and ongoing operations.

We are dependent on our cash on hand and cash flow from operations to fund our debt obligations, capital expenditures and ongoing operations.

Our ability to service our debt and to fund our planned capital expenditures and ongoing operations will depend on our ability to continue to generate cash flow and our access (by dividend or otherwise) to additional liquidity sources at the applicable obligor. Our ability to continue to generate cash flow is dependent on many factors, including:

•	our ability to sustain and grow revenues and cash flow from operations by offering video, Internet, voice, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures;

•	the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, DSL providers, video provided over the Internet and providers of advertising over the internet;

•	general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	the development and deployment of new products and technologies including our cloud-based user interface, Spectrum Guide®, and downloadable security for set-top boxes; and

•	the effects of governmental regulation on our business or potential business combination transactions.

Some of these factors are beyond our control. If we are unable to generate sufficient cash flow or we are unable to access additional liquidity sources, we may not be able to service and repay our debt, operate our business, respond to competitive challenges, or fund our other liquidity and capital needs.

The notes do not impose any limitations on our ability to incur additional debt or protect against certain other types of transactions.

While our other outstanding indebtedness may have some or all of these limitations, the indenture that will govern the notes does not restrict the future incurrence of unsecured indebtedness, guarantees or other obligations, nor does it limit our ability to make investments, to pay dividends and distributions, to our shareholders, to sell certain assets or to enter into “change of control” transactions. Additionally, the indenture that will govern the notes contains only certain limitations on our ability to incur liens. However, these limitations are subject to important exceptions. See “Description of Notes—Certain Covenants—Limitation on Liens.”

The notes and each Note Guarantee are structurally subordinated to present and future liabilities of non-guarantor subsidiaries of Charter Operating.

Substantially all of Charter Operating’s subsidiaries guarantee the notes. However, the notes are structurally subordinated to claims against any subsidiary of Charter Operating that does not guarantee the notes. Generally, claims of creditors of a non-guarantor subsidiary, including trade creditors and claims of preference shareholders (if any) of the subsidiary, will have priority with respect to the assets and earnings of the subsidiary over the claims of creditors of its parent entity, including claims by holders of the notes under the Note Guarantees. In the event of any foreclosure, dissolution, winding up, liquidation, administration, reorganization or other insolvency or bankruptcy proceeding of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to its parent entity as a shareholder. As such, the notes and each Note Guarantee will each be structurally subordinated to the creditors (including trade creditors) and preference shareholders (if any) of Charter Operating’s non-guarantor subsidiaries.

Holders of the notes will not control decisions regarding collateral.

The rights of the holders of the notes with respect to the collateral are subject to an intercreditor agreement (the “Intercreditor Agreement”) among all holders of obligations secured by that collateral on a first-priority basis, including the obligations under the Credit Agreement. Under the Intercreditor Agreement, the Applicable Authorized Representative, which is initially the administrative agent under the Credit Agreement, controls substantially all matters related to the collateral securing the notes pursuant to the terms of the Intercreditor Agreement (see “Description of Notes—Collateral—Intercreditor Arrangements”). The Applicable Authorized Representative may, in connection with an enforcement action, dispose of, release, or foreclose on, or take other actions with respect to, the collateral (including amendments of and waivers under the security documents) with which holders of the notes may disagree or that may be contrary to the interests of holders of the notes, even after a default under the notes. To the extent collateral is released from the lien securing the obligations under the Credit Agreement in connection with foreclosure or enforcement action, even if a default under the notes exists, liens securing the notes will also be released. If the liens on any collateral securing the obligations under the Credit Agreement are released, the liens on such collateral securing the obligations under the notes will also be released to the extent that the liens on such collateral securing all other equally and ratably secured indebtedness will also be released. In addition, the Intercreditor Agreement generally provides that the Applicable Authorized Representative may change, waive, modify or vary the security documents governing such liens without the consent of the holders of the notes (except under certain limited circumstances) and that the security documents governing the liens securing the notes will be automatically changed, waived and modified in the same manner (subject to certain limitations and exceptions).

Rights of the holders of the notes in the collateral may be adversely affected by the failure to perfect liens on certain collateral acquired in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. The Trustee or the Collateral Agent may not monitor, or we may not inform the Trustee or the Collateral Agent of, the future acquisitions of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after acquired collateral. The Collateral Agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the notes against third parties. In addition, as described further herein, even if the liens on collateral acquired in the future are properly perfected, such liens may potentially be avoidable as a preference in any bankruptcy proceeding under certain circumstances. See “—Risks Related to Our Indebtedness, the Exchange Offer and the New Notes—Any future pledge of collateral provided after the notes are issued might be avoided by a trustee in bankruptcy.”

The ability of the Collateral Agent to realize upon the capital stock securing the notes will be automatically limited to the extent the pledge of such capital stock would require the filing with the SEC of separate financial statements for any of our subsidiaries.

Under Rule 3-16 of Regulation S-X, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock of any subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of any class of debt securities then outstanding that are then registered or being registered, such subsidiary would be required to provide separate financial statements to the SEC. As a result, the indenture and the related security documents provide that to the extent that separate financial statements of any of our subsidiaries would be required by the rules of the SEC due to the fact that such subsidiary’s capital stock secures the notes of a series (or any other series of equally and ratably secured indebtedness that is in the form of debt securities, including each series of the TWC LLC notes and debentures and the TWCE debentures), the pledge of such capital stock constituting collateral securing the notes and the equally and ratably secured indebtedness will automatically be limited such that the value of the portion of such capital stock that the holders of the notes may realize upon will, in the aggregate, at no time equal or exceed 20% of the aggregate principal amount of any then outstanding class of debt securities registered with the SEC (with each series of the notes and each series of the TWC LLC notes and debentures and the TWCE debentures constituting a separate class for such purpose). See “Description of Notes—Collateral—Excluded Property.” As a result, holders of the notes could lose the benefit of a portion or all of the security interest securing the notes in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for the Collateral Agent to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary.

Certain assets are excluded from the collateral securing the notes.

Certain assets are excluded from the collateral securing the notes, as described under “Description of Notes—Collateral—Excluded Property.” In addition, no assets of any of our non-guarantor subsidiaries (including any capital stock owned by any such subsidiary) will constitute collateral securing the notes. Furthermore, applicable law requires that a security interest in tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the collateral securing the notes may not be perfected if the Collateral Agent for the notes does not or is not able to take the actions necessary to perfect any of these liens.

It may be difficult to realize the value of the FCC license rights pledged to secure the notes.

The Issuers’ and the Subsidiary Guarantors’ cable and telecommunication license rights constitute part of the collateral that secures the notes and the related Note Guarantees. The ability of the Collateral Agent to foreclose on such collateral on behalf of the holders of the notes may be subject to prior approval by the Federal Communications Commission (the “FCC”) and other governmental authorities. In particular, the Collateral Agent will not be legally permitted to exercise any rights with respect to the FCC license rights upon the occurrence of an event of default if such action would constitute or result in any assignment of any FCC license or any other form of change of control (whether as a matter of law or fact) of the entity holding any FCC license lease unless any necessary prior approval of the FCC is obtained. There can be no assurance that any such required approval can be obtained on a timely basis or at all. This requirement may limit the number of potential bidders for the FCC license rights in any foreclosure and may delay sale, either of which events may have a material adverse effect on the sale price of the FCC license rights. Therefore, the practical value of realizing on the FCC license rights may, without the appropriate consents, prior approval of the FCC and related filings, be limited.

The collateral is subject to casualty risks.

Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. If there is a total or partial loss of any of the pledged collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the notes.

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the Note Guarantees.

The security documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes and the Note Guarantees. For example, so long as no default or event of default under the indenture governing the notes would result therefrom, we may, among other things, without any release or consent by the Trustee or the Collateral Agent, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including repayments of indebtedness).

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes will be released automatically, without your consent or the consent of the Trustee or the Collateral Agent. Under various circumstances, collateral securing the notes will be released automatically, including:

•	a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture;

•	with respect to collateral held by a Guarantor, upon the release of such Guarantor from its Note Guarantee;

•	with respect to collateral that is capital stock, upon the dissolution of the issuer of such capital stock in accordance with the indenture;

•	with respect to the collateral upon any release in connection with a foreclosure or exercise of remedies with respect to that collateral directed by the lenders under the Credit Agreement or holders of other first lien obligations during any period that such representatives control actions with respect to the collateral pursuant to the Intercreditor Agreement; and

•	in whole, upon a Collateral Release Event (as defined in the “Description of Notes”). See “Description of Notes—Collateral—Release.”

The imposition of certain permitted liens could materially adversely affect the value of the collateral.

The collateral securing the notes may also be subject to liens permitted under the terms of the indenture governing the notes, whether arising on or after the date the notes were originally issued. The existence of any permitted liens could materially adversely affect the value of the collateral that could be realized by the holders of the notes as well as the ability of the Collateral Agent to realize or foreclose on such collateral. In addition, the imposition of certain permitted liens will cause the relevant assets to become “excluded property,” which will not secure the notes or the Note Guarantees. See “Description of Notes—Collateral—Excluded Property” for the definition of “excluded property.”

Each Note Guarantee is subject to certain limitations on enforcement and may be limited by applicable laws or subject to certain defenses that may limit its validity and enforceability.

Each Subsidiary Guarantor guarantees the payment of the notes on a first lien senior secured basis. Each Note Guarantee of a Subsidiary Guarantor provides the relevant holders of the notes with a direct claim against such Subsidiary Guarantor. However, the indenture governing the notes provides that each Note Guarantee is limited to the maximum amount that can be guaranteed by the relevant Guarantor without rendering the relevant Note Guarantee, as it relates to that Guarantor, voidable or otherwise ineffective or limited under applicable law, and enforcement of each Note Guarantee is subject to certain generally available defenses.

Enforcement of any of the Note Guarantees against any Guarantor is subject to certain defenses available to Guarantors in the relevant jurisdiction. These laws and defenses generally include those that relate to corporate purpose or benefit, fraudulent conveyance or transfer, voidable preference, insolvency or bankruptcy challenges, financial assistance, preservation of share capital, thin capitalization, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a Guarantor may have no liability or decreased liability under its Note Guarantee depending on the amounts of its other obligations and applicable law. Limitations on the enforceability of judgments obtained in New York courts in such jurisdictions could also limit the enforceability of any Note Guarantee against any Guarantor.

In general, under bankruptcy or insolvency law and other laws, a court could (i) avoid or invalidate all or a portion of a Guarantor’s obligations under its Note Guarantee and/or the related security interest, (ii) direct that the holders of the notes return any amounts paid under a Note Guarantee to the relevant Guarantor or to a fund for the benefit of such Guarantor’s creditors or (iii) take other action that is detrimental to you, typically if the court found that:

•	the relevant Note Guarantee and the related security interest, if applicable, was incurred with actual intent to give preference to one creditor over another, hinder, delay or defraud creditors or shareholders of the Guarantor or, in certain jurisdictions, when the granting of the Note Guarantee or related security interest, if applicable, has the effect of giving a creditor a preference or when the recipient was aware that the Guarantor was insolvent when it granted the relevant Note Guarantee and related security interest, if applicable;

•	the Guarantor did not receive fair consideration or reasonably equivalent value or corporate benefit for the relevant Note Guarantee and related security interest, if applicable, and the Guarantor was: (i) insolvent or rendered insolvent because of the relevant Note Guarantee or related security interest, if applicable; (ii) undercapitalized or became undercapitalized because of the relevant Note Guarantee; or (iii) intended to incur, or believed that it would incur, indebtedness beyond its ability to pay at maturity;

•	the relevant Note Guarantee was held to exceed the corporate objects of the Guarantor or not to be in the best interests or for the corporate benefit of the Guarantor; or

•	the amount paid or payable under the relevant Note Guarantee was in excess of the maximum amount permitted under applicable law.

These or similar laws may also apply to any future guarantee and related security interests granted by any of our subsidiaries pursuant to the indenture (which may also potentially be avoidable as a preference in any bankruptcy proceeding under certain circumstances; see “—Risks Related to Our Indebtedness, the Exchange Offer and the New Notes—Any future pledge of collateral or Note Guarantee provided after the notes are issued might be avoided by a trustee in bankruptcy.”).

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or antecedent debt is secured or satisfied. A court would likely find that a

Guarantor did not receive reasonably equivalent value or fair consideration for its Note Guarantee or the related security interest, if such Guarantor did not substantially benefit directly or indirectly from the issuance of the notes.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred, such that we cannot assure you which standard a court would apply in determining whether a Guarantor was “insolvent” at the relevant time or that, regardless of method of valuation, a court would not determine that a Guarantor was insolvent on that date, or that a court would not determine, regardless of whether or not a Guarantor was insolvent on the date its Note Guarantee or related security interest was issued, that payments to holders of the notes constituted preferences, fraudulent transfers or conveyances on other grounds.

The liability of each Guarantor under its Note Guarantee will be limited to the amount that will result in such Note Guarantee not constituting a preference, fraudulent conveyance or improper corporate distribution or otherwise being set aside. However, there can be no assurance as to what standard a court will apply in making a determination of the maximum liability of each Guarantor. Moreover, in a Florida bankruptcy case, which was reversed by a district court on other grounds and then reinstated by the applicable circuit court of appeals, this kind of provision was found to be ineffective to protect the guarantees. There is a possibility that the entire Note Guarantee may be set aside, in which case the entire liability may be extinguished.

If a court decided that a Note Guarantee (or the related security interest, if applicable) was a preference, fraudulent transfer or conveyance and voided such Note Guarantee, or held it unenforceable for any other reason, you may cease to have any claim in respect of the relevant Guarantor and/or the benefit of the corresponding underlying collateral, and would be a creditor solely of the Issuers and, if applicable, of any other Guarantor under the relevant Note Guarantee which has not been declared void. In the event that any Note Guarantee of a Subsidiary Guarantor is invalid or unenforceable, in whole or in part, or to the extent the agreed limitation of the Note Guarantee obligations apply, the notes would be effectively subordinated to all liabilities of the applicable Subsidiary Guarantor, and if we cannot satisfy our obligations under the notes or any Note Guarantee is found to be a preference, fraudulent transfer or conveyance or is otherwise set aside, we cannot assure you that we can ever repay in full any amounts outstanding under the notes.

Any future pledge of collateral or Note Guarantee provided after the notes are issued might be avoided by a trustee in bankruptcy.

The indenture and the related security documents will require us to grant liens on certain assets that we or any Subsidiary Guarantor acquires. Any future guarantee or additional lien in favor of the Collateral Agent for the benefit of the holders of the notes might be avoidable by the grantor (as debtor-in possession) or by its trustee in bankruptcy or other third parties if certain events or circumstances exist or occur. For instance, if the entity granting a future guarantee or additional lien was insolvent at the time of the grant and if such grant was made within 90 days before that entity commenced a bankruptcy proceeding (or one year before commencement of a bankruptcy proceeding if the creditor that benefited from the guarantee or lien is an “insider” under the U.S. Bankruptcy Code), and the granting of the future guarantee or additional lien enabled the holders of the notes to receive more than they would if the grantor were liquidated under chapter 7 of the U.S. Bankruptcy Code, then such guarantee or lien could be avoided as a preferential transfer. Liens recorded or perfected after the issue date may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. Thus, in any bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing indebtedness is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date. Accordingly, if we or any Subsidiary Guarantor were to file for bankruptcy protection after the issue date of the outstanding notes and any liens granted with respect to the notes or the Note Guarantees had been perfected less than 90 days before the commencement of such bankruptcy proceeding, the liens securing the notes or the Note Guarantees may be particularly subject to challenge as a result of having been delivered after the issue date (even if any liens granted on the issue date of the notes were not subject to any such challenge). To the extent that such challenge succeeded, the holders of the notes would lose the benefit of the security that the collateral was intended to provide.

Rights of the holders of the notes in the collateral securing the notes may be adversely affected by bankruptcy proceedings and the holders of the notes may not be entitled to post-petition interest in any bankruptcy proceeding.

The right of the Collateral Agent for the notes to foreclose upon, repossess and dispose of the collateral securing the notes and the Note Guarantees of the Subsidiary Guarantors upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the Collateral Agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, pursuant to the automatic stay imposed upon a bankruptcy filing, a secured creditor, such as the Collateral Agent for the notes, is prohibited from foreclosing upon or repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without prior bankruptcy court approval (which may not be given under the circumstances). Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional or replacement security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether any payments under the notes could be made following commencement of or during a bankruptcy case or the length of any potential delay in making any such payments post-petition, whether or when the Collateral Agent could foreclose upon, repossess or dispose of the collateral, or whether or to what extent the holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of “adequate protection.”

Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of post-petition interest, costs, expenses and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement to receive other “adequate protection” under federal bankruptcy laws with respect to the unsecured portion of the notes. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the notes.

The Intercreditor Agreement also contains provisions restricting the holders of the notes from filing certain objections in any future bankruptcy to, among other things, a proposed debtor-in-possession financing that satisfied various terms and conditions.

Charter Operating and CCO Holdings are holding companies and will depend on subsidiaries, including non-guarantor subsidiaries, to satisfy their respective obligations under the notes and CCO Holdings’ Note Guarantee.

As holding companies, CCO Holdings and Charter Operating conduct substantially all of their operations through their direct and indirect subsidiaries, which own substantially all of our consolidated assets.

Consequently, the principal source of cash to pay the obligations of Charter Operating under the notes and of CCO Holdings under its Note Guarantee is the cash that our subsidiaries generate from their operations. We cannot assure you that our subsidiaries will be able to, or be permitted to, make distributions to enable Charter Operating and CCO Holdings to make payments in respect of their obligations. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, applicable state laws, regulatory limitations and terms of our debt instruments may limit the ability of Charter Operating and CCO Holdings to obtain cash from our subsidiaries. While the indentures governing certain of our existing notes limit the ability of our subsidiaries to restrict their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions, which may have the effect of significantly restricting the applicability of those limits. In the event Charter Operating or CCO Holdings does not receive distributions from our subsidiaries, Charter Operating may be unable to make required payments under the notes and CCO Holdings may be unable to make required payments under its Note Guarantee.

Changes in our credit rating could adversely affect the market price or liquidity of the notes.

Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the notes. A negative change in our ratings could have an adverse effect on the price of the notes.

If you do not exchange your original notes for new notes, you will continue to have restrictions on your ability to resell them.

The original notes were not offered and sold in a transaction registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your original notes for new notes pursuant to the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the original notes unless such offer or sale is registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, once the exchange offer has terminated, we will no longer be under an obligation to exchange the original notes in a transaction registered under the Securities Act except in the limited circumstances provided in the exchange and registration rights agreement.

In addition, upon consummation of the exchange offer, the aggregate principal amount of original notes will be reduced by the amount of original notes exchanged. Securities with a smaller outstanding principal amount available for trading, or float, generally command a lower price than do comparable securities with a greater float. Therefore, the market price for original notes that are not submitted for exchange or not accepted by us may be adversely affected. A reduced float may also make the trading prices of any original notes that are not exchanged more volatile.

There is currently no public market for the notes and there is no guarantee that an active trading market for the notes may develop. The failure of a market to develop for the notes could adversely affect the liquidity and value of the notes.

There is currently no established public trading market for the original notes or the new notes. We do not intend to apply for listing of any series of the new notes on any securities exchange or for quotation of any series of the new notes on any automated dealer quotation system. A market may not develop for the new notes, and if a market does develop, it may not be sufficiently liquid for your purposes. If an active, liquid market does not develop for the new notes, the market price and liquidity of each series of the new notes may be adversely affected. If any series of the new notes are traded after their initial issuance, they may trade at a discount from their initial offering price.

The liquidity of the trading market, if any, and future trading prices of the original notes and the new notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. The market for the notes may be subject to disruptions that could have a negative effect on the holders of the notes, regardless of our operating results, financial performance or prospects.

The exchange offer may be cancelled or delayed.

We have reserved the right to terminate or withdraw the exchange offer, including solely in respect of one or more series of the original notes, in our sole discretion at any time and for any reason, subject to applicable law. Therefore, even if you properly submit a letter of instruction prior to the expiration date and otherwise comply with the terms and conditions of the exchange offer, the exchange offer may not be consummated. Because of adjustments or other logistical challenges in exchanging original notes for new notes, among other things, the settlement of the exchange offers may be delayed. Accordingly, you may have to wait longer than expected to receive your new notes, during which time you will not be able to effect transfers of your original notes or new notes you are to receive in the exchange offer.

You must comply with the exchange offer procedures in order to receive new, freely tradable new notes.

Delivery of new notes in exchange for original notes tendered and accepted for exchange pursuant to the exchange offer will be made only if such tenders comply with the exchange offer procedures described herein, including the timely receipt by the exchange agent of book-entry transfer of original notes into the exchange agent’s account at DTC (as defined below), as depositary, including an agent’s message (as defined herein). We are not required to notify you of defects or irregularities in tenders of original notes for exchange.

Some holders who exchange their original notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the original notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents selected financial and other data for CCO Holdings and its consolidated subsidiaries and has been derived from (i) the audited consolidated financial statements of CCO Holdings and its subsidiaries for each of the years in the three year period ended December 31, 2015, audited by KPMG, LLP and incorporated by reference in this prospectus, and unaudited internal financial statements prepared by management for the years ended December 31, 2011 and 2012, which are not incorporated by reference herein, and (ii) the unaudited consolidated financial statements of CCO Holdings and its subsidiaries for the six months ended June 30, 2015 and 2016, incorporated by reference in this prospectus. The following information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus, as well as the historical consolidated financial statements and related notes incorporated by reference in this prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	2011	2012	2013	2014	2015	2015	2016
Statement of Operations Data:
Revenues	$7,204	$7,504	$8,155	$9,108	$9,754	$4,792	$8,691
Income (loss) from operations	$1,041	$916	$909	$971	$1,114	$518	$1,247
Interest expense, net	$(772)	$(804)	$(854)	$(889)	$(840)	$(456)	$(662)
Income (loss) before income taxes	$127	$10	$(57)	$75	$144	$(69)	$420
Net income (loss)—CCO Holdings member	$82	$(35)	$(114)	$18	$308	$(97)	$413
Balance Sheet Data (end of period):
Investment in cable properties	$14,810	$14,838	$16,526	$16,623	$16,347	$16,367	$145,223
Total assets	$15,364	$15,372	$17,068	$20,684	$17,480	$16,997	$148,573
Total debt	$11,164	$12,808	$14,181	$17,389	$13,945	$13,896	$62,203
Total CCO Holdings member’s equity (deficit)	$2,398	$615	$717	$512	$1,322	$841	$76,345

On May 18, 2016, we consummated the Transactions. Accordingly, the financial data presented above for the six months ended June 30, 2016 reflect the impact of the Transactions and are not comparable to the prior periods presented and may not be indicative of CCO Holdings’ future financial condition or results of operations. See “Cautionary Statement Regarding Forward-looking Statements—Risks Related to the recently completed Transactions.”

THE EXCHANGE OFFER

Terms of the Exchange Offer

General. We issued the original notes on July 23, 2015 in a transaction exempt from the registration requirements of the Securities Act.

In connection with the sale of original notes, certain holders of the original notes became entitled to the benefits of the exchange and registration rights agreement, dated July 23, 2015, among CCO Safari II, LLC and the representatives of the initial purchasers of the original notes and joined by us and the Guarantors on May 18, 2016.

Under the exchange and registration rights agreement, we became obligated to file a registration statement in connection with an exchange offer, to use our reasonable best efforts to have the exchange offer registration statement declared effective and to use our reasonable best efforts to exchange new notes for the original notes tendered prior thereto within 365 days following May 18, 2016. The exchange offer being made by this prospectus, if consummated within the required time period, will satisfy our obligations under the exchange and registration rights agreement. This prospectus, together with the letter of instruction, is being sent to all beneficial holders of original notes known to us.

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of instruction, we will accept for exchange all original notes properly tendered and not withdrawn on or prior to the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding original notes accepted in the exchange offer. Holders may tender some or all of their original notes pursuant to the exchange offer.

Based on no-action letters issued by the staff of the SEC to third parties, we believe that holders of the new notes issued in exchange for original notes may offer for resale, resell and otherwise transfer the new notes, other than any holder that is an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as the new notes are acquired in the ordinary course of the holders’ business, the holder has no arrangement or understanding with any person to participate in the distribution of the new notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes. A broker-dealer that acquired original notes directly from us cannot exchange the original notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for original notes, where original notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution” for additional information.

We shall be deemed to have accepted validly tendered original notes when, as and if we have given oral or written notice of the acceptance of such notes to the exchange agent. The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving the new notes from the Issuers and delivering new notes to such holders.

If any tendered original notes are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under “— Conditions” without waiver by us, certificates for any such unaccepted original notes will be returned, without expense, to the tendering holder of any such original notes as promptly as practicable after the expiration date.

Holders of original notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of instruction, transfer taxes with respect to the exchange of original notes, pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer.

Expiration Date; Extensions; Amendment. We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the original notes. The term “expiration date” means the expiration date set forth on the cover page of this prospectus, unless we extend the exchange offer, in which case the term “expiration date” means the latest date to which the exchange offer is extended.

In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and issue a public announcement of the extension prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right:

(a) to delay accepting any original notes, to extend the exchange offer or to terminate the exchange offer and not accept original notes not previously accepted if any of the conditions set forth under “—Conditions” shall have occurred and shall not have been waived by us, if permitted to be waived by us, by giving oral or written notice of such delay, extension or termination to the exchange agent, or

(b) to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the original notes. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice. If the exchange offer is amended in a manner determined by us to constitute a material change, we promptly will disclose such amendment in a manner reasonably calculated to inform the holders of the original notes of such amendment. Depending upon the significance of the amendment, we may extend the exchange offer if it otherwise would expire during such extension period.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise, or otherwise communicate any such announcement, other than by making a timely release to an appropriate news agency.

Procedures for Tendering

To tender in the exchange offers, a holder must effect a book-entry transfer of old notes to be tendered in the exchange offer into the account of the exchange agent at The Depository Trust Company (“DTC”) by electronically transmitting its acceptance of the exchange offer through the Automated Tender Offer Program (“ATOP”) maintained by DTC, and delivering to the exchange agent any other required documents. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. To be validly tendered, confirmation of such book-entry transfer and such other required documents must reach the exchange agent before 11:59 p.m., New York City time, on the expiration date. Holders desiring to tender original notes pursuant to ATOP must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC. Except as otherwise provided in this prospectus, delivery of original notes will be deemed made only when the agent’s message is actually received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent, forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the original notes that such participant has received and agrees to be bound by the terms of the letter of instruction and that we may enforce such agreement against such participant.

The tender by a holder of original notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of instruction.

Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

The method of delivery of original notes and all other required documents to the exchange agent is at the election and risk of the holders. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent before 11:59 p.m., New York City time, on the expiration date. No original notes or other documents should be sent to us.

There will be no fixed record date for determining registered holders of original notes entitled to participate in the exchange offer.

Any beneficial holder whose original notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf and comply with the ATOP procedures for book-entry transfer described below on or prior to the expiration date.

All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered original notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which, in the opinion of counsel for us, would be unlawful. We also reserve the right to waive any irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of instruction, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. None of us, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor shall any of them incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent to the tendering holders of original notes, unless otherwise provided in the letter of instruction, as soon as practicable following the expiration date.

In addition, we reserve the right in our sole discretion to:

(a) purchase or make offers for any original notes that remain outstanding subsequent to the expiration date or, as set forth under “— Conditions,” to terminate the exchange offer in accordance with the terms of the registration rights agreement; and

(b) to the extent permitted by applicable law, purchase original notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

By tendering, each holder will represent to us that, among other things,

(a) the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder or other person;

(b) neither such holder nor such other person is engaged in or intends to engage in a distribution of the new notes;

(c) neither such holder or other person has any arrangement or understanding with any person to participate in the distribution of such new notes; and

(d) such holder or other person is not our “affiliate,” as defined under Rule 405 of the Securities Act, or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the original notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment of such accounts, any financial institution that is a participant in DTC’s system may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent’s account with respect to the original notes in accordance with the ATOP procedures for such transfer. Although delivery of the original notes may be effected through book-entry transfer into the exchange agent’s account at DTC and delivery of an agent’s message to the exchange agent, all other required documents (if any) must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of original notes may be withdrawn at any time prior to 11:59 p.m., New York City time, on the expiration date. However, where the expiration date has been extended, tenders of original notes previously accepted for exchange as of the original expiration date may not be withdrawn.

To withdraw a tender of original notes in the exchange offer, you must comply with DTC’s procedures for withdrawal of tenders. Sufficient time should be allowed for completion of the ATOP withdrawal procedures during the normal business hours of DTC. A withdrawal may be effected by a properly submitted “Request Message” through ATOP, which must:

•	specify the name of the DTC participant whose name appears on the security position listing as the owner of such tendered original notes;

•	contain a description of the original notes to be withdrawn, including the principal amount; and

•	be signed by such DTC participant in the same manner as the participant’s name is listed in the applicable agent’s message.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept any original notes for exchange, or exchange any new notes for any original notes, and may terminate or amend the exchange offer before the expiration date, if the exchange offer violates any applicable law or interpretation by the staff of the SEC.

If we determine in our reasonable discretion that the foregoing condition exists, we may:

(1) refuse to accept any original notes and return all tendered original notes to the tendering holders;

(2) extend the exchange offer and retain all original notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered such original notes to withdraw their tendered original notes; or

(3) waive such condition, if permissible, with respect to the exchange offer and accept all properly tendered original notes which have not been withdrawn. If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders, and we will extend the exchange offer as required by applicable law.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as exchange agent for the exchange offer. Any requests for assistance or for additional copies of this prospectus, related materials or documents required in connection with surrenders of original notes for conversion should be directed to The Bank of New York Mellon Trust Company, N.A. addressed as follows:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations- Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Dacia Brown-Jones

Tel: 315-414-3349

Facsimile: 732-667-9408

Email: CT_REORG_UNIT_INQUIRIES@bnymellon.com

Fees and Expenses

We have agreed to bear the expenses of the exchange offer pursuant to the exchange and registration rights agreement. We have not retained any dealer manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection with providing such services.

The cash expenses to be incurred in connection with the exchange offer will be paid by us. Such expenses include fees and expenses of The Bank of New York Mellon Trust Company, N.A. as exchange agent, accounting and legal fees and printing costs, among others.

Accounting Treatment

The new notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. Certain expenses of the exchange offer and the unamortized expenses related to the issuance of the original notes will be amortized over the term of the notes in accordance with the applicable accounting framework.

Consequences of Failure to Exchange

Holders of original notes who are eligible to participate in the exchange offer but who do not tender their original notes will not have any further registration rights, and their original notes will continue to be subject to restrictions on transfer. Accordingly, such original notes may be resold only

•	to us, upon redemption of such original notes or otherwise,

•	so long as the original notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A,

•	in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us,

•	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or

•	under an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

Regulatory Approvals

We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

Other

Participation in the exchange offer is voluntary and holders of original notes should carefully consider whether to accept the terms and condition of this exchange offer. Holders of the original notes are urged to consult their financial and tax advisors in making their own decision on what action to take with respect to the exchange offer.

DESCRIPTION OF NOTES

This description of notes relates to:

•	the 3.579% senior secured notes due 2020 (the “2020 Notes”);

•	the 4.464% senior secured notes due 2022 (the “2022 Notes”);

•	the 4.908% senior secured notes due 2025 (the “2025 Notes”);

•	the 6.384% senior secured notes due 2035 (the “2035 Notes”);

•	the 6.484% senior secured notes due 2045 (the “2045 Notes”); and

•	the 6.834% senior secured notes due 2055 (the “2055 Notes” and, together with the 2020 Notes, the 2022 Notes, the 2025 Notes, the 2035 Notes and the 2045 Notes, the “Notes”),

in each case to be issued by Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. in exchange for a like principal amount of the original notes consisting of: $2,000,000,000 aggregate principal amount of 3.579% Senior Secured Notes due 2020, $3,000,000,000 aggregate principal amount of 4.464% Senior Secured Notes due 2022, $4,500,000,000 aggregate principal amount of 4.908% Senior Secured Notes due 2025, $2,000,000,000 aggregate principal amount of 6.384% Senior Secured Notes due 2035, $3,500,000,000 aggregate principal amount of 6.484% Senior Secured Notes due 2045, and $500,000,000 aggregate principal amount of 6.834% Senior Secured Notes due 2055 (collectively, the “original notes”), issued by CCO Safari II, LLC pursuant to an indenture dated July 23, 2015, by and among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., CCO Safari II, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as collateral agent, as amended and supplemented (the “Indenture”), and assumed by Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. pursuant to a supplemental indenture dated May 18, 2016. Interest on each Note will accrue from the last interest payment date on which interest was paid on the tendered original note in exchange therefor or, if no interest has been paid on such original note, from the date of the original issue of such original note. Any original note that remains outstanding after completion of the exchange offer, together with the Notes, will be treated as a single class of securities under the Indenture.

The 2020 Notes, the 2022 Notes, 2025 Notes, the 2035 Notes, the 2045 Notes and the 2055 Notes, respectively, are each sometimes referred to as a separate “series” of Notes. In this section, we refer to Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. as the “Issuers,” and we sometimes refer to them each as an “Issuer.” We may also refer to Charter Communications Operating, LLC, including its successors, as “Charter Operating.” Such references do not include any subsidiaries of such entities. You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.”

The following description is a summary of the material provisions of the Indenture, the Security Documents (as defined below) and the Intercreditor Agreement (as defined below). It does not restate the Indenture, the Security Documents and the Intercreditor Agreement in their entirety. We urge you to read the Indenture, the Security Documents and the Intercreditor Agreement because they, and not this description, define your rights as Holders of the Notes. The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. Copies of the forms of Indenture, Security Documents and Intercreditor Agreement are available as set forth under “—Additional Information.”

Brief Description of the Notes

The Notes will be:

•	senior obligations of the Issuers;

•	pari passu in right of payment with all existing and future senior indebtedness of the Issuers (including obligations under the Credit Agreement and the Issuers’ guarantees of the Existing TWC Notes);

•	secured by Liens on the Collateral on an equal and ratable basis with the obligations under the Credit Agreement, the Issuers’ guarantees of the Existing TWC Notes and any other First Lien Obligations, subject to Permitted Liens;

•	effectively senior to all existing and future unsecured Indebtedness of the Issuers and any future Indebtedness of the Issuers secured by a junior Lien on the Collateral, in each case to the extent of the value of the Collateral securing the obligations under the Notes;

•	structurally subordinated to all existing and future Indebtedness and other liabilities of each subsidiary of the Issuers that does not guarantee the Notes; and

•	senior in right of payment to all existing and future subordinated obligations of the Issuers.

The Notes will be guaranteed by (i) all of the Issuers’ Subsidiaries that then issue or guarantee any Equally and Ratably Secured Indebtedness (which, on the date hereof, consists of indebtedness under the Credit Agreement and the Existing TWC Notes); and (ii) CCO Holdings, LLC.

The Note Guarantees will be:

•	senior obligations of the Note Guarantors;

•	pari passu in right of payment with all existing and future senior indebtedness of the Note Guarantors (including guarantees of obligations under the Credit Agreement and the Existing TWC Notes);

•	with respect to Subsidiary Guarantors, secured by Liens on the Collateral on an equal and ratable basis with the obligations under the Credit Agreement, the Existing TWC Notes or guarantees thereof and any other First Lien Obligations, subject to Permitted Liens;

•	with respect to CCO Holdings, LLC, unsecured and effectively junior to any secured indebtedness of CCO Holdings, LLC to the extent of the value of the collateral securing such indebtedness;

•	with respect to the Subsidiary Guarantors, effectively senior to all existing and future unsecured Indebtedness of the Subsidiary Guarantors and any future Indebtedness of the Subsidiary Guarantors secured by a junior Lien on the Collateral, in each case to the extent of the value of the Collateral securing the obligations under the Note Guarantees of the Subsidiary Guarantors;

•	with respect to the Subsidiary Guarantors, structurally subordinated to all existing and future Indebtedness and other liabilities of each subsidiary of the Subsidiary Guarantors that does not guarantee the Notes; and

•	senior in right of payment to all existing and future subordinated obligations of the Note Guarantors.

Principal, Maturity and Interest

The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Notes will mature on the dates and will accrue interest at the rates as set forth below:

Series	Maturity	Interest Rate Per Annum
2020 Notes	July 23,2020	3.579%
2022 Notes	July 23,2022	4.464%
2025 Notes	July 23,2025	4.908%
2035 Notes	October 23,2035	6.384%
2045 Notes	October 23,2045	6.484%
2055 Notes	October 23,2055	6.834%

Interest will be payable semi-annually in arrears (i) with respect to the 2020 Notes, the 2022 Notes and the 2025 Notes, on January 23 and July 23 to Holders of record on the immediately preceding January 8 and July 8, respectively, commencing on January 23, 2017, and (ii) with respect to the 2035 Notes, the 2045 Notes and the 2055 Notes, on April 23 and October 23 to Holders of record on the immediately preceding April 8 and October 8, respectively, commencing on October 23, 2016. Interest will accrue (i) with respect to the 2020 Notes, from July 23, 2016, and (ii) with respect to the 2035 Notes, the 2045 Notes and the 2055 Notes, from October 23, 2016. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuers may issue an unlimited principal amount of Additional Notes of any series under the Indenture. The Notes of each series and any Additional Notes of such series subsequently issued under the Indenture will be treated as a single class for all purposes of the Indenture. For purposes of this description, unless otherwise indicated, references to the Notes of a series include the Notes of such series issued on the Issue Date and any Additional Notes of such series subsequently issued under the Indenture.

Optional Redemption

Prior to the Par Call Date (as defined below) with respect to each series of Notes, the Notes of such series, will be redeemable, in whole or in part, at the Issuers’ option, at any time or from time to time, on at least 30 days’ but not more than 60 days’ prior notice to each Holder of the series of Notes to be redeemed, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined below) plus accrued but unpaid interest to but excluding the redemption date (subject to the rights of Holders of Notes of such series on a record date to receive the related interest payment on the related interest payment date).

“Applicable Premium” means with respect to a Note of any series the greater of (A) 1.0% of the principal amount of such Note and (B) on any redemption date, the excess (to the extent positive) of:

(a)	the present value at such redemption date of (i) 100% of the principal amount of such Note on the Par Call Date, plus (ii) all required interest payments due on such Note to and including the Par Call Date (excluding accrued but unpaid interest to the redemption date), computed upon the redemption date using a discount rate equal to the Applicable Treasury Rate at such redemption date plus (A) in the case of the 2020 Notes, 30 basis points, (B) in the case of the 2022 Notes, 40 basis points, (C) in the case of the 2025 Notes, 40 basis points, (D) in the case of the 2035 Notes, 50 basis points, (E) in the case of the 2045 Notes, 50 basis points and (F) in the case of the 2055 Notes, 55 basis points; over

(b)	the outstanding principal amount of such Note;

in each case, as calculated by the Issuer or on behalf of the Issuers by such Person as the Issuers shall designate.

“Applicable Treasury Rate” with respect to a Note of any series means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to the Par Call Date for such Note; provided, however, that if the period from the redemption date to such Par Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Par Call Date” with respect to each Series means:

Series	Par Call Date
2020 Notes	June 23,2020
2022 Notes	May 23,2022
2025 Notes	April 23,2025
2035 Notes	April 23,2035
2045 Notes	April 23,2045
2055 Notes	April 23,2055

On or after the Par Call Date for the Notes of any series, the Issuers may redeem the Notes of such series, in whole or in part, at the Issuers’ option, on at least 30 days, but not more than 60 days, prior notice to the registered holders thereof at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date (subject to the rights of Holders of Notes of such series on a record date to receive the related interest payment on the related interest payment date).

The Trustee shall have no responsibility for calculating the redemption price for any Note.

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. On or before the redemption date, the Issuers will deposit with the Trustee or a paying agent money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes of any series are to be redeemed, the Notes of such series to be redeemed shall be selected in accordance with the procedures of DTC.

Any redemption or notice of any redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of Indebtedness or other corporate transaction or event. Notice of any redemption in respect thereof may be given prior to the completion thereof and may be partial as a result of only some of the conditions being satisfied.

If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion) by the redemption date, or by the redemption date so delayed.

Release of Guarantors

The Note Guarantee of a Subsidiary Guarantor also will be released:

(1)	at the time of a Collateral Release Event;

(2)	at such time as such Subsidiary Guarantor is either: (A) not an issuer or guarantor of any item of indebtedness (whether by repayment or otherwise) and any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such Subsidiary Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its Note Guarantee); or (B) released or relieved as an issuer or guarantor of its obligations of an item of indebtedness (whether by repayment or otherwise) and not an issuer or guarantor of any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such Subsidiary Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its Note Guarantee);

(3)	upon the sale, disposition, exchange or transfer (including through merger, consolidation, amalgamation or otherwise) of (i) all or substantially all of the assets or (ii) any Equity Interests (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the terms of the Indenture; or

(4)	if the Issuers exercise their legal defeasance option or their covenant defeasance option as described under “—Defeasance” or if the obligations of the Issuers under the Indenture are discharged in accordance with the terms of the Indenture.

The Note Guarantee of CCO Holdings, LLC will be released if the Issuers exercise their legal defeasance option as described under “—Defeasance” or if the Issuers’ obligations under the Indenture are discharged in accordance with the terms of the Indenture.

Collateral

Assets Pledged as Collateral

On the Issue Date, the Notes will be secured by first-priority Liens, subject to Permitted Liens, in the assets of the Issuers and the Note Guarantors (other than Excluded Property), whether now owned or hereafter acquired, that secure the obligations under the Credit Agreement and any other First Lien Obligations, including:

•	all Pledged Securities;

•	all Intercompany Obligations;

•	all Additional Collateral;

•	all books, and records pertaining to the Collateral; and

•	to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all collateral security and guarantees given by any Person with respect to any of the foregoing and any Instruments evidencing the foregoing; and

Excluded Property

The Collateral will exclude, and the Liens granted under the Security Documents will not attach to, certain items of property (the “Excluded Property”), including (x) any property to the extent that such grant of a security interest is prohibited by any Requirement of Law, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement (including any joint venture, partnership or limited liability company operating agreement, unless the same relates to a Wholly Owned Subsidiary), instrument or other document evidencing or giving rise to such property except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law or (y) any property that is subject to a purchase money security interest permitted by the Indenture for so long as it is subject to such security interest and (ii) in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Equity Interest of any Foreign Subsidiary constitute Collateral or be required to be pledged under the Security Documents.

In addition, the Equity Interests and indebtedness of any Subsidiary of the Company will constitute Collateral only to the extent that such Equity Interests or indebtedness can secure any series of Notes and the related Note Guarantees (or any other series of Equally and Ratably Secured Indebtedness that is in the form of debt securities, including, without limitation, each series of Existing TWC Notes) without Rule 3-16 of Regulation S-X (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any such Subsidiary due to the fact that such Subsidiary’s Equity Interests or indebtedness secures the Notes and the Note Guarantees (or any other series of Equally and Ratably Secured Indebtedness that is in the form of debt securities, including, without limitation, each series of Existing TWC Notes), then such Equity Interests or indebtedness shall automatically be deemed not to be part of the Collateral securing the Notes and Note Guarantees and any Equally and Ratably Secured Indebtedness (but only to the extent necessary to not be subject to such requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to release the security interests on the Equity Interests or indebtedness that are so deemed to no longer constitute part of the Collateral.

In the event that Rule 3-16 of Regulation S-X is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Equity Interests or indebtedness to secure the Notes of each series and the Note Guarantees (or any other series of Equally and Ratably Secured Indebtedness that is in the form of debt securities, including, without limitation, each series of Existing TWC Notes) in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of any such Subsidiary, then the Equity Interests or indebtedness of such Subsidiary shall automatically be deemed to be a part of the Collateral securing the Notes and Note Guarantees and any Equally and Ratably Secured Indebtedness (but only to the extent such Subsidiary would not be subject to any such financial statement requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject to the Liens under the Security Documents such additional Equity Interests or indebtedness.

In accordance with the limitations set forth in the two immediately preceding paragraphs, Rule 3-16 of Regulation S-X currently provides that the maximum value of such Equity Interests or indebtedness (on an entity-by-entity basis) is less than 20% of the aggregate principal amount of any class of debt securities registered with the SEC that are secured thereby (with each series of Notes, and each series of Existing TWC Notes being a separate class for such purpose). The applicable value of the Equity Interests of any entity is deemed to be the greatest of its par value, book value or market value. The portion of the Equity Interests and indebtedness of the Subsidiaries constituting Collateral securing the Notes and the related Note Guarantees may decrease or increase as the value of such Equity Interests changes as described above (but not, for the avoidance of doubt, above the maximum percentage of such Equity Interests required to be pledged as Collateral).

Sufficiency of Collateral

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the Issuers and the Guarantors industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and other factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—Rights of the holders of the Notes in the collateral securing the Notes may be adversely affected by bankruptcy proceedings and the holders of the Notes may not be entitled to post-petition interest in any bankruptcy proceeding.”

Foreclosure

Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, the Security Documents will provide for (among other available remedies) the foreclosure upon and sale of the Collateral by the Collateral Agent and the distribution of the net proceeds of any such sale to the Holders and the lenders under the Credit Agreement and any other First Lien Obligations on a pro rata basis, subject to any prior Liens on the Collateral. In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the Issuers’ obligations under the Notes.

Certain Bankruptcy Limitations

The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Issuers or the Note Guarantors prior to the Collateral Agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the security is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the security. See “Risk Factors—Risks Relating to the Notes—The value of the collateral securing the notes and the guarantees may not be sufficient to secure post-petition interest.”

Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders would hold secured claims to the extent of the value of the Collateral to which the Holders are entitled and unsecured claims with respect to such shortfall.

Release

The Indenture will provide that Liens on the Collateral will be automatically released with respect to the Notes:

(1)	with respect to any series of Notes, in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes of such series;

(2)	with respect to any series of Notes, in whole, upon satisfaction and discharge of the Indenture with respect to such Notes;

(3)	with respect to any series of Notes, in whole, upon a legal defeasance or covenant defeasance with respect to such Notes as set forth under “—Defeasance”;

(4)	as to any property or asset constituting Collateral that is sold or otherwise disposed of by the Issuers or any Note Guarantor in a transaction not prohibited by the Indenture at the time of such sale or disposition;

(5)	as to any property or assets constituting Collateral owned by a Note Guarantor that is released from its Note Guarantee in accordance with the Indenture;

(6)	with respect to any series of Notes, in whole or in part, with the consent of Holders of the requisite percentage of Notes of such series in accordance with the provisions described below under the caption “—Amendments and Waivers”;

(7)	to the extent required in accordance with the applicable provisions of the Security Documents and the Intercreditor Agreement;

(8)	in whole, upon a Collateral Release Event;

(9)	in accordance with clause (b) and (d) of the covenant described under “—Certain Covenants—Limitation on Liens”; and

(10)	as to any Collateral at such time as such Collateral (A) no longer secures indebtedness previously secured and does not secure any Equally and Ratably Secured Indebtedness (or such Collateral will no longer secure any Equally and Ratably Secured Indebtedness substantially concurrently with such release of Liens on such Collateral) or (B) does not secure any Equally and Ratably Secured Indebtedness (or such Collateral will no longer secure any Equally and Ratably Secured Indebtedness substantially concurrently with such release of Liens on such Collateral).

provided, however, that, in the case of any release in whole pursuant to clauses (1), (2) or (3) above, all amounts owing to the Trustee under the Indenture with respect to such series of Notes have been paid or duly provided for.

Upon compliance by the Issuers with the conditions precedent set forth above, and delivery to the Trustee of an Officers’ Certificate and Opinion of Counsel, the Trustee or the Collateral Agent shall promptly execute and deliver such documents and other instruments and make or authorize the making of such filings and registrations as may be requested and provided by the Issuers to evidence the release and reconveyance to the Issuers or the applicable Note Guarantor of the applicable Collateral.

Any certificate or opinion required by Section 314(d) of the Trust Indenture Act in connection with obtaining the release of Collateral may be made by an Officer of Charter Operating, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Notwithstanding anything to the contrary in this “Description of Notes” section, the Issuers and its Subsidiary Guarantors will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine in good faith, based on the advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or the relevant portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

Control over Common Collateral and Enforcement of Liens

The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default under the Indenture:

•	is subject to the provisions of the Intercreditor Agreement;

•	in the case of assets that are subject to Permitted Liens, is subject to the terms of the agreements governing those Permitted Liens;

•	with respect to any Collateral, is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against the Issuers or a Note Guarantor prior to the Collateral Agent having repossessed and disposed of the Collateral; and

•	in the case of Collateral constituting real property, could also be significantly impaired by restrictions under applicable law.

If the net proceeds of any of the Collateral were not sufficient to repay all amounts due on the Notes and the Indenture, the Holders (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Issuers and the Note Guarantors.

Intercreditor Arrangements

The Collateral Agent, on behalf of the Trustee and the Holders of Notes, and the Administrative Agent, on behalf of the secured parties under the Credit Agreement and the Existing TWC Notes, entered into the Intercreditor Agreement on May 18, 2016. Any future holders of other First Lien Obligations will be represented by their collateral agent which will become party to the Intercreditor Agreement as their authorized representative (together with the Collateral Agent and the Administrative Agent, each, an “Authorized Representative”). The Intercreditor Agreement provides for the priorities and other relative rights among the Holders of the Notes, the holders of the obligations under the Credit Agreement and the Existing TWC Notes and the holders of any other First Lien Obligations, including, among other things, that:

(1)	notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on the Collateral securing the Notes, the obligations under the Credit Agreement and the Existing TWC Notes and any other First Lien Obligations, the Liens securing all such Indebtedness shall be of equal priority as among the parties to the Intercreditor Agreement subject to the provisions described below with respect to Impairments;

(2)	if an event of default has occurred and is continuing under any First Lien Obligations, and any Authorized Representative for, or holder of, First Lien Obligations is taking action to enforce rights or exercise remedies in respect of any Collateral, or receives any payment with respect to the Collateral under any other intercreditor agreement, or any distribution is made with respect to any Collateral in any insolvency or liquidation proceeding of the Issuers or any Note Guarantor, then the proceeds of any sale, collection or other liquidation of any such Collateral by the Collateral Agent, such Authorized Representative or any holders of such First Lien Obligations, as the case may be, will be applied, subject to the provisions below with respect to Impairments:

•	first, to the payment of all amounts owing to each Authorized Representative (as hereinafter defined) (in each case, in its capacity as such) pursuant to the terms of any documents governing First Lien Obligations;

•	second, on a ratable basis, to amounts owing to (1) the holders of the obligations under the Credit Agreement and the Existing TWC Notes, (2) the Holders of the Notes and the Trustee (for allocation in accordance with the terms of the Indenture) and (3) the holders of any other First Lien Obligations; and

•	third, after payment in full of all First Lien Obligations, allocated to the Issuers and the Note Guarantors or as a court of competent jurisdiction may direct; and

(3)	the obligations in respect of the Notes, the Credit Agreement and any other First Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, refunded, refinanced or otherwise amended from time to time, in each case, to the extent permitted by the Indenture, the Credit Agreement and the documents governing such other First Lien Obligations, without affecting the Lien priority or relative rights of the holders of First Lien Obligations.

The Intercreditor Agreement also provides that only the Applicable Authorized Representative (as defined below) has the right to exercise, or refrain from exercising, any right or remedies and take any other actions with respect to the Collateral. The “Applicable Authorized Representative” shall be the Administrative Agent until the earlier of the date no obligations under the Credit Agreement are secured by the Collateral and the Non-Controlling Authorized Representative Enforcement Date and, thereafter, the Authorized Representative of the series of First Lien Obligations (other than any Existing TWC Notes) representing the largest principal amount outstanding of any then outstanding series of First Lien Obligations (such Authorized Representative, the “Major Non-Controlling Authorized Representative”). For purposes of the forgoing, the Notes will be deemed to be a single “series” of First Lien Obligations.

The “Non-Controlling Authorized Representative Enforcement Date” means, with respect to any representative of First Lien Obligations that is not the Applicable Authorized Representative (each, a “Non-Controlling Authorized Representative”) in respect of any Collateral, the date that is 90 days (throughout which 90-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default with respect to the First Lien Obligations for which such Non-Controlling Authorized Representative is the Authorized Representative and (b) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative stating that (i) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default with respect to the First Lien Obligations for which such Non-Controlling Authorized Representative is the Authorized Representative has occurred and is continuing and (ii) the First Lien Obligations with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise); provided, however, that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur (and shall be deemed not to have occurred for all purposes hereof) (A) at any time the Applicable Authorized Agent has commenced and is diligently pursuing any enforcement action with respect to such Collateral or (B) at any time the applicable Issuer or the applicable Note Guarantor that has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

The Applicable Authorized Agent shall not be required to follow any instructions or directions with respect to the Collateral from any Non-Controlling Authorized Representative. No Authorized Representative or other holder of any First Lien Obligations (other than the Applicable Authorized Representative) will commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral, it being agreed that only the Applicable Authorized Representative shall be entitled to take any such actions or exercise any such rights, remedies and powers with respect to the Collateral.

Notwithstanding the equal priority of the Liens as among the parties to the Intercreditor Agreement, the Applicable Authorized Representative may deal with the Collateral as if the Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or other holder of First Lien Obligations may contest, protest or object to any foreclosure proceeding or action brought by Applicable Authorized Representative. The Collateral Agent and each other Authorized Representative will agree that they and the holders of the First Lien Obligations they represent will not challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any insolvency or liquidation proceeding), (a) the validity, attachment, creation, perfection, priority or enforceability of a Lien held by or on behalf of any other holder of First Lien Obligations in the Collateral, (b) the validity, enforceability or effectiveness of any First Lien Obligations or the related security documents or (c) any of the provisions of the Intercreditor Agreement.

None of the holders of First Lien Obligations will be entitled to institute any suit or proceeding, or assert in any suit or proceeding any claim, against the Collateral Agent or any other holder of First Lien Obligations seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral. In addition, none of the holders of First Lien Obligations will be entitled to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral; provided, however, that nothing in the Intercreditor Agreement shall be construed to prevent or impair the rights of any Authorized Representative or any holder of First Lien Obligations to enforce the Intercreditor Agreement. If any holder of First Lien Obligations obtains possession of any Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the other First Lien Obligations, then it must hold such Collateral, proceeds or payment in trust for the other holders of First Lien Obligations having a security interest in such Collateral and promptly transfer such Collateral, proceeds or payment to the Collateral Agent to be distributed in accordance with the provisions described above.

Notwithstanding the foregoing, with respect to any Collateral on which a third party (other than a holder of First Lien Obligations) has a Lien that is junior in priority to the Lien of any First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the Lien of any other First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the First Lien Obligations with respect to which such impairment exists. Additionally, if a court of competent jurisdiction determines that any series of First Lien Obligations is not enforceable or that the Liens securing such series of First Lien Obligations are not valid and properly perfected, the holders of such series of First Lien Obligations (and not the holders of any other series of First Lien Obligations) shall bear the consequences thereof and distributions described above will be adjusted accordingly. The provisions described above with respect to Intervening Creditors and determinations of unenforceability that result in a series of First Lien Obligations receiving lesser distributions that other series of First Lien Obligations from the Collateral are referred to herein as “Impairments” with respect to such series of First Lien Obligations.

Under the Intercreditor Agreement, if at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Collateral, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes and each other series of First Lien Obligations upon such Collateral will automatically be released and discharged. However, any proceeds of any Collateral realized therefrom will be applied in accordance with the terms of the Intercreditor Agreement. In addition, if the Liens on any Collateral securing the Credit Agreement are released, all of the Liens on such Collateral securing the Notes will also be released to the extent that the Liens on such Collateral securing all other Equally and Ratably Secured Indebtedness is released.

Each Authorized Representative of any series of First Lien Obligations, for itself and on behalf of the holders of First Lien Obligations of such series, will agree that, if the Issuers or any of the Note Guarantors becomes subject to a bankruptcy case and, as debtor-in-possession, moves for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, none of the holders of First Lien Obligations will be entitled to raise any objection to any such financing or to the Liens or court ordered charges, if applicable, on the Collateral securing any such financing (“DIP Financing Liens”) or to any use of cash collateral that constitutes Collateral, in each case unless the Applicable Authorized Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Collateral for the benefit of the holders of First Lien Obligations represented by the Applicable Authorized Representative, each holder of First Lien Obligations not represented by the Applicable Authorized Representative will subordinate its Liens with respect to such Collateral on the same terms as the Liens of the holders of First Lien Obligations represented by the Applicable Authorized Representative (other than any such Liens constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Collateral granted to secure the First Lien Obligations of the holders of First Lien Obligations represented by the Applicable Authorized Representative, each holder of First Lien Obligations not represented by the Applicable Authorized Representative will confirm the priorities with respect to such Collateral as set forth in the Intercreditor Agreement), in each case so long as:

(1)	the holders of First Lien Obligations retain the benefit of their Liens on all such Collateral subject to the DIP Financing Liens, including proceeds thereof arising after the commencement of the bankruptcy case, with such Liens having the same priority with respect to Liens of the holders of any other First Lien Obligations (other than any such Liens constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;

(2)	the holders of First Lien Obligations are granted Liens on any additional collateral provided to the holders of any other First Lien Obligations as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with such Liens having the same priority with respect to Liens of the holders of any other First Lien Obligations (other than any such Liens constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;

(3)	if any amount of such DIP Financing or cash collateral is applied to repay any First Lien Obligations, such amount is applied in accordance with the provisions described above with respect to distributions from proceeds of Collateral; and

(4)	if the holders of First Lien Obligations are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied in accordance with the provisions described above with respect to distributions from proceeds of Collateral;

provided, however, that the holders of First Lien Obligations will have a right to object to the grant, as security for the DIP Financing, of a Lien on any assets subject to Liens in favor of holders of such First Lien Obligations that shall not constitute Collateral; and provided further, that any holder of First Lien Obligations receiving adequate protection granted in connection with the DIP Financing or such use of cash collateral shall not object to any other holder of First Lien Obligations receiving adequate protection comparable to any such adequate protection granted to such holder of First Lien Obligations. All holders of First Lien Obligations shall acknowledge that the First Lien Obligations may, subject to the limitations set forth in the Security Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the Intercreditor Agreement defining the relative rights of the holders of First Lien Obligations.

Certain Covenants

Limitation on Liens

(a)	Charter Operating will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, Incur any Lien on any of its assets (including Equity Interests of a Subsidiary), whether owned at the Issue Date or thereafter acquired, securing Indebtedness for Borrowed Money, other than Permitted Liens, without effectively providing that the Notes shall be secured, equally and ratably, on such assets of Charter Operating or such Material Subsidiary with (or prior to) the Indebtedness for Borrowed Money so secured for so long as such Indebtedness for Borrowed Money is so secured.

(b)	Any Lien created for the benefit of the Holders of the Notes pursuant to clause (a) immediately above shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the Holders of the Notes.

(c)	Additionally, prior to a Collateral Release Event, Charter Operating will not, and will not permit any Subsidiary to, directly or indirectly, Incur any Lien on any of its properties (including Equity Interests of a Subsidiary), whether owned at the Issue Date or thereafter acquired, to secure Equally and Ratably Secured Indebtedness without effectively providing that the Notes shall be secured equally and ratably on the assets of Charter Operating or such Subsidiary with the Equally and Ratably Secured Indebtedness so secured for so long as such Indebtedness for Borrowed Money is so secured.

(d)	Any Lien created for the benefit of the Holders of the Notes pursuant to clause (c) immediately above will provide by its terms that such Lien will be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the Holders of the Notes.

(e)	This covenant requires only equal and ratable treatment in the application of proceeds of collateral and does not require that the Trustee have any ability to control the Collateral or the enforcement of remedies.

(f)	The reference to assets in clause (a) above means the assets of Charter Operating or any Material Subsidiary at the time of Incurrence of the Lien.

Merger and Consolidation

Charter Operating will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person (other than a Subsidiary Guarantor), unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Charter Operating) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of Charter Operating under the Notes and the Indenture and the Successor Company (if not Charter Operating) shall, by supplement to the security documents, assume all obligations of Charter Operating under the Security Documents and make;

(2)	immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing; and

(3)	Charter Operating shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the requirements of the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Charter Operating, which properties and assets, if held by Charter Operating instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Charter Operating on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Charter Operating.

The Successor Company will be the successor to Charter Operating and shall succeed to, and be substituted for, and may exercise every right and power of, Charter Operating under the Indenture, and the predecessor company, except in the case of a lease, shall be released from its obligations under the Indenture, any Security Documents and the Intercreditor Agreement, including the obligation to pay the principal of and interest on the Notes.

For the avoidance of doubt, this covenant will not apply to transactions by and among Charter Operating and its Subsidiaries.

Future Subsidiary Guarantors

Prior to the occurrence of a Collateral Release Event, Charter Operating will cause any Subsidiary (other than the Issuer) that is an obligor of, or issues a Guarantee with respect to, any Equally and Ratably Secured Indebtedness, to, in each case, within 15 days, (1) execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture and (2) grant a Lien on its property and assets for the benefit of the Holders and the Trustee, to the extent required pursuant to the covenant described under “—Limitation on Liens.”

Reports

Charter Operating shall file with the Trustee, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the SEC. Charter Operating shall also comply with the other provisions of Trust Indenture Act Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

With respect to any original notes that have not been exchanged for notes in a transaction registered under the Securities Act of 1933, as amended, Charter Operating shall provide the Trustee and the Holders of the Notes with (i) annual consolidated financial statements of Charter Operating audited by Charter Operating’s independent public accountants within 90 days after the end of each Fiscal Year of Charter Operating and (ii) unaudited quarterly consolidated financial statements (including a balance sheet, income statement and cash flow statement for the fiscal quarter or quarters then ended and the corresponding fiscal quarter or quarters from the prior year) within 45 days of the end of each of the first three fiscal quarters of each Fiscal Year of Charter Operating. Such annual and quarterly financial statements will be prepared in accordance with GAAP.

Notwithstanding anything to the contrary set forth above, for so long as the Issuers are direct or indirect majority-owned subsidiaries of any Parent (or other Person which, directly or indirectly, owns a majority of the outstanding common equity interests of Charter Operating), if (i) such Parent (or other Person which, directly or indirectly, owns a majority the outstanding common equity interests of Charter Operating) has provided a guarantee with respect to the Notes and has furnished the Holders of the Notes or filed electronically with the SEC the reports described in the preceding paragraphs with respect to such Parent (or other Person which, directly or indirectly, owns a majority of the outstanding common Equity Interests of Charter Operating) (including any consolidating financial information required by Regulation S-X relating to the Issuers), or (ii) such Parent (or other Person which, directly or indirectly, owns a majority the outstanding common equity interests of Charter Operating) has furnished the Holders of the Notes or filed electronically with the SEC the reports described in the preceding paragraphs with respect to such Parent (or other Person which, directly or indirectly, owns a majority of the outstanding common Equity Interests of Charter Operating) (including any consolidating financial information required by Regulation S-X relating to the Issuers) and such reports include a brief explanation (or such explanation is otherwise made available to the Holders) of the material differences between the financial statements of such Parent and that of Charter Operating, then in each case, the Issuers shall be deemed to be in compliance with this covenant.

Any information filed with the SEC and available at www.SEC.gov or made available on any Parent’s website shall be deemed transmitted, filed and delivered as required under this covenant.

Events of Default

Each of the following is an Event of Default with respect to a series of Notes:

(1)	a default in the payment of interest on such series of Notes when due, continued for 30 days;

(2)	a default in the payment of principal of any note of such series when due at maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)	the failure by the Issuers or any Note Guarantor to comply for 90 days after notice with its covenants or other agreements (other than those described in clauses (1) and (2) above) contained in the Indenture;

(4)	certain events of bankruptcy, insolvency or reorganization of the Issuers or any Subsidiary Guarantor that is a Significant Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) (the “bankruptcy provisions”);

(5)	any Note Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary (or Note Guarantees of any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and/or the Indenture) or any Note Guarantor denies or disaffirms its obligations under its Note Guarantee; and

(6)	a material portion of the Collateral ceases to be subject to the Liens of the Security Documents (other than in accordance with the terms of the Indenture and the Security Documents) or any Issuer or Guarantor denies or disaffirms its obligations under the Security Documents to which it is party.

However, a default under clause (3) will not constitute an Event of Default with respect to a series of Notes until the Trustee or the Holders of 30% in principal amount of the outstanding Notes of such series notify the Issuers of the default and the Issuers do not cure such default within the time specified after receipt of such notice.

If an Event of Default with respect to a series of Notes occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes of such series may declare the principal of and accrued but unpaid interest on all the Notes of such series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to the bankruptcy provisions (with respect to Charter Operating) occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes of a series may rescind any such acceleration with respect to the Notes of such series and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture or the Security Documents at the request or direction of any of the Holders of a series of Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to the Intercreditor Agreement, except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a note of a series may pursue any remedy with respect to the Indenture or the Notes of such series unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 30% in principal amount of the outstanding Notes of such series have requested the Trustee to pursue the remedy;

(3)	such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	Holders of a majority in principal amount of the outstanding Notes of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to the terms of the Intercreditor Agreement and certain other restrictions, the Holders of a majority in principal amount of the outstanding Notes of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a note of such series or that would involve the Trustee in personal liability.

If a Default occurs, is continuing and is known to the Trustee, the Trustee must transmit to each Holder of the Notes of each series to which such Default applies notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interest of the Holders of the Notes. In addition, the Issuers are required to deliver to the Trustee, within 120 days after the end of each Fiscal Year of Charter Operating, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults.

Amendments and Waivers

Subject to certain exceptions, the Indenture, the Intercreditor Agreement and the Security Documents may be amended with respect to the Notes of a series with the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any past Default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding. However, without the consent of each Holder of an outstanding note of a series affected thereby, an amendment or waiver may not, among other things:

(1)	reduce the amount of Notes whose Holders must consent to an amendment;

(2)	reduce the rate of or extend the time for payment of interest on any such note;

(3)	reduce the principal of or change the maturity date of any such note;

(4)	change the provisions applicable to the redemption of any such note as described under “—Optional Redemption” (other than the timing for the notice of redemption);

(5)	make any such note payable in money other than that stated in the note;

(6)	impair the right of any Holder of such Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; provided, however, that an acceleration of such Notes may be rescinded and any payment default that resulted from such acceleration may be waived by the Holders of at least the percentage of aggregate principal amount of the Notes of such series required to amend the covenant or provision contained in the Indenture or any Note Guarantee, the breach of which resulted in such acceleration; or

(7)	make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions.

Notwithstanding the preceding, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes of a series then outstanding, no amendment or waiver may make any change in any Security Document, the Intercreditor Agreement or the provisions in the Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens securing the Obligations in respect of the Notes of such series on all or substantially all of the Collateral.

Notwithstanding the preceding, without the consent of any Holder of the Notes, the Issuers, the Note Guarantors and the Trustee may amend the Indenture, the Intercreditor Agreement, any Note Guarantee or the Security Documents:

(1)	to cure any ambiguity, mistake, omission, defect or inconsistency;

(2)	to provide for the assumption by a successor Person of the obligations of the Issuers or any Note Guarantor under the Indenture or the Security Documents;

(3)	to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

(4)	to add Guarantees with respect to the Notes or to add additional Collateral to secure the Notes and the Note Guarantees;

(5)	to add to the covenants of the Issuers or any Note Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuers or any Note Guarantor;

(6)	to make any change that does not adversely affect the rights of any Holder;

(7)	to conform the text of the Indenture, the Notes, any Note Guarantee, the Intercreditor Agreement or any Security Document to any provision of this “Description of Notes;

(8)	to make any amendment to the provisions of the Indenture relating to the transfer and legending of notes; provided, however, that (a) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer notes;

(9)	to release Collateral from the Lien securing the Notes when permitted or required by the Security Documents, the Indenture or the Intercreditor Agreement;

(10)	to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(11)	to issue exchange notes and related Note Guarantees as provided for in the registration rights agreement relating to the Notes; or

(12)	to release a Note Guarantor pursuant to the terms of the Indenture.

The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuers are required to transmit to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Neither the Issuers nor any Affiliate of the Issuers may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Transfer

The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Issuers may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and Discharge

When (1) the Issuers deliver to the Trustee all outstanding Notes of a series for cancelation or (2) all outstanding Notes of a series have become due and payable, whether at maturity or on a redemption date as a result of the transmitting of a notice of redemption, and, in the case of clause (2), the Issuers irrevocably deposit with the Trustee money, U.S. Government Obligations or any combination thereof sufficient to pay at maturity or upon redemption all outstanding Notes of such series, including interest thereon to maturity or such redemption date, and if in either case the Issuers pay all other sums payable under the Indenture by us with respect to such series, then the Indenture shall, subject to certain exceptions, cease to be of further effect with respect to that series.

Defeasance

At any time, Issuers may terminate all their obligations under the Indenture with respect to a series of Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes of such series, to replace mutilated, destroyed, lost or stolen Notes of such series, and to maintain a registrar and paying agent in respect of the Notes of such series.

In addition, at any time the Issuers may, with respect to a series of Notes, terminate their obligations under the covenants described under “—Certain Covenants” (other than the covenant described under the subheading “—Merger and Consolidation”), and the operation of the bankruptcy provisions with respect to Subsidiary Guarantors and the security default provision described under “—Defaults” above (“covenant defeasance”).

The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option with respect to a series of Notes, payment of the Notes of such series may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option with respect to a series of Notes, payment of the Notes of such series may not be accelerated because of an Event of Default specified in clause (3), (4) (with respect only to Subsidiary Guarantors) or (5) under “—Defaults” above. If the Issuers exercise their legal defeasance option or their covenant defeasance option with respect to a series of Notes, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee and the Security Documents related to such series of Notes.

In order to exercise either of the Issuers’ defeasance options with respect to a series of Notes, the Issuers must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money, U.S. Government Obligations or any combination thereof for the payment of principal and interest on the Notes of such series to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of (1) an Opinion of Counsel to the effect that Holders of such series of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) and (2) an Opinion of Counsel in the jurisdiction of organization of the Issuers (if other than the United States) to the effect that Holders of the Notes such series of will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to income tax of such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture. The Issuers have appointed The Bank of New York Mellon Trust Company, N.A. as registrar and paying agent with regard to the Notes.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest it must either eliminate such conflict within 90 days or resign.

The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of an Issuer or any Note Guarantor or any of their parent companies or subsidiaries will have any liability for any obligations of the Issuers or any Note Guarantor under the Notes, any Note Guarantee, any Security Document, the Intercreditor Agreement or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indenture, the Intercreditor Agreement, the Notes and (subject to certain exceptions) the Security Documents will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Accounts” has the meaning ascribed to such term in the Applicable UCC.

“Acquisition Agreement” means that certain Agreement and Plan of Mergers, dated as of May 23, 2015, among Charter Communications, Inc., Time Warner Cable Inc., CCH I, LLC, Nina Corporation I, Inc., Nina Company II, LLC and Nina Company III, LLC.

“Acquisition Transactions” means the transactions contemplated by the Acquisition Agreement.

“Additional Collateral” means all of the following property of Charter Operating or any Subsidiary Guarantor, to the extent that a security interest in such property can be perfected by the filing of a Uniform Commercial Code financing statement: all Accounts, all Chattel Paper, all Documents, all Equipment, all Fixtures, all General Intangibles, all Instruments, all Intellectual Property, all Inventory, all Investment Property and all other property not otherwise described in this definition.

“Administrative Agent” means the administrative agent under the Credit Agreement, or any successor thereto.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable UCC” means the Uniform Commercial Code as from time to time in effect in the State of Delaware, except as otherwise provided in the Security Documents.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor thereto.

“Business Day” means each day which is not a Legal Holiday.

“CCH” means Charter Communications Holdings, LLC, a Delaware limited liability company, together with its successors.

“CCH I” means, collectively, CCH I, LLC, a Delaware limited liability company, and CCH I Capital Corp., a Delaware corporation, together with its successors.

“CCH II” means, collectively, CCH II, LLC, a Delaware limited liability company, and CCH II Capital Corp., a Delaware corporation, together with its successors.

“CCHC” means Charter Communications Holding Company, LLC, a Delaware limited liability company, together with its successors.

“Charter Group” means the collective reference to the Designated Holding Companies, Charter Operating and its Subsidiaries.

“Chattel Paper” has the meaning ascribed to such term in the Applicable UCC.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure Obligations in respect of the Notes pursuant to the Security Documents.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it and, thereafter, means such successor.

“Collateral Release Event” shall occur on the first date when (A) there is no Equally and Ratably Secured Indebtedness outstanding (or, all Equally and Ratably Secured Indebtedness outstanding on such date shall cease to constitute Equally and Ratably Secured Indebtedness substantially concurrently with the release of the Liens on the Collateral securing the Notes and the Note Guarantees) and (B) the Issuers have delivered an Officers’ Certificate to the Trustee certifying that the condition set forth in clause (A) above is satisfied.

“Consolidated Net Worth” means, with respect to any Person, at the date of any determination, the consolidated stockholders’ or owners’ equity of the holders of Equity Interests or partnership interests of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied, which, for the avoidance of doubt, may, at the Issuers’ option, be calculated on a consolidated basis in accordance with GAAP on a pro forma basis to give effect to any assets acquired or to be acquired on or before the date of calculation.

“Credit Agreement” means the Credit Agreement, dated as of March 18, 1999, as amended and restated on April 11, 2012 and May 18, 2016, among CCO Holdings, LLC, Charter Operating, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto together with the related documents thereto (including any term loans and revolving loans thereunder, any guarantees and security documents), as further amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Designated Holding Companies” means Charter Communications, Inc. and certain of its subsidiaries that are direct or indirect owners of Equity Interests of the Issuers.

“Designated Parent Companies” means Charter Communications, Inc., CCH II, CCH I, New Charter, CCH and CCHC.

“Documents” has the meaning ascribed to such term in the Applicable UCC.

“Domestic Subsidiary” means each Subsidiary other than a Foreign Subsidiary.

“Equipment” has the meaning ascribed to such term in the Applicable UCC.

“Equally and Ratably Secured Indebtedness” means all Indebtedness for Borrowed Money of an Issuer or a Material Subsidiary of Charter Operating that is secured by any Lien on any assets of Charter Operating or any of its Material Subsidiaries that is not a Permitted Lien.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of Equity Interests of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership and any and all other equivalent ownership interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing TWC Notes” means any debt securities of Time Warner Cable Inc. or any of its Subsidiaries (other than debt securities held by Time Warner Cable Inc. or any of its Subsidiaries) outstanding on May 18, 2016.

“First Lien Obligations” means Obligations under the Notes, the Credit Agreement (including related secured interest rate agreements), the TWC Notes and each other type of outstanding (now or in the future) Indebtedness for Borrowed Money that has a pari passu Lien on the Collateral with the obligations under the Notes, the holders of which are subject to the Intercreditor Agreement.

“Fiscal Year” means the fiscal year of the entity, which in the case of Charter Operating, at the date hereof ends on December 31.

“Fixtures” has the meaning ascribed to such term in the Applicable UCC.

“Foreign Subsidiary” means any (i) Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia or (ii) Subsidiary of as Person described in clause (i) of this definition.

“Foreign Subsidiary Voting Equity Interests” means the voting Equity Interests of any Foreign Subsidiary described in clause (i) of the definition thereof.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the date of the Indenture.

“General Intangibles” has the meaning ascribed to such term in the Applicable UCC.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee” means, (i) when used as a noun, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness For Borrowed Money or other obligations; and (ii) when used as a verb means to enter into a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness For Borrowed Money.

“Guaranty Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Note Guarantor guarantees the Issuers’ obligations with respect to the Notes on the terms provided for in the Indenture.

“Holder” means the Person in whose name a note is registered on the registrar’s books.

“Increased Amount” means any increase in the amount of Indebtedness for Borrowed Money in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional indebtedness with the same terms, and accretion of original issue discount and increases in the amount of indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing indebtedness.

“Incur” means issue, assume, enter into a Guarantee, incur or otherwise become liable for. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all Guarantee obligations of such Person with respect to indebtedness of the type described in clauses (a) and (b) above of others. The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For Borrowed Money of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.

“Instruments” has the meaning ascribed to such term in the Applicable UCC.

“Intellectual Property” means the collective reference to all rights, priorities and privileges in and to the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, in each case, whether arising under United States, multinational or foreign laws or otherwise, including the right to receive all proceeds and damages therefrom.

“Intercompany Obligations” means all obligations, whether constituting General Intangibles or otherwise, owing to an Issuer or any Note Guarantor by certain affiliates thereof.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the date of consummation of the Acquisition Transactions by and among the Collateral Agent, the Administrative Agent and each additional Authorized Representative from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Inventory” has the meaning ascribed to such term in the Applicable UCC.

“Investment Property” means the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Applicable UCC (other than any Foreign Subsidiary Voting Equity Interests excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Investments” means any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or any purchase of Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a significant part of a business unit of, or any other investment in, any Person.

“Issue Date” means the date the Notes are first issued.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest or lien; provided, however, that in no event shall a lease be deemed to constitute a Lien.

“Material Subsidiary” means any Person that is a Domestic Subsidiary if, at the end of the most recent fiscal quarter of Charter Operating, the aggregate amount, determined in accordance with GAAP consistently applied, of securities of, loans and advances to, and other Investments in, such Person held by Charter Operating and its Subsidiaries exceeded 10% of Charter Operating’s Consolidated Net Worth.

“New Charter” means the successor entity to CCH I, which successor entity became the new public company parent following the completion of the Acquisition Transactions and is now known as Charter Communications, Inc.

“Non-Recourse Subsidiary” has the meaning provided in the Credit Agreement on the Issue Date (which term is generally defined as certain Subsidiaries of Charter Operating that are not obligors under the Credit Agreement, are not subject to certain of the restrictions in the Credit Agreement and whose financial position and results of operations are excluded from calculations under the Credit Agreement).

“Note Guarantee” means a Guarantee by a Note Guarantor of the Issuers’ obligations with respect to the Notes.

“Note Guarantor” means a Subsidiary Guarantor.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of any Issuer.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

“Parent” means (i) any of the Designated Parent Companies, CCO Holdings, LLC, and each of their respective successors (by way of conversion, merger and amalgamation), and/or any direct or indirect Subsidiary of the foregoing a majority of the Equity Interests of which is owned directly or indirectly by one or more of the foregoing Persons, as applicable, and that directly or indirectly beneficially owns a majority of the Equity Interests of CCO Holdings, LLC, and any successor Person to any of the foregoing.; and (ii) any holding company of the foregoing where the direct or indirect holders of the voting stock of such holding company immediately following the transaction where the holding company became a holding company are substantially the same as the holders of our voting stock immediately prior to that transaction.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Permitted Liens” means:

(1)	Liens Incurred by Subsidiaries of Charter Operating to secure Indebtedness of such Subsidiaries to Charter Operating or to one or more other Subsidiaries of Charter Operating;

(2)	Liens existing on the Issue Date (other than Liens securing obligations under the Credit Agreement or the Existing TWC Notes);

(3)	Liens (excluding for the avoidance of doubt, any Liens securing the Existing TWC Notes) affecting property of a Person existing at the time it becomes a Subsidiary of Charter Operating or at the time it merges into or consolidates with Charter Operating or a Subsidiary of Charter Operating or at the time of a sale, lease or other disposition of all or substantially all of the properties of such Person to Charter Operating or any of its Subsidiaries;

(4)	Liens (excluding for the avoidance of doubt, any Liens securing the Existing TWC Notes) on property or assets existing at the time of the acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof or to secure indebtedness incurred prior to, at the time of, or within 18 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof, in a principal amount not exceeding 110% of the purchase price;

(5)	Liens on any property to secure all or part of the cost of improvements or construction thereon or indebtedness incurred to provide funds for such purpose in a principal amount not exceeding 110% of the cost of such improvements or construction;

(6)	Liens on shares of stock, indebtedness or other securities or assets of a Person that is not a Subsidiary of Charter Operating;

(7)	any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens described in clauses (2), (3), (4), (5), (6), (9), (10) and (11) (it being understood that any such Liens described in clause (10) extended, renewed or replaced shall still be deemed outstanding for the purposes of such clause (10) and permitted thereunder), of this definition, for amounts not exceeding the principal amount of the Indebtedness secured by the Lien so extended, renewed or replaced (plus an amount equal to any premiums, accrued interest, fees and expenses payable in connection therewith); provided, however, that such extension, renewal or replacement Lien is limited to all or a part of the same assets that were covered by the Lien extended renewed or replaced (plus improvements on such assets and any Liens on assets that could have secured the Indebtedness pursuant to written agreements and instruments existing at the time);

(8)	with respect to the Notes of each series, Liens securing Obligations in respect of the Notes of such series and the Note Guarantees thereof and Liens in favor of the Trustee;

(9)	Liens resulting from progress payments or partial payments under United States government contracts or subcontracts;

(10)	Liens arising or existing in connection with Indebtedness in an aggregate principal amount not exceeding at the time such Lien is issued, created or assumed the greater of (a) 15% of the Consolidated Net Worth of Charter Operating and (b) $7 billion; and

(11)	Liens securing the Increased Amount of Indebtedness for Borrowed Money so long as the Lien securing such Indebtedness for Borrowed Money was permitted under the Indenture.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pledged LLC Interests” means, in each case, whether now existing or hereafter acquired, all of a Grantor’s right, title and interest in and to:

(1)	any Securities Issuer (other than any Non-Recourse Subsidiary) that is a limited liability company, but not any of such Grantor’s obligations from time to time as a holder of interests in any such Securities Issuer (unless the Administrative Agent or its designee, on behalf of the Administrative Agent, shall elect to become a holder of interests in any such Securities Issuer in connection with its exercise of remedies pursuant to the terms hereof);

(2)	any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a holder of interests in any such Securities Issuer or otherwise in respect of such Grantor’s interest as a holder of interests in any such Securities Issuer;

(3)	any other property of any such Securities Issuer to which such Grantor now or in the future may be entitled in respect of its interests in any such Securities Issuer by way of distribution, return of capital or otherwise;

(4)	any other claim or right which such Grantor now has or may in the future acquire in respect of its interests in any such Securities Issuer;

(5)	the organizational documents of any such Securities Issuer;

(6)	all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Securities Issuer to such Grantor while the Collateral Agreement is in effect; and

(7)	to the extent not otherwise included, all Proceeds of any or all of the foregoing.

“Pledged Notes” means, with respect to the Issuers and the Subsidiary Guarantors, any promissory note evidencing loans made by any Grantor to any member of the Charter Group.

“Pledged Partnership Interests” means, in each case, whether now existing or hereafter acquired, all of a Grantor’s right, title and interest in and to:

(1)	any Securities Issuer (other than any Non-Recourse Subsidiary) that is a partnership, but not any of such Grantor’s obligations from time to time as a general or limited partner, as the case may be, in any such Securities Issuer (unless the Administrative Agent or its designee, on behalf of the Administrative Agent, shall elect to become a general or limited partner, as the case may be, in any such Securities Issuer in connection with its exercise of remedies pursuant to the terms hereof);

(2)	any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a general partner or limited partner, as the case may be, in any such Securities Issuer or otherwise in respect of such Grantor’s interest as a general partner or limited partner, as the case may be, in any such Issuer;

(3)	any other property of any such Securities Issuer to which such Grantor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in any such Securities Issuer by way of distribution, return of capital or otherwise;

(4)	any other claim or right which such Grantor now has or may in the future acquire in respect of its general or limited partnership interests in any such Securities Issuer;

(5)	the partnership agreement or other organizational documents of any such Securities Issuer;

(6)	all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Securities Issuer to such Grantor while the Collateral Agreement is in effect; and

(7)	to the extent not otherwise included, all Proceeds of any or all of the foregoing.

“Pledged Securities” means the collective reference to the Pledged Notes and the Pledged Stock, together with the Proceeds thereof.

“Pledged Stock” means the Equity Interests identified as such under the Collateral Agreement, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests with respect to the Issuers and any Subsidiary Guarantor, of any Person (other than any Non-Recourse Subsidiary) that may be issued or granted to, or held by, an Issuer or any Subsidiary Guarantor.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Applicable UCC and, in any event, shall include, without limitation, all dividends, distributions or other income from the Pledged Securities and Investment Property, collections thereon or distributions or payments with respect thereto.

“principal” of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinancing” shall have a correlative meaning.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Issuers” means the collective reference to each issuer of any Pledged Securities.

“Security Documents” means the mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to the Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Trustee and the Holders.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

Unless otherwise specified, each reference to a Subsidiary will refer to a Subsidiary of Charter Operating.

“Subsidiary Guarantor” means each Subsidiary of Charter Operating that executes the Indenture as a Guarantor and each other Subsidiary of Charter Operating that thereafter Guarantees the Notes pursuant to the terms of the Indenture until released from its Subsidiary Guarantee.

“Supporting Obligations” has the meaning ascribed to such term in the Applicable UCC.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto and (ii) the right to obtain all renewals thereof.

“Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it and, thereafter, means such successor.

“Trust Officer” means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Equity Interests of which (other than directors’ qualifying shares required by law) are owned by such Person directly or through other Wholly Owned Subsidiaries or a combination thereof.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations relating to the exchange of original notes for new notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of original notes who hold the original notes as “capital assets” within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (in general, assets held for investment). Special situations, such as the following, are not addressed:

•	tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the United States dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•	United States federal gift tax, estate tax or alternative minimum tax consequences, if any; or

•	any state, local or non-United States tax consequences.

The discussion below is based upon the provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Consequences of Tendering Original Notes

The exchange of your original notes for new notes in the exchange offer should not constitute an exchange for United States federal income tax purposes because the new notes should not be considered to differ materially in kind or extent from the original notes. Accordingly, the exchange offer should have no United States federal income tax consequences to you if you exchange your original notes for new notes. For example, there should be no change in your tax basis and your holding period should carry over to the new notes. In addition, the United States federal income tax consequences of holding and disposing of your new notes should be the same as those applicable to your original notes.

The preceding discussion of certain United States federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each holder should consult its own tax advisor as to particular tax consequences to it of exchanging original notes for new notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

A broker-dealer that is the holder of original notes that were acquired for the account of such broker-dealer as a result of market-making or other trading activities, other than original notes acquired directly from us or any of our affiliates may exchange such original notes for new notes pursuant to the exchange offer. This is true so long as each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making or other trading activities acknowledges that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after consummation of the exchange offer or such time as any broker-dealer no longer owns any registrable securities, we will make this prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. All dealers effecting transactions in the new notes will be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers or any other holder of new notes. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of instruction states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after consummation of the exchange offer (or, if earlier, until such time as any broker-dealer no longer owns any registrable securities), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that reasonably requests such documents. We have agreed to pay all expenses incident to the exchange offer and to our performance of, or compliance with, the exchange and registration rights agreement (other than commissions or concessions of any brokers or dealers) and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes offered in this prospectus will be passed upon for the Issuers by Kirkland & Ellis, LLP.

EXPERTS

The consolidated financial statements of CCO Holdings, LLC and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, have been incorporated by reference herein, in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing in Exhibit 99.2 to the CCO Holdings, LLC Current Report on Form 8-K filed with the SEC on June 6, 2016, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Time Warner Cable Inc. appearing in Time Warner Cable Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of Time Warner Cable Inc.’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Bright House Networks, LLC and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, have been incorporated by reference herein, in reliance upon the report of KPMG LLP, an independent auditor, appearing in Charter Communications, Inc.’s Current Report on Form 8-K filed with the SEC on April 7, 2016 incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

The indenture governing the notes provides that, regardless of whether they are at any time required to file reports with the SEC, the Issuers will file with the SEC and furnish to the holders of the notes all such reports and other information as would be required to be filed with the SEC if the Issuers were subject to the reporting requirements of the Exchange Act; provided, that so long as CCO Holdings guarantees the obligations under the Notes, the reports of CCO Holdings filed with the SEC shall satisfy this requirement.

While any notes remain outstanding, the Issuers will make available upon request to any holder and any prospective purchaser of notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Issuers are not subject to Section 13 or 15(d) of the Exchange Act. This prospectus contains summaries, believed to be accurate in all material respects, of certain terms of certain agreements regarding this exchange offer and the notes (including but not limited to the indenture governing the notes), but reference is hereby made to the actual agreements, copies of which will be made available to you upon request, for complete information with respect thereto, and all such summaries are qualified in their entirety by this reference. Any such request for the agreements summarized herein should be directed to Investor Relations, CCO Holdings, LLC, 400 Atlantic Street, 10th Floor, Stamford, Connecticut 06901; Telephone (203) 905-7801.

Any requests for assistance or for additional copies of this prospectus, related materials or documents required in connection with surrenders of original notes for conversion should be directed to the exchange agent at the address set forth below. A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer.

The exchange agent for the exchange offer is:

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations- Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Dacia Brown-Jones

Tel: 315-414-3349

Facsimile: 732-667-9408

Email: CT_REORG_UNIT_INQUIRIES@bnymellon.com

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Delaware

Each of Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., CCO Holdings, LLC, AdCast North Carolina Cable Advertising, LLC, Alabanza LLC, America’s Job Exchange LLC, American Cable Entertainment Company, LLC, Athens Cablevision, LLC, BHN Home Security Services, LLC, BHN Spectrum Investments, LLC, Bresnan Broadband Holdings, LLC, Bresnan Broadband of Colorado, LLC, Bresnan Communications, LLC, Bresnan Digital Services, LLC, Bresnan Microwave of Montana, LLC, Bright House Networks Information Services (Alabama), LLC, Bright House Networks Information Services (California), LLC, Bright House Networks Information Services (Florida), LLC, Bright House Networks Information Services (Indiana), LLC, Bright House Networks Information Services (Michigan), LLC, Bright House Networks, LLC, Cable Equities Colorado, LLC, Cable Equities of Colorado Management LLC, CC 10, LLC, CC Fiberlink, LLC, CC Michigan, LLC, CC Systems, LLC, CC V Holdings, LLC, CC VI Fiberlink, LLC, CC VI Operating Company, LLC, CC VII Fiberlink, LLC, CC VIII Fiberlink, LLC, CC VIII Holdings, LLC, CC VIII Operating, LLC, CC VIII, LLC, CCO Fiberlink, LLC, CCO Holdco Transfers VII, LLC, CCO LP, LLC, CCO NR Holdings, LLC, CCO Purchasing, LLC, CCO SoCal I, LLC, CCO SoCal II, LLC, CCO SoCal Vehicles, LLC, CCO Transfers, LLC, Charter Advanced Services (AL), LLC, Charter Advanced Services (CA), LLC, Charter Advanced Services (CO), LLC, Charter Advanced Services (CT), LLC, Charter Advanced Services (GA), LLC, Charter Advanced Services (IL), LLC, Charter Advanced Services (IN), LLC, Charter Advanced Services (KY), LLC, Charter Advanced Services (LA), LLC, Charter Advanced Services (MA), LLC, Charter Advanced Services (MD), LLC, Charter Advanced Services (MI), LLC, Charter Advanced Services (MN), LLC, Charter Advanced Services (MO), LLC, Charter Advanced Services (MS), LLC, Charter Advanced Services (MT), LLC, Charter Advanced Services (NC), LLC, Charter Advanced Services (NE), LLC, Charter Advanced Services (NH), LLC, Charter Advanced Services (NV), LLC, Charter Advanced Services (NY), LLC, Charter Advanced Services (OH), LLC, Charter Advanced Services (OR), LLC, Charter Advanced Services (PA), LLC, Charter Advanced Services (SC), LLC, Charter Advanced Services (TN), LLC, Charter Advanced Services (TX), LLC, Charter Advanced Services (UT), LLC, Charter Advanced Services (VA), LLC, Charter Advanced Services (VT), LLC, Charter Advanced Services (WA), LLC, Charter Advanced Services (WI), LLC, Charter Advanced Services (WV), LLC, Charter Advanced Services (WY), LLC, Charter Advanced Services VIII (MI), LLC, Charter Advanced Services VIII (MN), LLC, Charter Advanced Services VIII (WI), LLC, Charter Advertising of Saint Louis, LLC, Charter Cable Operating Company, LLC, Charter Cable Partners, LLC, Charter Communications Entertainment I, LLC, Charter Communications Entertainment II, LLC, Charter Communications Entertainment, LLC, Charter Communications of California, LLC, Charter Communications Properties LLC, Charter Communications Ventures, LLC, Charter Communications VI, L.L.C., Charter Communications VII, LLC, Charter Communications, LLC, Charter Distribution, LLC, Charter Fiberlink – Alabama, LLC, Charter Fiberlink – Georgia, LLC, Charter Fiberlink - Illinois, LLC, Charter Fiberlink – Maryland II, LLC, Charter Fiberlink – Michigan, LLC, Charter Fiberlink – Missouri, LLC, Charter Fiberlink – Nebraska, LLC, Charter Fiberlink – Pennsylvania, LLC, Charter Fiberlink – Tennessee, LLC, Charter Fiberlink AR-CCVII, LLC, Charter Fiberlink CA-CCO, LLC, Charter Fiberlink CC VIII, LLC, Charter Fiberlink CCO, LLC, Charter Fiberlink CT-CCO, LLC, Charter Fiberlink LA-CCO, LLC, Charter Fiberlink MA-CCO, LLC, Charter Fiberlink MS-CCVI, LLC, Charter Fiberlink NC-CCO, LLC, Charter Fiberlink NH-CCO, LLC, Charter Fiberlink NV-CCVII, LLC, Charter Fiberlink NY-CCO, LLC, Charter Fiberlink OH-CCO, LLC, Charter Fiberlink OR-CCVII, LLC, Charter Fiberlink SC-CCO, LLC, Charter Fiberlink TX-CCO, LLC, Charter Fiberlink VA-CCO, LLC, Charter Fiberlink VT-CCO, LLC, Charter Fiberlink WA-CCVII, LLC, Charter Helicon, LLC, Charter Home Security, LLC, Charter Leasing Holding Company, LLC, Charter Leasing of Wisconsin, LLC, Charter RMG, LLC, Charter Stores FCN, LLC, Charter Video Electronics, LLC, DukeNet Communications Holdings, LLC, DukeNet Communications, LLC, Falcon Cable Communications, LLC, Falcon

Community Cable, L.P., Falcon First Cable of the Southeast, LLC, Falcon First, LLC, Falcon Video Communications, L.P., Helicon Partners I, L.P., Hometown T.V., LLC, HPI Acquisition Co. LLC, ICI Holdings, LLC, Insight Blocker LLC, Insight Capital LLC, Insight Communications Company, L.P., Insight Communications Midwest, LLC, Insight Communications of Central Ohio, LLC, Insight Communications of Kentucky, L.P., Insight Interactive, LLC, Insight Kentucky Capital, LLC, Insight Kentucky Partners I, L.P., Insight Kentucky Partners II, L.P., Insight Midwest Holdings, LLC, Insight Midwest, L.P., Insight Phone of Indiana, LLC, Insight Phone of Kentucky, LLC, Insight Phone of Ohio, LLC, Interactive Cable Services, LLC, Interlink Communications Partners, LLC, Intrepid Acquisition LLC, Long Beach, LLC, Marcus Cable Associates, L.L.C., Marcus Cable of Alabama, L.L.C., Marcus Cable, LLC, Midwest Cable Communications, LLC, NaviSite LLC, New Wisconsin Procurement LLC, Oceanic Time Warner Cable LLC, Parity Assets LLC, Peachtree Cable TV, L.P., Peachtree Cable TV, LLC, Phone Transfers (AL), LLC, Phone Transfers (CA), LLC, Phone Transfers (GA), LLC, Phone Transfers (NC), LLC, Phone Transfers (TN), LLC, Phone Transfers (VA), LLC, Renaissance Media LLC, Rifkin Acquisition Partners, LLC, Robin Media Group, LLC, Scottsboro TV Cable, LLC, The Helicon Group, L.P., Time Warner Cable Business LLC, Time Warner Cable Enterprises LLC, Time Warner Cable Information Services (Alabama), LLC, Time Warner Cable Information Services (Arizona), LLC, Time Warner Cable Information Services (California), LLC, Time Warner Cable Information Services (Colorado), LLC, Time Warner Cable Information Services (Hawaii), LLC, Time Warner Cable Information Services (Idaho), LLC, Time Warner Cable Information Services (Illinois), LLC, Time Warner Cable Information Services (Indiana), LLC, Time Warner Cable Information Services (Kansas), LLC, Time Warner Cable Information Services (Kentucky), LLC, Time Warner Cable Information Services (Maine), LLC, Time Warner Cable Information Services (Massachusetts), LLC, Time Warner Cable Information Services (Michigan), LLC, Time Warner Cable Information Services (Missouri), LLC, Time Warner Cable Information Services (Nebraska), LLC, Time Warner Cable Information Services (New Hampshire), LLC, Time Warner Cable Information Services (New Jersey), LLC, Time Warner Cable Information Services (New Mexico), LLC, Time Warner Cable Information Services (New York), LLC, Time Warner Cable Information Services (North Carolina), LLC, Time Warner Cable Information Services (Ohio), LLC, Time Warner Cable Information Services (Pennsylvania), LLC, Time Warner Cable Information Services (South Carolina), LLC, Time Warner Cable Information Services (Tennessee), LLC, Time Warner Cable Information Services (Texas), LLC, Time Warner Cable Information Services (Virginia), LLC, Time Warner Cable Information Services (Washington), LLC, Time Warner Cable Information Services (West Virginia), LLC, Time Warner Cable Information Services (Wisconsin), LLC, Time Warner Cable International LLC, Time Warner Cable Internet Holdings III LLC, Time Warner Cable Internet Holdings LLC, Time Warner Cable Internet LLC, Time Warner Cable, LLC, Time Warner Cable Media LLC, Time Warner Cable Midwest LLC, Time Warner Cable New York City LLC, Time Warner Cable Northeast LLC, Time Warner Cable Pacific West LLC, Time Warner Cable Services LLC, Time Warner Cable Southeast LLC, Time Warner Cable Sports LLC, Time Warner Cable Texas LLC, TWC Administration LLC, TWC Communications, LLC, TWC Digital Phone LLC, TWC Media Blocker LLC, TWC News and Local Programming Holdco LLC, TWC News and Local Programming LLC, TWC Regional Sports Network I LLC, TWC Security LLC, TWC SEE Holdco LLC, TWC Wireless LLC, TWC/Charter Dallas Cable Advertising, LLC, TWC/Charter Green Bay Cable Advertising, LLC, TWC/Charter Los Angeles Cable Advertising, LLC, TWCIS Holdco LLC, Vista Broadband Communications, LLC, VOIP Transfers (AL), LLC, VOIP Transfers (CA), LLC, VOIP Transfers (GA), LLC, VOIP Transfers (NC), LLC, VOIP Transfers (TN), LLC,VOIP Transfers (VA), LLC and Wisconsin Procurement Holdco LLC, is formed or incorporated under the laws of the State of Delaware.

Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The certificates of formation of CC VIII Operating, LLC, CC VIII, LLC, Falcon First Cable of the Southeast, LLC, Falcon First, LLC and Insight Capital LLC provide for indemnification of all persons who may be indemnified under Section 18-108 of the Delaware Limited Liability Company Act to the fullest extent permitted by such section.

The limited liability company agreements of Charter Communications Operating, LLC, CCO Holdings, LLC, AdCast North Carolina Cable Advertising, LLC, Alabanza LLC, America’s Job Exchange LLC, American Cable Entertainment Company, LLC, Athens Cablevision, LLC, BHN Home Security Services, LLC, BHN Spectrum Investments, LLC, Bresnan Broadband Holdings, LLC, Bresnan Broadband of Colorado, LLC, Bresnan Communications, LLC, Bresnan Digital Services, LLC, Bresnan Microwave of Montana, LLC, Bright House Networks Information Services (Alabama), LLC, Bright House Networks Information Services (California), LLC, Bright House Networks Information Services (Florida), LLC, Bright House Networks Information Services (Indiana), LLC, Bright House Networks Information Services (Michigan), LLC, Bright House Networks, LLC, Cable Equities Colorado, LLC, Cable Equities of Colorado Management LLC, CC 10, LLC, CC Fiberlink, LLC, CC Michigan, LLC, CC Systems, LLC, CC V Holdings, LLC, CC VI Fiberlink, LLC, CC VI Operating Company, LLC, CC VII Fiberlink, LLC, CC VIII Fiberlink, LLC, CC VIII Holdings, LLC, CC VIII Operating, LLC, CCO Fiberlink, LLC, CCO Holdco Transfers VII, LLC, CCO LP, LLC, CCO NR Holdings, LLC, CCO Purchasing, LLC, CCO SoCal I, LLC, CCO SoCal II, LLC, CCO SoCal Vehicles, LLC, CCO Transfers, LLC, Charter Advanced Services (AL), LLC, Charter Advanced Services (CA), LLC, Charter Advanced Services (CO), LLC, Charter Advanced Services (CT), LLC, Charter Advanced Services (GA), LLC, Charter Advanced Services (IL), LLC, Charter Advanced Services (IN), LLC, Charter Advanced Services (KY), LLC, Charter Advanced Services (LA), LLC, Charter Advanced Services (MA), LLC, Charter Advanced Services (MD), LLC, Charter Advanced Services (MI), LLC, Charter Advanced Services (MN), LLC, Charter Advanced Services (MO), LLC, Charter Advanced Services (MS), LLC, Charter Advanced Services (MT), LLC, Charter Advanced Services (NC), LLC, Charter Advanced Services (NE), LLC, Charter Advanced Services (NH), LLC, Charter Advanced Services (NV), LLC, Charter Advanced Services (NY), LLC, Charter Advanced Services (OH), LLC, Charter Advanced Services (OR), LLC, Charter Advanced Services (PA), LLC, Charter Advanced Services (SC), LLC, Charter Advanced Services (TN), LLC, Charter Advanced Services (TX), LLC, Charter Advanced Services (UT), LLC, Charter Advanced Services (VA), LLC, Charter Advanced Services (VT), LLC, Charter Advanced Services (WA), LLC, Charter Advanced Services (WI), LLC, Charter Advanced Services (WV), LLC, Charter Advanced Services (WY), LLC, Charter Advanced Services VIII (MI), LLC, Charter Advanced Services VIII (MN), LLC, Charter Advanced Services VIII (WI), LLC, Charter Advertising of Saint Louis, LLC, Charter Cable Operating Company, LLC, Charter Cable Partners, LLC, Charter Communications Entertainment I, LLC, Charter Communications Entertainment II, LLC, Charter Communications Entertainment, LLC, Charter Communications of California, LLC, Charter Communications Properties LLC, Charter Communications Ventures, LLC, Charter Communications VI, L.L.C., Charter Communications VII, LLC, Charter Communications, LLC, Charter Distribution, LLC, Charter Fiberlink – Alabama, LLC, Charter Fiberlink – Georgia, LLC, Charter Fiberlink - Illinois, LLC, Charter Fiberlink – Maryland II, LLC, Charter Fiberlink – Michigan, LLC, Charter Fiberlink – Missouri, LLC, Charter Fiberlink – Nebraska, LLC, Charter Fiberlink – Pennsylvania, LLC, Charter Fiberlink – Tennessee, LLC, Charter Fiberlink AR-CCVII, LLC, Charter Fiberlink CA-CCO, LLC, Charter Fiberlink CC VIII, LLC, Charter Fiberlink CCO, LLC, Charter Fiberlink CT-CCO, LLC, Charter Fiberlink LA-CCO, LLC, Charter Fiberlink MA-CCO, LLC, Charter Fiberlink MS-CCVI, LLC, Charter Fiberlink NC-CCO, LLC, Charter Fiberlink NH-CCO, LLC, Charter Fiberlink NV-CCVII, LLC, Charter Fiberlink NY-CCO, LLC, Charter Fiberlink OH-CCO, LLC, Charter Fiberlink OR-CCVII, LLC, Charter Fiberlink SC-CCO, LLC, Charter Fiberlink TX-CCO, LLC, Charter Fiberlink VA-CCO, LLC, Charter Fiberlink VT-CCO, LLC, Charter Fiberlink WA-CCVII, LLC, Charter Helicon, LLC, Charter Home Security, LLC, Charter Leasing Holding Company, LLC, Charter Leasing of Wisconsin, LLC, Charter RMG, LLC, Charter Stores FCN, LLC, Charter Video Electronics, LLC, DukeNet Communications Holdings, LLC, DukeNet Communications, LLC, Falcon Cable Communications, LLC, Falcon First Cable of the Southeast, LLC, Falcon First, LLC, Hometown T.V., LLC, HPI Acquisition Co. LLC, ICI Holdings, LLC, Insight Blocker LLC, Insight Capital LLC, Insight Communications Midwest, LLC, Insight Communications of Central Ohio, LLC, Insight Interactive, LLC, Insight Kentucky Capital, LLC, Insight

Midwest Holdings, LLC, Insight Phone of Indiana, LLC, Insight Phone of Kentucky, LLC, Insight Phone of Ohio, LLC, Interactive Cable Services, LLC, Interlink Communications Partners, LLC, Intrepid Acquisition LLC, Long Beach, LLC, Marcus Cable Associates, L.L.C., Marcus Cable of Alabama, L.L.C., Marcus Cable, LLC, Midwest Cable Communications, LLC, NaviSite LLC, New Wisconsin Procurement LLC, Oceanic Time Warner Cable LLC, Parity Assets LLC, Peachtree Cable TV, LLC, Phone Transfers (AL), LLC, Phone Transfers (CA), LLC, Phone Transfers (GA), LLC, Phone Transfers (NC), LLC, Phone Transfers (TN), LLC, Phone Transfers (VA), LLC, Renaissance Media LLC, Rifkin Acquisition Partners, LLC, Robin Media Group, LLC, Scottsboro TV Cable, LLC, Time Warner Cable Business LLC, Time Warner Cable Enterprises LLC, Time Warner Cable Information Services (Alabama), LLC, Time Warner Cable Information Services (Arizona), LLC, Time Warner Cable Information Services (California), LLC, Time Warner Cable Information Services (Colorado), LLC, Time Warner Cable Information Services (Hawaii), LLC, Time Warner Cable Information Services (Idaho), LLC, Time Warner Cable Information Services (Illinois), LLC, Time Warner Cable Information Services (Indiana), LLC, Time Warner Cable Information Services (Kansas), LLC, Time Warner Cable Information Services (Kentucky), LLC, Time Warner Cable Information Services (Maine), LLC, Time Warner Cable Information Services (Massachusetts), LLC, Time Warner Cable Information Services (Michigan), LLC, Time Warner Cable Information Services (Missouri), LLC, Time Warner Cable Information Services (Nebraska), LLC, Time Warner Cable Information Services (New Hampshire), LLC, Time Warner Cable Information Services (New Jersey), LLC, Time Warner Cable Information Services (New Mexico), LLC, Time Warner Cable Information Services (New York), LLC, Time Warner Cable Information Services (North Carolina), LLC, Time Warner Cable Information Services (Ohio), LLC, Time Warner Cable Information Services (Pennsylvania), LLC, Time Warner Cable Information Services (South Carolina), LLC, Time Warner Cable Information Services (Tennessee), LLC, Time Warner Cable Information Services (Texas), LLC, Time Warner Cable Information Services (Virginia), LLC, Time Warner Cable Information Services (Washington), LLC, Time Warner Cable Information Services (West Virginia), LLC, Time Warner Cable Information Services (Wisconsin), LLC, Time Warner Cable International LLC, Time Warner Cable Internet Holdings III LLC, Time Warner Cable Internet Holdings LLC, Time Warner Cable Internet LLC, Time Warner Cable, LLC, Time Warner Cable Media LLC, Time Warner Cable Midwest LLC, Time Warner Cable New York City LLC, Time Warner Cable Northeast LLC, Time Warner Cable Pacific West LLC, Time Warner Cable Services LLC, Time Warner Cable Southeast LLC, Time Warner Cable Sports LLC, Time Warner Cable Texas LLC, TWC Administration LLC, TWC Communications, LLC, TWC Digital Phone LLC, TWC Media Blocker LLC, TWC News and Local Programming Holdco LLC, TWC News and Local Programming LLC, TWC Regional Sports Network I LLC, TWC Security LLC, TWC SEE Holdco LLC, TWC Wireless LLC, TWC/Charter Dallas Cable Advertising, LLC, TWC/Charter Los Angeles Cable Advertising, LLC, TWCIS Holdco LLC, Vista Broadband Communications, LLC, VOIP Transfers (AL), LLC, VOIP Transfers (CA), LLC, VOIP Transfers (GA), LLC, VOIP Transfers (NC), LLC, VOIP Transfers (TN), LLC, VOIP Transfers (VA), LLC and Wisconsin Procurement Holdco LLC (each, an “LLC”) provide that a member, a manager, a director, any officer, their respective affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any member or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of the applicable LLC, shall be indemnified and held harmless by such LLC to the fullest extent permitted by law from and against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding to which such indemnifiable person is or was a party or is threatened to be made a party by reason of the fact that such person is or was engaged in activities on behalf of such LLC. Notwithstanding the foregoing, no indemnification is available under the limited liability company agreement of any of the LLCs in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Any act or omission by an indemnifiable person done in reliance upon the opinion of independent legal counsel or public accountants selected with reasonable care shall not constitute bad faith, willful misconduct, or fraud on the part of such indemnifiable person. Payment of these indemnification obligations shall be made from the assets of the applicable LLC and the members shall not be personally liable to an indemnifiable person for payment of indemnification.

The limited liability company agreement of CC VIII, LLC (“CC VIII”) provides that, to the extent permitted by applicable law, a member, a manager, a director, or an officer, their respective affiliates shall be entitled to indemnification from CC VIII for any loss, damage, or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of, or in connection with the business and affairs of, CC VIII and in a manner reasonably believed to be within the scope of authority conferred on such person; provided that any such indemnity shall be provided out of and to the extent of CC VIII’s assets only.

The limited liability company agreement of TWC/Charter Green Bay Cable Advertising, LLC (“Green Bay”) provides that Green Bay shall indemnify the members and their respective affiliates, shareholders, partners, members, employees, officers and directors, for, and hold them harmless from, any liability, whether civil or criminal, and any loss, damage, or expense, including reasonable attorneys’ fees, to the extent that such arise from and are the result of the ordinary and proper conduct of Green Bay’s business and the preservation of its business and property, or arise by reason of the fact that such person is or was a member or an officer, director or employee thereof; provided the member or person to be indemnified acted in good faith. The obligation of Green Bay to indemnify the members or any other person shall be satisfied out of Green Bay’s assets only.

Corporations

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware General Corporation Law also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director

(i)	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)	for unlawful payments of dividends or unlawful stock purchases or redemptions, or

(iv)	for any transaction from which the director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

The bylaws of CCO Capital require it, to the fullest extent authorized by the Delaware General Corporation Law, to indemnify any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of CCO

Capital or is or was serving at the request of CCO Capital as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, in each case, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith.

Limited Partnerships

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

The limited partnership agreements of Falcon Community Cable, L.P., Falcon Video Communications, L.P., Helicon Partners I, L.P., Peachtree Cable TV, L.P., The Helicon Group, L.P., Insight Communications Company, L.P., Insight Communications of Kentucky, L.P., Insight Kentucky Partners I, L.P., Insight Kentucky Partners II, L.P. and Insight Midwest, L.P. (each, a “Partnership”) provide that a partner, any of such partner’s affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any partner or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of the applicable Partnership, shall be indemnified and held harmless by such Partnership against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding to which such indemnifiable person is or was a party or is threatened to be made a party by reason of the fact that such person is or was engaged in activities on behalf of such Partnership. Notwithstanding the foregoing, no indemnification is available under the limited partnership agreement of any of the Partnerships in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Any act or omission by an indemnifiable person done in reliance upon the opinion of independent legal counsel or public accountants selected with reasonable care shall not constitute bad faith, willful misconduct, or fraud on the part of such indemnifiable person. Payment of these indemnification obligations shall be made from the assets of the applicable Partnership and the partners shall not be personally liable to an indemnifiable person for payment of indemnification.

Colorado

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in Section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary conduct of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company.

The Limited Liability Company Agreement of Bresnan Broadband of Colorado, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Colorado law.

Montana

Section 38-8-504 of the Montana Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The Limited Liability Company Agreement of Bresnan Broadband of Montana, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Montana law.

Utah

Section 48-2c-1802 of the Utah Revised Limited Liability Company Act permits a company to indemnify an individual made a party to a proceeding because he is or was a manager against liability incurred in the proceeding if: (a) his conduct was in good faith; (b) he reasonably believed that his conduct was in, or not opposed to, the company’s best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A manager’s conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in, or not opposed to, the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

The Limited Liability Company Agreement of Bresnan Broadband of Utah, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Utah law.

Wyoming

Section 17-29-408 of the Wyoming Limited Liability Company Act permits a Wyoming limited liability company to indemnify any member of a member-manager company or any manager of a manager-managed company for any debt, obligation or other liability incurred by such member or manager in the course of the member’s or manager’s activities on behalf of the Wyoming limited liability company, if in making the payment or incurring the debt, obligation or other liability, the member or manager was acting within the scope of his or her duties.

The Limited Liability Company Agreement of Bresnan Broadband of Wyoming, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Wyoming law.

California

The limited partnership agreements of Falcon Cable Media, a California Limited Partnership, Falcon Cable Systems Company II, L.P., Falcon Cablevision, a California Limited Partnership, Falcon Community Ventures I Limited Partnership and Falcon Telecable, a California Limited Partnership (each, a “California Partnership”) provide that a partner, any of such partner’s affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any partner or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of the applicable California Partnership, shall be indemnified and held harmless by such California Partnership against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding to which such indemnifiable person is or was a party or is threatened to be made a party by reason of the fact that such person is or was engaged in activities on behalf of such California Partnership. Notwithstanding the foregoing, no indemnification is available under the limited partnership agreement of any of the California Partnerships in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Any act or omission by an indemnifiable person done in reliance upon the opinion of independent legal counsel or public accountants selected with reasonable care shall not constitute bad faith, willful misconduct, or fraud on the part of such indemnifiable person. Payment of these indemnification obligations shall be made from the assets of the applicable California Partnership and the partners shall not be personally liable to an indemnifiable person for payment of indemnification.

Section 15904.06 (Operative January 1, 2008) of the 2008 California Revised Limited Partnership Act addresses the rights of a general partner with respect to its management and conduct of partnership activities. The 2008 California Revised Limited Partnership Act provides that a limited partnership shall reimburse a general partner for payments made, and indemnify a general partner for liabilities incurred by, the general partner in the ordinary course of the activities of the partnership or for the preservation of its activities or property.

Item 21. Exhibits and Financial Statement Schedules.

Exhibits

Reference is made to the Exhibit Index filed as part of this Registration Statement.

Financial Statement Schedules

Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 22. Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding, is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the County of Fairfield, State of Connecticut, on October 7, 2016.

CHARTER COMMUNICATIONS OPERATING, LLC
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President—Finance, Controller and Chief Accounting Officer

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.,
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President—Finance, Controller and Chief Accounting Officer

CCO HOLDINGS, LLC
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President—Finance, Controller and Chief Accounting Officer

EACH OF THE ADDITIONAL REGISTRANT GUARANTORS NAMED ON THE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President—Finance, Controller and Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard R. Dykhouse, Thomas E. Proost and Kevin D. Howard, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of each of Charter Communications Operating, LLC, CCO Holdings, LLC and each of the additional Registrant Guarantors named on the Table of Additional Registrant Guarantors.

Signature	Title	Date

/s/ Thomas M. Rutledge Thomas M. Rutledge	President and Chief Executive Officer (Principal Executive Officer)	October 7, 2016

/s/ Christopher L. Winfrey Christopher L. Winfrey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 7, 2016

/s/ Kevin D. Howard Kevin D. Howard	Senior Vice President—Finance, Controller and Chief Accounting Officer (Controller/Principal Accounting Officer)	October 7, 2016

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard R. Dykhouse, Thomas E. Proost and Kevin D. Howard, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of Charter Communications Operating Capital Corp.

Signature	Title	Date

/s/ Thomas M. Rutledge Thomas M. Rutledge	President and Chief Executive Officer (Principal Executive Officer)	October 7, 2016

/s/ Christopher L. Winfrey Christopher L. Winfrey	Executive Vice President and Chief Financial Officer, Sole Director (Principal Financial Officer)	October 7, 2016

/s/ Kevin D. Howard Kevin D. Howard	Senior Vice President—Finance, Controller and Chief Accounting Officer (Controller/Principal Accounting Officer)	October 7, 2016

Exhibit Index

Exhibit	Description

2.1*	Agreement and Plan of Mergers, dated as of May 23, 2015, among Time Warner Cable Inc. (“TWC”), Charter Communications, Inc. (“Legacy Charter”), CCH I, LLC (now known as Charter Communications, Inc. “Charter”), and certain other parties thereto (incorporated herein by reference to Exhibit 2.1 to Charter’s Registration Statement on Form S-4 dated and filed with the SEC on June 25, 2015 (File No. 333-205240) (the “Merger Form S-4”))

2.2*	Contribution Agreement, dated as of March 31, 2015, as amended on May 23, 2015, by and among Legacy Charter, Charter, Advance/Newhouse Partnership (“A/N”) and certain other parties thereto (incorporated herein by reference to Exhibit 2.2 to the Merger Form S-4)

3.1	Certificate of Formation of Charter Communications Operating, LLC

3.2	Second Amended and Restated Limited Liability Company Agreement of Charter Communications Operating, LLC

3.3	Amended and Restated Certificate of Incorporation of Charter Communications Operating Capital Corp.

3.4	Bylaws of Charter Communications Operating Capital Corp.

3.5	Certificate of Formation of CCO Holdings, LLC, as amended

3.6	Second Amended and Restated Limited Liability Company Agreement of CCO Holdings, LLC

3.7	Certificate of Formation of American Cable Entertainment Company, LLC

3.8	Limited Liability Company Agreement of American Cable Entertainment Company, LLC, as amended and restated

3.9	Certificate of Formation of Athens Cablevision, LLC

3.10	Limited Liability Company Agreement of Athens Cablevision, LLC, as amended and restated

3.11	Certificate of Formation of Bresnan Broadband Holdings, LLC

3.12	Limited Liability Company Agreement of Bresnan Broadband Holdings, LLC, as amended and restated

3.13	Certificate of Formation of Bresnan Broadband of Colorado, LLC

3.14	Limited Liability Company Agreement of Bresnan Broadband of Colorado, LLC, as amended and restated

3.15	Certificate of Formation of Bresnan Broadband of Montana, LLC

3.16	Limited Liability Company Agreement of Bresnan Broadband of Montana, LLC, as amended and restated

3.17	Articles of Organization of Bresnan Broadband of Utah, LLC

3.18	Limited Liability Company Agreement of Bresnan Broadband of Utah, LLC, as amended and restated

3.19	Articles of Organization of Bresnan Broadband of Wyoming, LLC

3.20	Limited Liability Company Agreement of Bresnan Broadband of Wyoming, LLC, as amended and restated

3.21	Certificate of Formation of Bresnan Communications, LLC

3.22	Limited Liability Company Agreement of Bresnan Communications, LLC, as amended and restated

3.23	Certificate of Formation of Bresnan Digital Services, LLC

Exhibit	Description

3.24	Limited Liability Company Agreement of Bresnan Digital Services, LLC, as amended and restated

3.25	Certificate of Formation of Bresnan Microwave of Montana, LLC

3.26	Limited Liability Company Agreement of Bresnan Microwave of Montana, LLC, as amended and restated

3.27	Certificate of Formation of Cable Equities Colorado, LLC

3.28	Limited Liability Company Agreement of Cable Equities Colorado, LLC, as amended and restated

3.29	Certificate of Formation of Cable Equities of Colorado Management LLC

3.30	Limited Liability Company Agreement of Cable Equities of Colorado Management LLC, as amended and restated

3.31	Certificate of Formation of CC 10, LLC

3.32	Limited Liability Company Agreement of CC 10, LLC, as amended and restated

3.33	Certificate of Formation of CC Fiberlink, LLC

3.34	Limited Liability Company Agreement of CC Fiberlink, LLC, as amended and restated

3.35	Certificate of Formation of CC Michigan, LLC

3.36	Limited Liability Company Agreement of CC Michigan, LLC, as amended and restated

3.37	Certificate of Formation of CC Systems, LLC

3.38	Limited Liability Company Agreement of CC Systems, LLC, as amended and restated

3.39	Certificate of Formation of CC V Holdings, LLC

3.40	Limited Liability Company Agreement of CC V Holdings, LLC, as amended and restated

3.41	Certificate of Formation of CC VI Fiberlink, LLC

3.42	Limited Liability Company Agreement of CC VI Fiberlink, LLC, as amended and restated

3.43	Certificate of Formation of CC VI Operating Company, LLC

3.44	Limited Liability Company Agreement of CC VI Operating Company, LLC, as amended and restated

3.45	Certificate of Formation of CC VII Fiberlink, LLC

3.46	Limited Liability Company Agreement of CC VII Fiberlink, LLC, as amended and restated

3.47	Certificate of Formation of CC VIII Fiberlink, LLC

3.48	Limited Liability Company Agreement of CC VIII Fiberlink, LLC, as amended and restated

3.49	Certificate of Formation of CC VIII Holdings, LLC

3.50	Limited Liability Company Agreement of CC VIII Holdings, LLC, as amended and restated

3.51	Certificate of Formation of CC VIII Operating, LLC

3.52	Limited Liability Company Agreement of CC VIII Operating, LLC, as amended and restated

3.53	Certificate of Formation of CC VIII, LLC

3.54	Limited Liability Company Agreement of CC VIII, LLC, as amended and restated

3.55	Certificate of Formation of CCO Fiberlink, LLC

3.56	Limited Liability Company Agreement of CCO Fiberlink, LLC, as amended and restated

Exhibit	Description

3.57	Certificate of Formation of CCO Holdco Transfers VII, LLC

3.58	Limited Liability Company Agreement of CCO Holdco Transfers VII, LLC, as amended and restated

3.59	Certificate of Formation of CCO LP, LLC

3.60	Limited Liability Company Agreement of CCO LP, LLC, as amended and restated

3.61	Certificate of Formation of CCO NR Holdings, LLC

3.62	Limited Liability Company Agreement of CCO NR Holdings, LLC, as amended and restated

3.63	Certificate of Formation of CCO Purchasing, LLC

3.64	Limited Liability Company Agreement of CCO Purchasing, LLC, as amended and restated

3.65	Certificate of Formation of CCO SoCal I, LLC

3.66	Limited Liability Company Agreement of CCO SoCal I, LLC, as amended and restated

3.67	Certificate of Formation of CCO SoCal II, LLC

3.68	Limited Liability Company Agreement of CCO SoCal II, LLC, as amended and restated

3.69	Certificate of Formation of CCO SoCal Vehicles, LLC

3.70	Limited Liability Company Agreement of CCO SoCal Vehicles, LLC, as amended and restated

3.71	Certificate of Formation of CCO Transfers, LLC

3.72	Limited Liability Company Agreement of CCO Transfers, LLC, as amended and restated

3.73	Certificate of Formation of Charter Advanced Services (AL), LLC

3.74	Limited Liability Company Agreement of Charter Advanced Services (AL), LLC, as amended and restated

3.75	Certificate of Formation of Charter Advanced Services (CA), LLC

3.76	Limited Liability Company Agreement of Charter Advanced Services (CA), LLC, as amended and restated

3.77	Certificate of Formation of Charter Advanced Services (CO), LLC

3.78	Limited Liability Company Agreement of Charter Advanced Services (CO), LLC, as amended and restated

3.79	Certificate of Formation of Charter Advanced Services (CT), LLC

3.80	Limited Liability Company Agreement of Charter Advanced Services (CT), LLC, as amended and restated

3.81	Certificate of Formation of Charter Advanced Services (GA), LLC

3.82	Limited Liability Company Agreement of Charter Advanced Services (GA), LLC, as amended and restated

3.83	Certificate of Formation of Charter Advanced Services (IL), LLC

3.84	Limited Liability Company Agreement of Charter Advanced Services (IL), LLC, as amended and restated

3.85	Certificate of Formation of Charter Advanced Services (IN), LLC

Exhibit	Description

3.86	Limited Liability Company Agreement of Charter Advanced Services (IN), LLC, as amended and restated

3.87	Certificate of Formation of Charter Advanced Services (KY), LLC

3.88	Limited Liability Company Agreement of Charter Advanced Services (KY), LLC, as amended and restated

3.89	Certificate of Formation of Charter Advanced Services (LA), LLC

3.90	Limited Liability Company Agreement of Charter Advanced Services (LA), LLC, as amended and restated

3.91	Certificate of Formation of Charter Advanced Services (MA), LLC

3.92	Limited Liability Company Agreement of Charter Advanced Services (MA), LLC, as amended and restated

3.93	Certificate of Formation of Charter Advanced Services (MD), LLC

3.94	Limited Liability Company Agreement of Charter Advanced Services (MD), LLC, as amended and restated

3.95	Certificate of Formation of Charter Advanced Services (MI), LLC

3.96	Limited Liability Company Agreement of Charter Advanced Services (MI), LLC, as amended and restated

3.97	Certificate of Formation of Charter Advanced Services (MN), LLC

3.98	Limited Liability Company Agreement of Charter Advanced Services (MN), LLC, as amended and restated

3.99	Certificate of Formation of Charter Advanced Services (MO), LLC

3.100	Limited Liability Company Agreement of Charter Advanced Services (MO), LLC, as amended and restated

3.101	Certificate of Formation of Charter Advanced Services (MS), LLC

3.102	Limited Liability Company Agreement of Charter Advanced Services (MS), LLC, as amended and restated

3.103	Certificate of Formation of Charter Advanced Services (MT), LLC

3.104	Limited Liability Company Agreement of Charter Advanced Services (MT), LLC, as amended and restated

3.105	Certificate of Formation of Charter Advanced Services (NC), LLC

3.106	Limited Liability Company Agreement of Charter Advanced Services (NC), LLC, as amended and restated

3.107	Certificate of Formation of Charter Advanced Services (NE), LLC

3.108	Limited Liability Company Agreement of Charter Advanced Services (NE), LLC, as amended and restated

3.109	Certificate of Formation of Charter Advanced Services (NH), LLC

3.110	Limited Liability Company Agreement of Charter Advanced Services (NH), LLC, as amended and restated

Exhibit	Description

3.111	Certificate of Formation of Charter Advanced Services (NV), LLC

3.112	Limited Liability Company Agreement of Charter Advanced Services (NV), LLC, as amended and restated

3.113	Certificate of Formation of Charter Advanced Services (NY), LLC

3.114	Limited Liability Company Agreement of Charter Advanced Services (NY), LLC, as amended and restated

3.115	Certificate of Formation of Charter Advanced Services (OH), LLC

3.116	Limited Liability Company Agreement of Charter Advanced Services (OH), LLC, as amended and restated

3.117	Certificate of Formation of Charter Advanced Services (OR), LLC

3.118	Limited Liability Company Agreement of Charter Advanced Services (OR), LLC, as amended and restated

3.119	Certificate of Formation of Charter Advanced Services (PA), LLC

3.120	Limited Liability Company Agreement of Charter Advanced Services (PA), LLC, as amended and restated

3.121	Certificate of Formation of Charter Advanced Services (SC), LLC

3.122	Limited Liability Company Agreement of Charter Advanced Services (SC), LLC, as amended and restated

3.123	Certificate of Formation of Charter Advanced Services (TN), LLC

3.124	Limited Liability Company Agreement of Charter Advanced Services (TN), LLC, as amended and restated

3.125	Certificate of Formation of Charter Advanced Services (TX), LLC

3.126	Limited Liability Company Agreement of Charter Advanced Services (TX), LLC, as amended and restated

3.127	Certificate of Formation of Charter Advanced Services (UT), LLC

3.128	Limited Liability Company Agreement of Charter Advanced Services (UT), LLC, as amended and restated

3.129	Certificate of Formation of Charter Advanced Services (VA), LLC

3.130	Limited Liability Company Agreement of Charter Advanced Services (VA), LLC, as amended and restated

3.131	Certificate of Formation of Charter Advanced Services (VT), LLC

3.132	Limited Liability Company Agreement of Charter Advanced Services (VT), LLC, as amended and restated

3.133	Certificate of Formation of Charter Advanced Services (WA), LLC

3.134	Limited Liability Company Agreement of Charter Advanced Services (WA), LLC, as amended and restated

3.135	Certificate of Formation of Charter Advanced Services (WI), LLC

3.136	Limited Liability Company Agreement of Charter Advanced Services (WI), LLC, as amended and restated

Exhibit	Description

3.137	Certificate of Formation of Charter Advanced Services (WV), LLC

3.138	Limited Liability Company Agreement of Charter Advanced Services (WV), LLC, as amended and restated

3.139	Certificate of Formation of Charter Advanced Services (WY), LLC

3.140	Limited Liability Company Agreement of Charter Advanced Services (WY), LLC, as amended and restated

3.141	Certificate of Formation of Charter Advanced Services VIII (MI), LLC

3.142	Limited Liability Company Agreement of Charter Advanced Services VIII (MI), LLC, as amended and restated

3.143	Certificate of Formation of Charter Advanced Services VIII (MN), LLC

3.144	Limited Liability Company Agreement of Charter Advanced Services VIII (MN), LLC, as amended and restated

3.145	Certificate of Formation of Charter Advanced Services VIII (WI), LLC

3.146	Limited Liability Company Agreement of Charter Advanced Services VIII (WI), LLC, as amended and restated

3.147	Certificate of Formation of Charter Advertising of Saint Louis, LLC

3.148	Limited Liability Company Agreement of Charter Advertising of Saint Louis, LLC, as amended and restated

3.149	Certificate of Formation of Charter Cable Operating Company, LLC

3.150	Limited Liability Company Agreement of Charter Cable Operating Company, LLC, as amended and restated

3.151	Certificate of Formation of Charter Cable Partners, LLC

3.152	Limited Liability Company Agreement of Charter Cable Partners, LLC, as amended and restated

3.153	Certificate of Formation of Charter Communications Entertainment I, LLC

3.154	Limited Liability Company Agreement of Charter Communications Entertainment I, LLC, as amended and restated

3.155	Certificate of Formation of Charter Communications Entertainment II, LLC

3.156	Limited Liability Company Agreement of Charter Communications Entertainment II, LLC, as amended and restated

3.157	Certificate of Formation of Charter Communications Entertainment, LLC

3.158	Limited Liability Company Agreement of Charter Communications Entertainment, LLC, as amended and restated

3.159	Certificate of Formation of Charter Communications of California, LLC

3.160	Limited Liability Company Agreement of Charter Communications of California, LLC, as amended and restated

3.161	Certificate of Formation of Charter Communications Properties LLC

3.162	Limited Liability Company Agreement of Charter Communications Properties LLC, as amended and restated

3.163	Certificate of Formation of Charter Communications Ventures, LLC

Exhibit	Description

3.164	Limited Liability Company Agreement of Charter Communications Ventures, LLC, as amended and restated

3.165	Certificate of Formation of Charter Communications VI, L.L.C.

3.166	Limited Liability Company Agreement of Charter Communications VI, L.L.C., as amended and restated

3.167	Certificate of Formation of Charter Communications VII, LLC

3.168	Limited Liability Company Agreement of Charter Communications VII, LLC, as amended and restated

3.169	Certificate of Formation of Charter Communications, LLC

3.170	Limited Liability Company Agreement of Charter Communications, LLC, as amended and restated

3.171	Certificate of Formation of Charter Distribution, LLC

3.172	Limited Liability Company Agreement of Charter Distribution, LLC, as amended and restated

3.173	Certificate of Formation of Charter Fiberlink – Alabama, LLC

3.174	Limited Liability Company Agreement of Charter Fiberlink - Alabama, LLC, as amended and restated

3.175	Certificate of Formation of Charter Fiberlink – Georgia, LLC

3.176	Limited Liability Company Agreement of Charter Fiberlink – Georgia, LLC, as amended and restated

3.177	Certificate of Formation of Charter Fiberlink - Illinois, LLC

3.178	Limited Liability Company Agreement of Charter Fiberlink – Illinois, LLC, as amended and restated

3.179	Certificate of Formation of Charter Fiberlink – Maryland II, LLC

3.180	Limited Liability Company Agreement of Charter Fiberlink – Maryland II, LLC, as amended and restated

3.181	Certificate of Formation of Charter Fiberlink – Michigan, LLC

3.182	Limited Liability Company Agreement of Charter Fiberlink – Michigan, LLC, as amended and restated

3.183	Certificate of Formation of Charter Fiberlink – Missouri, LLC

3.184	Limited Liability Company Agreement of Charter Fiberlink – Missouri, LLC, as amended and restated

3.185	Certificate of Formation of Charter Fiberlink – Nebraska, LLC

3.186	Limited Liability Company Agreement of Charter Fiberlink – Nebraska, LLC, as amended and restated

3.187	Certificate of Formation of Charter Fiberlink – Tennessee, LLC

3.188	Limited Liability Company Agreement of Charter Fiberlink – Tennessee, LLC, as amended and restated

3.189	Certificate of Formation of Charter Fiberlink AR-CCVII, LLC

3.190	Limited Liability Company Agreement of Charter Fiberlink AR-CCVII, LLC, as amended and restated

Exhibit	Description

3.191	Certificate of Formation of Charter Fiberlink CA-CCO, LLC

3.192	Limited Liability Company Agreement of Charter Fiberlink CA-CCO, LLC, as amended and restated

3.193	Certificate of Formation of Charter Fiberlink CC VIII, LLC

3.194	Limited Liability Company Agreement of Charter Fiberlink CC VIII, LLC, as amended and restated

3.195	Certificate of Formation of Charter Fiberlink CCO, LLC

3.196	Limited Liability Company Agreement of Charter Fiberlink CCO, LLC, as amended and restated

3.197	Certificate of Formation of Charter Fiberlink CT-CCO, LLC

3.198	Limited Liability Company Agreement of Charter Fiberlink CT-CCO, LLC, as amended and restated

3.199	Certificate of Formation of Charter Fiberlink LA-CCO, LLC

3.200	Limited Liability Company Agreement of Charter Fiberlink LA-CCO, LLC, as amended and restated

3.201	Certificate of Formation of Charter Fiberlink MA-CCO, LLC

3.202	Limited Liability Company Agreement of Charter Fiberlink MA-CCO, LLC, as amended and restated

3.203	Certificate of Formation of Charter Fiberlink MS-CCVI, LLC

3.204	Limited Liability Company Agreement of Charter Fiberlink MS-CCVI, LLC, as amended and restated

3.205	Certificate of Formation of Charter Fiberlink NC-CCO, LLC

3.206	Limited Liability Company Agreement of Charter Fiberlink NC-CCO, LLC, as amended and restated

3.207	Certificate of Formation of Charter Fiberlink NH-CCO, LLC

3.208	Limited Liability Company Agreement of Charter Fiberlink NH-CCO, LLC, as amended and restated

3.209	Certificate of Formation of Charter Fiberlink NV-CCVII, LLC

3.210	Limited Liability Company Agreement of Charter Fiberlink NV-CCVII, LLC, as amended and restated

3.211	Certificate of Formation of Charter Fiberlink NY-CCO, LLC

3.212	Limited Liability Company Agreement of Charter Fiberlink NY-CCO, LLC, as amended and restated

3.213	Certificate of Formation of Charter Fiberlink OH-CCO, LLC

3.214	Limited Liability Company Agreement of Charter Fiberlink OH-CCO, LLC, as amended and restated

3.215	Certificate of Formation of Charter Fiberlink OR-CCVII, LLC

3.216	Limited Liability Company Agreement of Charter Fiberlink OR-CCVII, LLC, as amended and restated

3.217	Certificate of Formation of Charter Fiberlink – Pennsylvania, LLC

3.218	Limited Liability Company Agreement of Charter Fiberlink- Pennsylvania, LLC, as amended and restated

3.219	Certificate of Formation of Charter Fiberlink SC-CCO, LLC

3.220	Limited Liability Company Agreement of Charter Fiberlink SC-CCO, LLC, as amended and restated

3.221	Certificate of Formation of Charter Fiberlink TX-CCO, LLC

Exhibit	Description

3.222	Limited Liability Company Agreement of Charter Fiberlink TX-CCO, LLC, as amended and restated

3.223	Certificate of Formation of Charter Fiberlink VA-CCO, LLC

3.224	Limited Liability Company Agreement of Charter Fiberlink VA-CCO, LLC, as amended and restated

3.225	Certificate of Formation of Charter Fiberlink VT-CCO, LLC

3.226	Limited Liability Company Agreement of Charter Fiberlink VT-CCO, LLC, as amended and restated

3.227	Certificate of Formation of Charter Fiberlink WA-CCVII, LLC

3.228	Limited Liability Company Agreement of Charter Fiberlink WA-CCVII, LLC, as amended and restated

3.229	Certificate of Formation of Charter Helicon, LLC

3.230	Limited Liability Company Agreement of Charter Helicon, LLC, as amended and restated

3.231	Certificate of Formation of Charter Home Security, LLC

3.232	Limited Liability Company Agreement of Charter Home Security, LLC, as amended and restated

3.233	Certificate of Formation of Charter Leasing Holding Company, LLC

3.234	Limited Liability Company Agreement of Charter Leasing Holding Company, LLC, as amended and restated

3.235	Certificate of Formation of Charter Leasing of Wisconsin, LLC

3.236	Limited Liability Company Agreement of Charter Leasing of Wisconsin, LLC, as amended and restated

3.237	Certificate of Formation of Charter RMG, LLC

3.238	Limited Liability Company Agreement of Charter RMG, LLC, as amended and restated

3.239	Certificate of Formation of Charter Stores FCN, LLC

3.240	Limited Liability Company Agreement of Charter Stores FCN, LLC, as amended and restated

3.241	Certificate of Formation of Charter Video Electronics, LLC

3.242	Limited Liability Company Agreement of Charter Video Electronics, LLC, as amended and restated

3.243	Certificate of Formation of Falcon Cable Communications, LLC

3.244	Limited Liability Company Agreement of Falcon Cable Communications, LLC, as amended and restated

3.245	Certificate of Limited Partnership of Falcon Cable Media, a California Limited Partnership

3.246	Limited Partnership Agreement of Falcon Cable Media, a California Limited Partnership, as amended and restated

3.247	Certificate of Limited Partnership of Falcon Cable Systems Company II, L.P.

3.248	Limited Partnership Agreement of Falcon Cable Systems Company II, L.P., as amended and restated

3.249	Certificate of Limited Partnership of Falcon Cablevision, a California Limited Partnership

3.250	Limited Partnership Agreement of Falcon Cablevision, a California Limited Partnership, as amended and restated

Exhibit	Description

3.251**	Certificate of Limited Partnership of Falcon Community Cable, L.P.

3.252**	Limited Partnership Agreement of Falcon Community Cable, L.P., as amended and restated

3.253**	Certificate of Limited Partnership of Falcon Community Ventures I Limited Partnership

3.254**	Limited Partnership Agreement of Falcon Community Ventures I Limited Partnership, as amended and restated

3.255**	Certificate of Formation of Falcon First Cable of the Southeast, LLC

3.256**	Limited Liability Company Agreement of Falcon First Cable of the Southeast, LLC, as amended and restated

3.257**	Certificate of Formation of Falcon First, LLC

3.258**	Limited Liability Company Agreement of Falcon First, LLC, as amended and restated

3.259**	Certificate of Limited Partnership of Falcon Telecable, a California Limited Partnership

3.260**	Limited Partnership Agreement of Falcon Telecable, a California Limited Partnership, as amended and restated

3.261**	Certificate of Limited Partnership of Falcon Video Communications, L.P.

3.262**	Limited Partnership Agreement of Falcon Video Communications, L.P., as amended and restated

3.263**	Certificate of Limited Partnership of Helicon Partners I, L.P.

3.264**	Limited Partnership Agreement of Helicon Partners I, L.P., as amended and restated

3.265**	Certificate of Formation of Hometown T.V., LLC

3.266**	Limited Liability Company Agreement of Hometown T.V., LLC, as amended and restated

3.267**	Certificate of Formation of HPI Acquisition Co. LLC

3.268**	Limited Liability Company Agreement of HPI Acquisition Co. LLC, as amended and restated

3.269**	Certificate of Formation of Interlink Communications Partners, LLC

3.270**	Limited Liability Company Agreement of Interlink Communications Partners, LLC, as amended and restated

3.271**	Certificate of Formation of Long Beach, LLC

3.272**	Limited Liability Company Agreement of Long Beach, LLC, as amended and restated

3.273**	Certificate of Formation of Marcus Cable Associates, L.L.C.

3.274**	Limited Liability Company Agreement of Marcus Cable Associates, L.L.C., as amended and restated

3.275**	Certificate of Formation of Marcus Cable of Alabama, L.L.C.

3.276**	Limited Liability Company Agreement of Marcus Cable of Alabama, L.L.C., as amended and restated

3.277**	Certificate of Formation of Marcus Cable, LLC

3.278**	Limited Liability Company Agreement of Marcus Cable, LLC, as amended and restated

3.279**	Certificate of Formation of Midwest Cable Communications, LLC

3.280**	Limited Liability Company Agreement of Midwest Cable Communications, LLC, as amended and restated

3.281**	Certificate of Limited Partnership of Peachtree Cable TV, L.P.

Exhibit	Description

3.282**	Limited Partnership Agreement of Peachtree Cable TV, L.P., as amended and restated

3.283**	Certificate of Formation of Peachtree Cable TV, LLC

3.284**	Limited Liability Company Agreement of Peachtree Cable TV, LLC, as amended and restated

3.285**	Certificate of Formation of Phone Transfers (AL), LLC

3.286**	Limited Liability Company Agreement of Phone Transfers (AL), LLC, as amended and restated

3.287**	Certificate of Formation of Phone Transfers (CA), LLC

3.288**	Limited Liability Company Agreement of Phone Transfers (CA), LLC, as amended and restated

3.289**	Certificate of Formation of Phone Transfers (GA), LLC

3.290**	Limited Liability Company Agreement of Phone Transfers (GA), LLC, as amended and restated

3.291**	Certificate of Formation of Phone Transfers (NC), LLC

3.292**	Limited Liability Company Agreement of Phone Transfers (NC), LLC, as amended and restated

3.293**	Certificate of Formation of Phone Transfers (TN), LLC

3.294**	Limited Liability Company Agreement of Phone Transfers (TN), LLC, as amended and restated

3.295**	Certificate of Formation of Phone Transfers (VA), LLC

3.296**	Limited Liability Company Agreement of Phone Transfers (VA), LLC, as amended and restated

3.297**	Certificate of Formation of Renaissance Media LLC

3.298**	Limited Liability Company Agreement of Renaissance Media LLC, as amended and restated

3.299**	Certificate of Formation of Rifkin Acquisition Partners, LLC

3.300**	Limited Liability Company Agreement of Rifkin Acquisition Partners, LLC, as amended and restated

3.301**	Certificate of Formation of Robin Media Group, LLC

3.302**	Limited Liability Company Agreement of Robin Media Group, LLC, as amended and restated

3.303**	Certificate of Formation of Scottsboro TV Cable, LLC

3.304**	Limited Liability Company Agreement of Scottsboro TV Cable, LLC, as amended and restated

3.305**	Certificate of Limited Partnership of The Helicon Group, L.P.

3.306**	Limited Partnership Agreement of The Helicon Group, L.P., as amended and restated

3.307**	Certificate of Formation of Vista Broadband Communications, LLC

3.308**	Limited Liability Company Agreement of Vista Broadband Communications, LLC, as amended and restated

3.309**	Certificate of Formation of VOIP Transfers (AL), LLC

3.310**	Limited Liability Company Agreement of VOIP Transfers (AL), LLC, as amended and restated

3.311**	Certificate of Formation of VOIP Transfers (CA), LLC

3.312**	Limited Liability Company Agreement of VOIP Transfers (CA) LLC, as amended and restated

3.313**	Certificate of Formation of VOIP Transfers (GA), LLC

3.314**	Limited Liability Company Agreement of VOIP Transfers (GA), LLC, as amended and restated

3.315**	Certificate of Formation of VOIP Transfers (NC), LLC

Exhibit	Description

3.316**	Limited Liability Company Agreement of VOIP Transfers (NC), LLC, as amended and restated

3.317**	Certificate of Formation of VOIP Transfers (TN), LLC

3.318**	Limited Liability Company Agreement of VOIP Transfers (TN), LLC, as amended and restated

3.319**	Certificate of Formation of VOIP Transfers (VA), LLC

3.320**	Limited Liability Company Agreement of VOIP Transfers (VA), LLC, as amended and restated

3.321**	Certificate of Formation of AdCast North Carolina Cable Advertising, LLC

3.322**	Limited Liability Company Agreement of AdCast North Carolina Cable Advertising, LLC, as amended and restated

3.323**	Certificate of Formation of Alabanza LLC

3.324**	Limited Liability Company Agreement of Alabanza LLC, as amended and restated

3.325**	Certificate of Formation of America’s Job Exchange LLC

3.326**	Limited Liability Company Agreement of America’s Job Exchange LLC, as amended and restated

3.327**	Certificate of Formation of DukeNet Communications Holdings, LLC

3.328**	Limited Liability Company Agreement of DukeNet Communications Holdings, LLC, as amended and restated

3.329**	Certificate of Formation of DukeNet Communications, LLC

3.330**	Limited Liability Company Agreement of DukeNet Communications, LLC, as amended and restated

3.331**	Certificate of Formation of ICI Holdings, LLC

3.332**	Limited Liability Company Agreement of ICI Holdings, LLC, as amended and restated

3.333**	Certificate of Formation of Insight Blocker LLC

3.334**	Limited Liability Company Agreement of Insight Blocker LLC, as amended and restated

3.335**	Certificate of Formation of Insight Capital LLC

3.336**	Limited Liability Company Agreement of Insight Capital LLC, as amended and restated

3.337**	Certificate of Limited Partnership of Insight Communications Company, L.P.

3.338**	Limited Partnership Agreement of Insight Communications Company, L.P., as amended and restated

3.339**	Certificate of Formation of Insight Communications Midwest, LLC

3.340**	Limited Liability Company Agreement of Insight Communications Midwest, LLC, as amended and restated

3.341**	Certificate of Formation of Insight Communications of Central Ohio, LLC

3.342**	Limited Liability Company Agreement of Insight Communications of Central Ohio, LLC, as amended and restated

3.343**	Certificate of Limited Partnership of Insight Communications of Kentucky, L.P.

3.344**	Limited Partnership Agreement of Insight Communications of Kentucky, L.P., as amended and restated

3.345**	Certificate of Formation of Insight Interactive, LLC

3.346**	Limited Liability Company Agreement of Insight Interactive, LLC, as amended and restated

Exhibit	Description

3.347**	Certificate of Formation of Insight Kentucky Capital, LLC

3.348**	Limited Liability Company Agreement of Insight Kentucky Capital, LLC, as amended and restated

3.349**	Certificate of Limited Partnership of Insight Kentucky Partners I, L.P.

3.350**	Limited Partnership Agreement of Insight Kentucky Partners I, L.P., as amended and restated

3.351**	Certificate of Limited Partnership of Insight Kentucky Partners II, L.P.

3.352**	Limited Partnership Agreement of Insight Kentucky Partners II, L.P., as amended and restated

3.353**	Certificate of Formation of Insight Midwest Holdings, LLC

3.354**	Limited Liability Company Agreement of Insight Midwest Holdings, LLC, as amended and restated

3.355**	Certificate of Limited Partnership of Insight Midwest, L.P.

3.356**	Limited Partnership Agreement of Insight Midwest, L.P., as amended and restated

3.357**	Certificate of Formation of Insight Phone of Indiana, LLC

3.358**	Limited Liability Company Agreement of Insight Phone of Indiana, LLC, as amended and restated

3.359**	Certificate of Formation of Insight Phone of Kentucky, LLC

3.360**	Limited Liability Company Agreement of Insight Phone of Kentucky, LLC, as amended and restated

3.361**	Certificate of Formation of Insight Phone of Ohio, LLC

3.362**	Limited Liability Company Agreement of Insight Phone of Ohio, LLC, as amended and restated

3.363**	Certificate of Formation of Interactive Cable Services, LLC

3.364**	Limited Liability Company Agreement of Interactive Cable Services, LLC, as amended and restated

3.365**	Certificate of Formation of Intrepid Acquisition LLC

3.366**	Limited Liability Company Agreement of Intrepid Acquisition LLC, as amended and restated

3.367**	Certificate of Formation of NaviSite LLC

3.368**	Limited Liability Company Agreement of NaviSite LLC, as amended and restated

3.369**	Certificate of Formation of New Wisconsin Procurement LLC

3.370**	Limited Liability Company Agreement of New Wisconsin Procurement LLC, as amended and restated

3.371**	Certificate of Formation of Oceanic Time Warner Cable LLC

3.372**	Limited Liability Company Agreement of Oceanic Time Warner Cable LLC, as amended and restated

3.373**	Certificate of Formation of Parity Assets LLC

3.374**	Limited Liability Company Agreement of Parity Assets LLC, as amended and restated

3.375**	Certificate of Formation of Time Warner Cable Business LLC

3.376**	Limited Liability Company Agreement of Time Warner Cable Business LLC, as amended and restated

3.377**	Certificate of Formation of Time Warner Cable Enterprises LLC

3.378**	Limited Liability Company Agreement of Time Warner Cable Enterprises LLC, as amended and restated

3.379**	Certificate of Formation of Time Warner Cable Information Services (Alabama), LLC

Exhibit	Description

3.380**	Limited Liability Company Agreement of Time Warner Cable Information Services (Alabama), LLC, as amended and restated

3.381**	Certificate of Formation of Time Warner Cable Information Services (Arizona), LLC

3.382**	Limited Liability Company Agreement of Time Warner Cable Information Services (Arizona), LLC, as amended and restated

3.383**	Certificate of Formation of Time Warner Cable Information Services (California), LLC

3.384**	Limited Liability Company Agreement of Time Warner Cable Information Services (California), LLC, as amended and restated

3.385**	Certificate of Formation of Time Warner Cable Information Services (Colorado), LLC

3.386**	Limited Liability Company Agreement of Time Warner Cable Information Services (Colorado), LLC, as amended and restated

3.387**	Certificate of Formation of Time Warner Cable Information Services (Hawaii), LLC

3.388**	Limited Liability Company Agreement of Time Warner Cable Information Services (Hawaii), LLC, as amended and restated

3.389**	Certificate of Formation of Time Warner Cable Information Services (Idaho), LLC

3.390**	Limited Liability Company Agreement of Time Warner Cable Information Services (Idaho), LLC, as amended and restated

3.391**	Certificate of Formation of Time Warner Cable Information Services (Illinois), LLC

3.392**	Limited Liability Company Agreement of Time Warner Cable Information Services (Illinois), LLC, as amended and restated

3.393**	Certificate of Formation of Time Warner Cable Information Services (Indiana), LLC

3.394**	Limited Liability Company Agreement of Time Warner Cable Information Services (Indiana), LLC, as amended and restated

3.395**	Certificate of Formation of Time Warner Cable Information Services (Kansas), LLC

3.396**	Limited Liability Company Agreement of Time Warner Cable Information Services (Kansas), LLC, as amended and restated

3.397**	Certificate of Formation of Time Warner Cable Information Services (Kentucky), LLC

3.398**	Limited Liability Company Agreement of Time Warner Cable Information Services (Kentucky), LLC, as amended and restated

3.399**	Certificate of Formation of Time Warner Cable Information Services (Maine), LLC

3.400**	Limited Liability Company Agreement of Time Warner Cable Information Services (Maine), LLC, as amended and restated

3.401**	Certificate of Formation of Time Warner Cable Information Services (Massachusetts), LLC

3.402**	Limited Liability Company Agreement of Time Warner Cable Information Services (Massachusetts), LLC, as amended and restated

3.403**	Certificate of Formation of Time Warner Cable Information Services (Michigan), LLC

3.404**	Limited Liability Company Agreement of Time Warner Cable Information Services (Michigan), LLC, as amended and restated

3.405**	Certificate of Formation of Time Warner Cable Information Services (Missouri), LLC

Exhibit	Description

3.406**	Limited Liability Company Agreement of Time Warner Cable Information Services (Missouri), LLC, as amended and restated

3.407**	Certificate of Formation of Time Warner Cable Information Services (Nebraska), LLC

3.408**	Limited Liability Company Agreement of Time Warner Cable Information Services (Nebraska), LLC, as amended and restated

3.409**	Certificate of Formation of Time Warner Cable Information Services (New Hampshire), LLC

3.410**	Limited Liability Company Agreement of Time Warner Cable Information Services (New Hampshire), LLC, as amended and restated

3.411**	Certificate of Formation of Time Warner Cable Information Services (New Jersey), LLC

3.412**	Limited Liability Company Agreement of Time Warner Cable Information Services (New Jersey), LLC, as amended and restated

3.413**	Certificate of Formation of Time Warner Cable Information Services (New Mexico), LLC

3.414**	Limited Liability Company Agreement of Time Warner Cable Information Services (New Mexico), LLC, as amended and restated

3.415**	Certificate of Formation of Time Warner Cable Information Services (New York), LLC

3.416**	Limited Liability Company Agreement of Time Warner Cable Information Services (New York), LLC, as amended and restated

3.417**	Certificate of Formation of Time Warner Cable Information Services (North Carolina), LLC

3.418**	Limited Liability Company Agreement of Time Warner Cable Information Services (North Carolina), LLC, as amended and restated

3.419**	Certificate of Formation of Time Warner Cable Information Services (Ohio), LLC

3.420**	Limited Liability Company Agreement of Time Warner Cable Information Services (Ohio), LLC, as amended and restated

3.421**	Certificate of Formation of Time Warner Cable Information Services (Pennsylvania), LLC

3.422**	Limited Liability Company Agreement of Time Warner Cable Information Services (Pennsylvania), LLC, as amended and restated

3.423**	Certificate of Formation of Time Warner Cable Information Services (South Carolina), LLC

3.424**	Limited Liability Company Agreement of Time Warner Cable Information Services (South Carolina), LLC, as amended and restated

3.425**	Certificate of Formation of Time Warner Cable Information Services (Tennessee), LLC

3.426**	Limited Liability Company Agreement of Time Warner Cable Information Services (Tennessee), LLC, as amended and restated

3.427**	Certificate of Formation of Time Warner Cable Information Services (Texas), LLC

3.428**	Limited Liability Company Agreement of Time Warner Cable Information Services (Texas), LLC, as amended and restated

3.429**	Certificate of Formation of Time Warner Cable Information Services (Virginia), LLC

3.430**	Limited Liability Company Agreement of Time Warner Cable Information Services (Virginia), LLC, as amended and restated

3.431**	Certificate of Formation of Time Warner Cable Information Services (Washington), LLC

Exhibit	Description

3.432**	Limited Liability Company Agreement of Time Warner Cable Information Services (Washington), LLC, as amended and restated

3.433**	Certificate of Formation of Time Warner Cable Information Services (West Virginia), LLC

3.434**	Limited Liability Company Agreement of Time Warner Cable Information Services (West Virginia), LLC, as amended and restated

3.435**	Certificate of Formation of Time Warner Cable Information Services (Wisconsin), LLC

3.436**	Limited Liability Company Agreement of Time Warner Cable Information Services (Wisconsin), LLC, as amended and restated

3.437**	Certificate of Formation of Time Warner Cable International LLC

3.438**	Limited Liability Company Agreement of Time Warner Cable International LLC, as amended and restated

3.439**	Certificate of Formation of Time Warner Cable Internet Holdings III LLC

3.440**	Limited Liability Company Agreement of Time Warner Cable Internet Holdings III LLC, as amended and restated

3.441**	Certificate of Formation of Time Warner Cable Internet Holdings LLC

3.442**	Limited Liability Company Agreement of Time Warner Cable Internet Holdings LLC, as amended and restated

3.443**	Certificate of Formation of Time Warner Cable Internet LLC

3.444**	Limited Liability Company Agreement of Time Warner Cable Internet LLC, as amended and restated

3.445**	Certificate of Formation of Time Warner Cable Media LLC

3.446**	Limited Liability Company Agreement of Time Warner Cable Media LLC, as amended and restated

3.447**	Certificate of Formation of Time Warner Cable Midwest LLC

3.448**	Limited Liability Company Agreement of Time Warner Cable Midwest LLC, as amended and restated

3.449**	Certificate of Formation of Time Warner Cable New York City LLC

3.450**	Limited Liability Company Agreement of Time Warner Cable New York City LLC, as amended and restated

3.451**	Certificate of Formation of Time Warner Cable Northeast LLC

3.452**	Limited Liability Company Agreement of Time Warner Cable Northeast LLC, as amended and restated

3.453**	Certificate of Formation of Time Warner Cable Pacific West LLC

3.454**	Limited Liability Company Agreement of Time Warner Cable Pacific West LLC, as amended and restated

3.455**	Certificate of Formation of Time Warner Cable Services LLC

3.456**	Limited Liability Company Agreement of Time Warner Cable Services LLC, as amended and restated

3.457**	Certificate of Formation of Time Warner Cable Southeast LLC

3.458**	Limited Liability Company Agreement of Time Warner Cable Southeast LLC, as amended and restated

Exhibit	Description

3.459**	Certificate of Formation of Time Warner Cable Sports LLC

3.460**	Limited Liability Company Agreement of Time Warner Cable Sports LLC, as amended and restated

3.461**	Certificate of Formation of Time Warner Cable Texas LLC

3.462**	Limited Liability Company Agreement of Time Warner Cable Texas LLC, as amended and restated

3.463**	Certificate of Formation of TWC Administration LLC

3.464**	Limited Liability Company Agreement of TWC Administration LLC, as amended and restated

3.465**	Certificate of Formation of TWC Communications, LLC

3.466**	Limited Liability Company Agreement of TWC Communications, LLC, as amended and restated

3.467**	Certificate of Formation of TWC Digital Phone LLC

3.468**	Limited Liability Company Agreement of TWC Digital Phone LLC, as amended and restated

3.469**	Certificate of Formation of TWC Media Blocker LLC

3.470**	Limited Liability Company Agreement of TWC Media Blocker LLC, as amended and restated

3.471**	Certificate of Formation of Time Warner Cable, LLC

3.472**	Limited Liability Company Agreement of Time Warner Cable, LLC, as amended and restated

3.473**	Certificate of Formation of TWC News and Local Programming Holdco LLC

3.474**	Limited Liability Company Agreement of TWC News and Local Programming Holdco LLC, as amended and restated

3.475**	Certificate of Formation of TWC News and Local Programming LLC

3.476**	Limited Liability Company Agreement of TWC News and Local Programming LLC, as amended and restated

3.477**	Certificate of Formation of TWC Regional Sports Network I LLC

3.478**	Limited Liability Company Agreement of TWC Regional Sports Network I LLC, as amended and restated

3.479**	Certificate of Formation of TWC Security LLC

3.480**	Limited Liability Company Agreement of TWC Security LLC, as amended and restated

3.481**	Certificate of Formation of TWC SEE Holdco LLC

3.482**	Limited Liability Company Agreement of TWC SEE Holdco LLC, as amended and restated

3.483**	Certificate of Formation of TWC Wireless LLC

3.484**	Limited Liability Company Agreement of TWC Wireless LLC, as amended and restated

3.485**	Certificate of Formation of TWC/Charter Dallas Cable Advertising, LLC

3.486**	Limited Liability Company Agreement of TWC/Charter Dallas Cable Advertising, LLC, as amended and restated

3.487**	Certificate of Formation of TWC/Charter Green Bay Cable Advertising, LLC

3.488**	Limited Liability Company Agreement of TWC/Charter Green Bay Cable Advertising, LLC, as amended and restated

Exhibit	Description

3.489**	Certificate of Formation of TWC/Charter Los Angeles Cable Advertising, LLC

3.490**	Limited Liability Company Agreement of TWC/Charter Los Angeles Cable Advertising, LLC, as amended and restated

3.491**	Certificate of Formation of TWCIS Holdco LLC

3.492**	Limited Liability Company Agreement of TWCIS Holdco LLC, as amended and restated

3.493**	Certificate of Formation of Wisconsin Procurement Holdco LLC

3.494**	Limited Liability Company Agreement of Wisconsin Procurement Holdco LLC, as amended and restated

3.495**	Certificate of Formation of BHN Home Security Services, LLC

3.496**	Limited Liability Company Agreement of BHN Home Security Services, LLC, as amended and restated

3.497**	Certificate of Formation of BHN Spectrum Investments, LLC

3.498**	Limited Liability Company Agreement of BHN Spectrum Investments, LLC, as amended and restated

3.499**	Certificate of Formation of Bright House Networks, LLC

3.500**	Limited Liability Company Agreement of Bright House Networks, LLC, as amended and restated

3.501**	Certificate of Formation of Bright House Networks Information Services (Alabama), LLC

3.502**	Limited Liability Company Agreement of Bright House Networks Information Services (Alabama), LLC, as amended and restated

3.503**	Certificate of Formation of Bright House Networks Information Services (California), LLC

3.504**	Limited Liability Company Agreement of Bright House Networks Information Services (California), LLC, as amended and restated

3.505**	Certificate of Formation of Bright House Networks Information Services (Florida), LLC

3.506**	Limited Liability Company Agreement of Bright House Networks Information Services (Florida), LLC, as amended and restated

3.507**	Certificate of Formation of Bright House Networks Information Services (Indiana), LLC

3.508**	Limited Liability Company Agreement of Bright House Networks Information Services (Indiana), LLC, as amended and restated

3.509**	Certificate of Formation of Bright House Networks Information Services (Michigan), LLC

3.510**	Limited Liability Company Agreement of Bright House Networks Information Services (Michigan), LLC, as amended and restated

4.1*	Indenture, dated as of July 23, 2015, among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp. and CCO Safari II, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Charter Communications, Inc. on July 27, 2015 (File No. 001-33664))

4.2*	First Supplemental Indenture, dated as of July 23, 2015, relating to the the 3.579% Senior Secured Notes due 2020, 4.464% Senior Secured Notes due 2022, 4.908% Senior Secured Notes due 2025, 6.384% Senior Secured Notes due 2035, 6.484% Senior Secured Notes due 2045 and 6.834% Senior Secured Notes due 2055 (including forms of such notes as exhibits thereto), among CCO Safari II, LLC, as escrow issuer, CCH II, LLC, as limited guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed by Charter Communications, Inc. on July 27, 2015 (File No. 001-33664))

Exhibit	Description

4.3*	Second Supplemental Indenture, dated as of May 18, 2016, by and among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., CCO Safari II, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.4*	Indenture, dated as of May 10, 2011, by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K of Charter Communications, Inc. filed on May 13, 2011 (File No. 001-33664))

4.5*	Third Supplemental Indenture, dated as of January 26, 2012, relating to the 6.625% Senior Notes due 2022 (including the form of such note as an exhibit thereto) by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K of Charter Communications, Inc. filed on February 1, 2012 (File No. 001-33664))

4.6*	Fourth Supplemental Indenture, dated August 22, 2012, relating to the 5.25% Senior Notes due 2022 (including the form of such note as an exhibit thereto) by and among CCO Holdings, LLC, CCO Holdings Capital Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 10.1 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on November 6, 2012 (File No. 001-33664))

4.7*	Fifth Supplemental Indenture, dated December 17, 2012, relating to the 5.125% Senior Notes due 2023 (including the form of such note as an exhibit thereto) by and among CCO Holdings, LLC, CCO Holdings Capital Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 10.9 to the annual report on Form 10-K of Charter Communications, Inc. filed February 22, 2013 (File No. 001-33664))

4.8*	Sixth Supplemental Indenture, dated as of March 14, 2013, relating to the 5.25% Senior Notes due 2021 (including the form of such note as an exhibit thereto), by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Charter Communications, Inc. filed March 15, 2013 (File No. 001-33664))

4.9*	Seventh Supplemental Indenture, dated as of March 14, 2013, relating to the 5.75% senior notes due 2023 (including the form of such note as an exhibit thereto), by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K of Charter Communications, Inc. filed March 15, 2013 (File No. 001-33664))

4.10*	Eighth Supplemental Indenture, dated as of May 3, 2013, relating to the 5.75% senior notes due 2024 (including the form of such note as an exhibit thereto), by and among CCO Holdings, LLC and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 10.7 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on May 7, 2013 (File No. 001-33664))

4.11*	Indenture, dated as of November 5, 2014, by and among CCO Holdings, LLC, CCO Holdings Capital Corp. and CCOH Safari, LLC, as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K of Charter Communications, Inc. filed on November 10, 2014 (File No. 001-33664)).

Exhibit	Description

4.12*	Third Supplemental Indenture, dated as of April 21, 2015, relating to the 5.125% Senior Notes due 2023 (including the form of such note as an exhibit thereto), among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Charter Communications, Inc. on April 22, 2015 (File No. 001-33664))

4.13*	Fourth Supplemental Indenture, dated as of April 21, 2015, relating to the 5.375% Senior Notes due 2025 (including the form of such note as an exhibit thereto), among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed by Charter Communications, Inc. on April 22, 2015 (File No. 001-33664))

4.14*	Fifth Supplemental Indenture, dated as of April 21, 2015, relating to the 5.875% Senior Notes due 2027, among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to the current report on Form 8-K filed by Charter Communications, Inc. on April 22, 2015 (File No. 001-33664))

4.15*	Sixth Supplemental Indenture, dated as of February 19, 2016, relating to the 5.875% Senior Notes due 2024, among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Charter Communications, Inc. on February 22, 2016 (File No. 001-33664))

4.16*	Seventh Supplemental Indenture, dated as of April 21, 2016, relating to the 5.50% Senior Notes due 2026, among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to the current report on Form 8-K of Charter Communications, Inc. filed April 27, 2016)

4.17*	Indenture, dated as of November 20, 2015, among CCO Holdings, LLC, CCO Holdings Capital Corp. and CCOH Safari, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Charter Communications, Inc. on November 25, 2015 (File No. 001-33664))

4.18*	First Supplemental Indenture, dated as of November 20, 2015, relating to the 5.75% Senior Notes due 2026 (including the form of such note as an exhibit thereto), between CCOH Safari, LLC, as escrow issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed by Charter Communications, Inc. on November 25, 2015 (File No. 001-33664))

4.19*	Second Supplemental Indenture, dated as of May 18, 2016, by and among CCO Holdings, LLC, CCO Holdings Capital Corp., CCOH Safari, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.3 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.20*	Third Supplemental Indenture, dated as of May 18, 2016, by and among CCO Holdings, LLC, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated herein by reference to Exhibit 4.2 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.21*	Exchange and Registration Rights Agreement, dated July 23, 2015, relating to the 3.579% Senior Secured Notes due 2020, 4.464% Senior Secured Notes due 2022, 4.908% Senior Secured Notes due 2025, 6.384% Senior Secured Notes due 2035, 6.484% Senior Secured Notes due 2045 and 6.834% Senior Secured Notes due 2055, between CCO Safari II, LLC and Goldman, Sachs & Co., Credit

Exhibit	Description
Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and UBS Securities LLC, as representatives of the several Purchasers (as defined therein) (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed by Charter Communications, Inc. on July 27, 2015 (File No. 001-33664))

4.22*	Exchange and Registration Rights Agreement, dated as of April 21, 2015 relating to the 5.125% Senior Notes due 2023, among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Purchasers (as defined therein) (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed by Charter Communications, Inc. on April 22, 2015 (File No. 001-33664))

4.23*	Exchange and Registration Rights Agreement, dated as of April 21, 2015, relating to the 5.375% Senior Notes due 2025, among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Purchasers (as defined therein) (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K filed by Charter Communications, Inc. on April 22, 2015 (File No. 001-33664))

4.24*	Exchange and Registration Rights Agreement, dated as of April 21, 2015, relating to the 5.875% Senior Notes due 2027, among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Purchasers (as defined therein) (incorporated by reference to Exhibit 10.3 to the current report on Form 8-K filed by Charter Communications, Inc. on April 22, 2015 (File No. 001-33664))

4.25*	Exchange and Registration Rights Agreement, dated November 20, 2015 relating to the 5.750% Senior Notes due 2026, between CCOH Safari, LLC and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Deutsche Bank Securities Inc., as representatives of the several Purchasers (as defined therein) (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed by Charter Communications, Inc. on November 25, 2015 (File No. 001-33664))

4.26*	Exchange and Registration Rights Agreement, dated February 19, 2016, relating to the 5.875% Senior Notes due 2024, among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Purchasers (as defined therein) (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed by Charter Communications, Inc. on February 22, 2016 (File No. 001-33664))

4.27*	Exchange and Registration Rights Agreement, dated April 21, 2016, relating to the 5.500% Senior Notes due 2026, among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several Purchasers (as defined therein) (incorporated herein by reference to Exhibit 10.2 to the current report on Form 8-K of Charter Communications, Inc. filed April 27, 2016 (File No. 001-33664)

Exhibit	Description

4.28*	Joinder Agreement to Exchange and Registration Rights Agreement, dated as of May 18, 2016, by and among CCO Safari II, LLC, CCH II, LLC, Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., CCO Holdings, LLC and the other guarantors party thereto (incorporated herein by reference to Exhibit 10.1 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.29*	Joinder Agreement to Exchange and Registration Rights Agreement, dated as of May 18, 2016, by CCO Holdings, LLC and CCO Holdings Capital Corp (incorporated herein by reference to Exhibit 10.2 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.30*	Indenture, dated as of April 30, 1992 (the “TWCE Indenture”), as amended by the First Supplemental Indenture, dated as of June 30, 1992, among Time Warner Entertainment Company, L.P. (“TWE”), Time Warner Companies, Inc. (“TWCI”), certain of TWCI’s subsidiaries that are parties thereto and The Bank of New York, as Trustee (incorporated herein by reference to Exhibits 10(g) and 10(h) to TWCI’s current report on Form 8-K dated June 26, 1992 and filed with the SEC on July 15, 1992 (File No. 001-8637))

4.31*	Second Supplemental Indenture to the TWCE Indenture, dated as of December 9, 1992, among TWE, TWCI, certain of TWCI’s subsidiaries that are parties thereto and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to TWE’s Registration Statement on Form S-4 dated and filed with the SEC on October 25, 1993 (Registration No. 33-67688) (the “TWE October 25, 1993 Registration Statement”))

4.32*	Third Supplemental Indenture to the TWCE Indenture, dated as of October 12, 1993, among TWE, TWCI, certain of TWCI’s subsidiaries that are parties thereto and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.3 to the TWE October 25, 1993 Registration Statement)

4.33*	Fourth Supplemental Indenture to the TWCE Indenture, dated as of March 29, 1994, among TWE, TWCI, certain of TWCI’s subsidiaries that are parties thereto and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.4 to TWE’s Annual Report on Form 10-K for the year ended December 31, 1993 and filed with the SEC on March 30, 1994 (File No. 001-12878))

4.34*	Fifth Supplemental Indenture to the TWCE Indenture, dated as of December 28, 1994, among TWE, TWCI, certain of TWCI’s subsidiaries that are parties thereto and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.5 to TWE’s Annual Report on Form 10-K for the year ended December 31, 1994 and filed with the SEC on March 30, 1995 (File No. 001-12878))

4.35*	Sixth Supplemental Indenture to the TWCE Indenture, dated as of September 29, 1997, among TWE, TWCI, certain of TWCI’s subsidiaries that are parties thereto and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.7 to Historic TW Inc.’s (“Historic TW”) Annual Report on Form 10-K for the year ended December 31, 1997 and filed with the SEC on March 25, 1998 (File No. 001-12259) (the “Time Warner 1997 Form 10-K”))

4.36*	Seventh Supplemental Indenture to the TWCE Indenture, dated as of December 29, 1997, among TWE, TWCI, certain of TWCI’s subsidiaries that are parties thereto and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.8 to the Time Warner 1997 Form 10-K)

4.37*	Eighth Supplemental Indenture to the TWCE Indenture, dated as of December 9, 2003, among Historic TW, TWE, Warner Communications Inc. (“WCI”), American Television and Communications Corporation (“ATC”), TWC and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.10 to Time Warner Inc.’s (“Time Warner”) Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-15062))

4.38*	Ninth Supplemental Indenture to the TWCE Indenture, dated as of November 1, 2004, among Historic TW, TWE, Time Warner NY Cable Inc., WCI, ATC, TWC and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.1 to Time Warner’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-15062))

Exhibit	Description

4.39*	Tenth Supplemental Indenture to the TWCE Indenture, dated as of October 18, 2006, among Historic TW, TWE, TW NY Cable Holding Inc. (“TW NY”), Time Warner NY Cable LLC (“TW NY Cable”), TWC, WCI, ATC and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.1 to Time Warner’s current report on Form 8-K dated and filed October 18, 2006 (File No. 001-15062))

4.40*	Eleventh Supplemental Indenture to the TWCE Indenture, dated as of November 2, 2006, among TWE, TW NY, TWC and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 99.1 to Time Warner’s current report on Form 8-K dated and filed November 2, 2006 (File No. 001-15062))

4.41*	Twelfth Supplemental Indenture to the TWCE Indenture, dated as of September 30, 2012, among Time Warner Cable Enterprises LLC (“TWCE”), TWC, TW NY, Time Warner Cable Internet Holdings II LLC (“TWC Internet Holdings II”) and The Bank of New York Mellon, as trustee, supplementing the Indenture dated April 30, 1992, as amended (incorporated herein by reference to Exhibit 4.2 to TWC’s current report on Form 8-K dated September 30, 2012 and filed with the SEC on October 1, 2012 (File No. 1-33335) (the “TWC September 30, 2012 Form 8-K”))

4.42*	Thirteenth Supplemental Indenture to the TWCE Indenture, dated as of May 18, 2016, among TWCE, the guarantors party thereto and The Bank of New York Mellon (formerly known as the Bank of New York), as Trustee (incorporated herein by reference to Exhibit 4.4 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.43*	Indenture, dated as of April 9, 2007 (the “TWC Indenture”), among TWC, TW NY, TWE and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.1 to TWC’s current report on Form 8-K dated April 4, 2007 and filed with the SEC on April 9, 2007 (File No. 001-33335) (the “TWC April 4, 2007 Form 8-K”))

4.44*	First Supplemental Indenture to the TWC Indenture, dated as of April 9, 2007, among TWC, TW NY, TWE and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.2 to the TWC April 4, 2007 Form 8-K)

4.45*	Second Supplemental Indenture to the TWC Indenture, dated as of September 30, 2012, among TWC, TW NY, TWCE, TWC Internet Holdings II and The Bank of New York Mellon, as trustee, supplementing the Indenture dated April 9, 2007, as amended (incorporated herein by reference to Exhibit 4.1 to the TWC September 30, 2012 Form 8-K)

4.46*	Third Supplemental Indenture to the TWC Indenture, dated as of May 18, 2016, by and among TWC, TWC NewCo LLC and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (incorporated by reference to Exhibit 4.5 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.47*	Fourth Supplemental Indenture to the TWC Indenture, dated as of May 18, 2016, by and among TWC NewCo LLC, the guarantors party thereto and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (incorporated by reference to Exhibit 4.6 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.48*	Form of TWC 5.85% Exchange Notes due 2017 (included as Exhibit B to the First Supplemental Indenture incorporated herein by reference to Exhibit 4.2 to the TWC April 4, 2007 Form 8-K)

4.49*	Form of TWC 6.55% Exchange Debentures due 2037 (included as Exhibit C to the First Supplemental Indenture incorporated herein by reference to Exhibit 4.2 to the TWC April 4, 2007 Form 8-K)

4.50*	Form of TWC 6.75% Notes due 2018 (incorporated herein by reference to Exhibit 4.2 to TWC’s current report on Form 8-K dated June 16, 2008 and filed with the SEC on June 19, 2008 (File No. 001-33335) (the “TWC June 16, 2008 Form 8-K”))

Exhibit	Description

4.51*	Form of TWC 7.30% Debentures due 2038 (incorporated herein by reference to Exhibit 4.3 to the TWC June 16, 2008 Form 8-K)

4.52*	Form of TWC 8.75% Notes due 2019 (incorporated herein by reference to Exhibit 4.2 to TWC’s current report on Form 8-K dated November 13, 2008 and filed with the SEC on November 18, 2008) (File No. 001-33335)

4.53*	Form of TWC 8.25% Notes due 2019 (incorporated herein by reference to Exhibit 4.2 to TWC’s current report on Form 8-K dated March 23, 2009 and filed with the SEC on March 26, 2009 (File No. 001-33335))

4.54*	Form of TWC 6.75% Debentures due 2039 (incorporated herein by reference to Exhibit 4.1 to TWC’s current report on Form 8-K dated June 24, 2009 and filed with the SEC on June 29, 2009 (File No. 1-33335))

4.55*	Form of TWC 3.5% Notes due 2015 (incorporated herein by reference to Exhibit 4.1 to TWC’s current report on Form 8-K dated December 8, 2009 and filed with the SEC on December 11, 2009 (File No. 001-33335 (the “TWC December 8,2009 Form 8-K”))

4.56*	Form of TWC 5.0% Notes due 2020 (incorporated herein by reference to Exhibit 4.2 to the TWC December 8, 2009 Form 8-K)

4.57*	Form of TWC 4.125% Notes due 2021 (incorporated herein by reference to Exhibit 4.1 to TWC’s current report on Form 8-K dated November 9, 2010 and filed with the SEC on November 15, 2010 (File No. 001-33335) (the “TWC November 9, 2010 Form 8-K”))

4.58*	Form of TWC 5.875% Debentures due 2040 (incorporated herein by reference to Exhibit 4.2 to the TWC November 9, 2010 Form 8-K)

4.59*	Form of TWC 5.75% Note due 2031 (incorporated herein by reference to Exhibit 4.1 to TWC’s current report on Form 8-K dated and filed with the SEC on May 26, 2011 (File No. 001-33335))

4.60*	Form of TWC 4% Note due 2021 (incorporated herein by reference to Exhibit 4.1 to TWC’s current report on Form 8-K dated September 7, 2011 and filed with the SEC on September 12, 2011 (File No. 001-33335) (the “TWC September 7, 2011 Form 8-K”))

4.61*	Form of TWC 5.5% Debenture due 2041 (incorporated herein by reference to Exhibit 4.2 to the TWC September 7, 2011 Form 8-K)

4.62*	Form of TWC 4.5% Debenture due 2042 (incorporated herein by reference to Exhibit 4.1 to TWC’s current report on Form 8-K dated August 7, 2012 and filed with the SEC on August 10, 2012 (File No. 001-33335))

4.63*	Form of TWC 5.25% Note due 2042 (incorporated herein by reference to Exhibit 4.1 to TWC’s current report on Form 8-K dated and filed with the SEC on June 27, 2012 (File No. 001-33335))

5.1	Legal Opinion of Kirkland & Ellis LLP

10.1*	Operating Agreement of Charter Communications Holdings, LLC (“Charter Holdings”), dated as of May 18, 2016, by and among Charter Holdings, Charter, A/N and the other party or parties thereto (incorporated herein by reference to Exhibit 10.1 to the current report on Form 8-K of Charter Communications, Inc. filed May 19, 2016)

10.2*	Exchange Agreement, dated as of May 18, 2016, by and among Charter Holdings, Charter, A/N and the other party or parties thereto (incorporated herein by reference to Exhibit 10.2 to the current report on Form 8-K of Charter Communications, Inc. filed May 19, 2016)

10.3*	Registration Rights Agreement, dated as of May 18, 2016, by and among Charter, A/N and Liberty Broadband Corporation (incorporated herein by reference to Exhibit 10.3 to the current report on Form 8-K of Charter Communications, Inc. filed May 19, 2016)

Exhibit	Description

10.4*	Tax Receivables Agreement, dated as of May 18, 2016, by and among Charter, A/N and the other party or parties thereto (incorporated herein by reference to Exhibit 10.4 to the current report on Form 8-K of Charter Communications, Inc. filed May 19, 2016)

10.5*	Amended and Restated Employment Agreement, dated as of May 17, 2016, between Charter and Thomas M. Rutledge (incorporated herein by reference to Exhibit 10.5 to the current report on Form 8-K of Charter Communications, Inc. filed May 19, 2016)

10.6*	Charter Amended and Restated 2009 Stock Incentive Plan, as amended through May 18, 2016 (incorporated herein by reference to Exhibit 10.6 to the current report on Form 8-K of Charter Communications, Inc. filed May 19, 2016)

10.7*	Incremental Activation Notice, dated as of May 18, 2016, by and among Charter Communications Operating, LLC, CCO Holdings, LLC, the subsidiary guarantors party thereto, Bank of America, N.A., as administrative agent and the lenders party thereto (incorporated herein by reference to Exhibit 10.4 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016)

10.8*	Restatement Agreement dated as of May 18, 2016, by and among Charter Communications Operating, LLC, CCO Holdings, LLC, the subsidiary guarantors party thereto, Bank of America, N.A., as administrative agent and the lenders party thereto (incorporated herein by reference to Exhibit 10.5 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016)

10.9*	Collateral Agreement, dated as of May 18, 2016, by Charter Communications Operating, LLC, Charter Communications Operating Capital Corp. and the other grantors party thereto in favor of The Bank of New York Mellon Trust Company, N.A., as collateral agent (incorporated herein by reference to Exhibit 10.6 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016)

10.10*	First Lien Intercreditor Agreement, dated as of May 18, 2016, by and among Charter Communications Operating, LLC, the other grantors party thereto, Bank of America, N.A., as credit agreement collateral agent for the credit agreement secured parties, The Bank of New York Mellon Trust Company, N.A., as notes collateral agent for the indenture secured parties, and each additional agent from time to time party thereto (incorporated herein by reference to Exhibit 10.7 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016)

10.11*	Time Warner Cable Inc. 2006 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.45 to TWC’s current report on Form 8-K dated February 13, 2007 and filed with the SEC on February 13, 2007)

10.12*	Time Warner Cable Inc. 2006 Stock Incentive Plan, as amended, effective March 12, 2009 (incorporated herein by reference to Exhibit 10.1 to TWC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009)

10.13*	Time Warner Cable Inc. 2011 Stock Incentive Plan (incorporated herein by reference to Annex A to TWC’s definitive Proxy Statement dated April 6, 2011 and filed with the SEC on April 6, 2011).

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Kirkland & Ellis, LLP (included with Exhibit 5.1)

23.2	Consent of KPMG LLP (St. Louis, MO) relating to the audit report on the financial statements of Charter Communications, Inc.

23.3	Consent of Ernst & Young LLP (New York, NY) relating to the audit report on the financial statements of Time Warner Cable Inc.

23.4	Consent of KPMG LLP (New York, NY) relating to the audit report on the financial statements of Bright House Networks, LLC

Exhibit	Description

24.1	Powers of Attorney (included on the signature pages of this Form S-4 and incorporated by reference)

25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to the indenture, dated as of July 23, 2015, among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp. and CCO Safari II, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent

99.1	Form of Letter of Instruction

*	Incorporated by reference and not filed herewith.
**	To be filed by amendment.